As filed with the Securities and Exchange Commission on April 6, 2022
Registration No. 333-257583

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KATAPULT HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	7359	81-4424170
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
5204 Tennyson Parkway, Suite 500
Plano, TX 75024
(833) 528-2785
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Orlando Zayas
Chief Executive Officer
5204 Tennyson Parkway, Suite 500
Plano, TX 75024
(833) 528-2785
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Nicole Brookshire
Rupa Briggs
Cooley LLP
55 Hudson Yards
New York, NY 10001
Tel: (212) 479-6000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Katapult Holdings, Inc. (the “Company”), a Delaware corporation, filed a Registration Statement on Form S-1 on June 30, 2021, which was declared effective on September 9, 2021 (as amended and supplemented, the “Registration Statement”). This Post-Effective Amendment No. 1 to Form S-1 (the “Post-Effective Amendment”) is being filed to update the Registration Statement to include information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and certain other information.
The information included in this filing amends the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION — DATED APRIL 6, 2022
57,071,540 Shares of Common Stock
Up to 12,832,500 Shares of Common Stock Issuable Upon Exercise of the Warrants
Up to 332,500 Warrants

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of (i) up to 57,071,540 shares of our common stock, par value $0.0001 per share (“Common Stock”) and (ii) up to 332,500 warrants (the “Private Placement Warrants”) originally issued in a private placement in connection with the initial public offering (an “IPO”) of FinServ (as defined below). We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders pursuant to this prospectus.
Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares. The Selling Securityholders may sell the shares of Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the shares in the section entitled “Plan of Distribution.”
In addition, this prospectus relates to the issuance by us of up to an aggregate of 12,832,500 shares of our Common Stock which consists of (i) 332,500 shares of Common Stock that are issuable upon the exercise of the Private Placement Warrants and (ii) 12,500,000 shares of Common Stock that are issuable upon the exercise of 12,500,000 warrants (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”) originally issued in the IPO of FinServ. We will receive the proceeds from any exercise of any Warrants for cash.
We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Common Stock or Warrants. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Common Stock or Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders pursuant to this prospectus. We provide more information about how the Selling Securityholders may sell the shares or Warrants in the section entitled “Plan of Distribution.”
Our Common Stock and our Public Warrants are listed on the Nasdaq Capital Market (“Nasdaq”), under the symbols “KPLT” and “KPLTW,” respectively. On March 29, 2022, the closing price of our Common Stock was $2.50 and the closing price for our Public Warrants was $0.3301.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our Common Stock involves a high degree of risks. See the section entitled “Risk Factors” beginning on page 9 of this prospectus to read about factors you should consider before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is ________, 2022.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.
Unless the context indicates otherwise, references in this prospectus to the “Company,” “Katapult,” “we,” “us,” “our” and similar terms refer to Katapult Holdings, Inc. (f/k/a FinServ Acquisition Corp.), a Delaware corporation, and its consolidated subsidiaries. References to “FinServ” refer to the Company prior to the consummation of the Merger (as defined herein).
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of any Warrants. We will receive proceeds from any exercise of the Warrants for cash.
Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this prospectus, including statements regarding our opportunity, our future results of operations and financial condition, business strategy, and plans and objectives of management for future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “anticipate,” “assume” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “should,” “will,” “would,” or the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to, statements concerning the following:
•execution of our business strategy, including launching new product offerings and expanding information and technology capabilities;
•our market opportunity and our ability to acquire new customers and retain existing customers;
•general economic conditions in the markets where we operate, the cyclical nature of consumer spending, and seasonal sales and spending patterns of customers;
•failure to realize the anticipated benefits of the business combination with FinServ Acquisition Corp.;
•factors affecting consumer spending that are not under our control, including, among others, levels of employment, disposable consumer income, prevailing interest rates, consumer debt and availability of credit, pandemics (such as COVID-19), consumer confidence in future economic conditions and political conditions, and consumer perceptions of personal well-being and security;
•risks relating to uncertainty of our estimates of market opportunity and forecasts of market growth;
•risks related to the concentration of a significant portion of our business with a single merchant partner, or type of merchant or industry;
•the effects of competition on our future business;
•the impact of the COVID-19 pandemic and its effect on our business;
•reliability of our platform and effectiveness of our risk model;
•protecting confidential, proprietary or sensitive information, including confidential information about consumers, and privacy or data breaches, including by cyber-attacks or similar disruptions;
•ability to attract and retain employees, executive officers or directors;
•meeting future liquidity requirements and comply with restrictive covenants related to long-term indebtedness;
•effectively responding to general economic and business conditions;
•obtain additional capital, including equity or debt financing;
•enhance future operating and financial results;
•anticipate rapid technological changes;
•comply with laws and regulations applicable to our business, including laws and regulations related to rental purchase transactions;

•stay abreast of modified or new laws and regulations applying to our business, including rental purchase transactions and privacy regulations;
•maintaining relationships with merchant partners;
•respond to uncertainties associated with product and service development and market acceptance;
•anticipating the impact of new U.S. federal income tax law;
•that we have identified material weaknesses in our internal control over financial reporting which, if not corrected, could affect the reliability of our consolidated financial statements;
•successfully defend litigation;
•litigation, regulatory matters, complaints, adverse publicity and/or misconduct by employees, vendors and/or service providers; and
•other events or factors, including those resulting from civil unrest, war, foreign invasions (including the conflict involving Russia and Ukraine), terrorism, or public health crises, or responses to such events.
Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this this prospectus or the documents incorporated by reference herein. Other sections of this prospectus may include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements, events, or circumstances. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations. You should read this prospectus and the documents that we have filed as exhibits to this registration statement with the understanding that our actual future results, levels of activity, performance, and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.
Investors and others should note that we may announce material business and financial information to our investors using our investor relations website (ir.katapultholdings.com), our filings with the SEC, webcasts, press releases and conference calls. We use these mediums, including our website, to communicate with investors and the general public about our company, our products, and other issues. It is possible that the information that we make available on our website may be deemed to be material information. We therefore encourage investors and others interested in our company to review the information that we make available on our website. The contents of our website are not incorporated into this filing. We have included our investor relations website address only as an inactive textual reference and do not intend it to be an active link to our website.

SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus or the documents incorporated by reference herein. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus, the registration statement of which this prospectus is a part and the documents incorporated by reference herein carefully, including the information set forth under the heading “Risk Factors” and our financial statements.
The Company
We are an e-commerce focused financial technology company offering e-commerce point-of-sale (“POS”) lease-purchase options for non-prime U.S. consumers. Our fully-digital, next-generation technology platform provides non-prime consumers with a flexible lease purchase option to enable them to obtain durable goods from our network of e-commerce merchants.
Background
On June 9, 2021 (the “Closing Date”), Katapult Holdings, Inc., a Delaware corporation (formerly known as FinServ Acquisition Corp.) (prior to the effective time of the Second Merger (as defined below) (the “Second Effective Time”), “FinServ” and after the Second Effective Time, the “Company” or “Katapult”), consummated the Merger (the “Closing”) pursuant to that certain Agreement and Plan of Merger, dated December 18, 2020 (the “Merger Agreement”), by and among FinServ, Keys Merger Sub 1, Inc., a Delaware corporation and wholly owned subsidiary of FinServ (“Merger Sub 1”), Katapult Intermediate Holdings LLC (formerly known as Keys Merger Sub 2, LLC), a Delaware limited liability company and wholly owned subsidiary of FinServ (“Merger Sub 2”), Katapult Holdings, Inc., a Delaware corporation (“Katapult”), and Orlando Zayas, in his capacity as the representative of all Pre-Closing Holders (as defined in the Merger Agreement).
Pursuant to the terms of the Merger Agreement, a business combination between Katapult and FinServ was effected on June 9, 2021 through the merger of Merger Sub 1 with and into Katapult, with Katapult surviving the merger as a wholly owned subsidiary of FinServ (the “First Merger”), followed immediately by the merger of the resulting company with and into Merger Sub 2, with Merger Sub 2 surviving the merger as a wholly owned subsidiary of FinServ (the “Second Merger” and collectively with the First Merger, and the other transactions contemplated by the Merger Agreement, the “Merger” or the “Business Combination”). At the effective time of the First Merger (the “First Effective Time”), each share of Katapult common stock (including common stock to be issued as a result of the conversion of Katapult preferred stock in connection with the merger) that is issued and outstanding immediately prior to the First Effective Time (other than dissenting shares and unvested Katapult restricted shares that will not vest in connection with the merger) was cancelled and converted into the right to receive the applicable portion of the merger consideration, in accordance with an allocation schedule to be provided by Katapult, consisting of (i) cash consideration, as determined under the Merger Agreement, (ii) a number of shares of our common stock equal to (a) $833.0 million (subject to adjustment in accordance with the terms of the Merger Agreement and net of the value of all previously existing Katapult options to be converted into new options), minus the aggregate amount of cash paid in clause (i), divided by (b) 10 and (iii) the applicable portion of the 7,500,000 restricted shares of our common stock that will vest upon, among other things, the achievement of certain earn-out thresholds prior to the sixth anniversary of the closing of the Merger.
On June 9, 2021, a number of purchasers (each, a “Subscriber” and collectively, the “Subscribers” or “PIPE Investors”) purchased from us an aggregate of 15,000,000 shares of FinServ Class A Common Stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $150,000,000 (the “PIPE Investment”), pursuant to separate subscription agreements entered into effective as of December 18, 2020 (each a “Subscription Agreement”). Pursuant to the Subscription Agreements, we gave certain registration rights to the Subscribers with respect to the PIPE Shares. The sale of the PIPE Shares was consummated concurrently with the Closing.
Our Common Stock and our Warrants are currently traded on the Nasdaq Capital Market (“Nasdaq”) under the symbols “KPLT” and “KPLTW,” respectively.

The rights of holders of our Common Stock and Warrants are governed by our second amended and restated certificate of incorporation (the “Amended and Restated Charter”), our amended and restated bylaws (the “Amended and Restated Bylaws”) and the Delaware General Corporation Law (the “DGCL”), and in the case of the Warrants, the Warrant Agreement (as defined below) dated as of October 31, 2019, duly executed and delivered by us to Continental Stock Transfer & Trust Company (“CST”), a New York corporation, as warrant agent. See the section entitled “Description of Securities.”
Summary Risk Factors
Our business is subject to a number of risks of which you should be aware before making a decision to invest in our securities. The summarized risks described below are not the only risks that we face. The following summarized risks as well as risks and uncertainties not currently known to us or that we currently deem to be immaterial may materially and adversely affect our business, results of operations, financial condition, earnings per share, cash flow or the trading price of our common stock. These summarized risks include, among others, the following:
Risks Related to Our Business, Strategy and Growth
•A large percentage of our gross originations is concentrated with Wayfair and we may be unable to attract additional merchant partners as well as retain and grow our relationships with our existing merchant partners.
•Our success depends on the effective implementation and continued execution of our strategies.
•The success of our business is dependent on factors affecting consumer spending that are not under our control.
•Unexpected changes caused by macro conditions, such as inflation could cause our proprietary algorithms and decisioning tools used in approving customers to no longer be indicative of customer's ability to perform.
•Our estimates of market opportunity and forecasts of market growth may prove to be inaccurate, and even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.
•We rely on the accuracy of third-party data, and inaccuracies in such data could adversely impact our approval process.
•The success and growth of our business depends upon our ability to continuously innovate and develop new products and technologies.
•To the extent that we seek to grow through future acquisitions, or other strategic investments or alliances, we may not be able to do so effectively.
Risks Related to Our Indebtedness
•We have substantial indebtedness, which reduce our capability to withstand adverse developments or business conditions.
•Our credit facility includes restrictive covenants, which could limit our flexibility and our ability to make distributions.
•A change in control as defined by our credit agreement could accelerate our obligation to pay our outstanding indebtedness, and we may not have sufficient liquid assets at that time to repay these amounts.
Financial Risks Related to Our Business
•We have a history of operating losses and may not sustain profitability in the future.

•Our revenue and operating results may fluctuate, which could result in a decline in our profitability and make it more difficult for us to grow our business.
•We rely on card issuers or payment processors which could put us at risk of suspensions or terminations of our registrations.
•We have experienced rapid growth, which may be difficult to sustain and which may place significant demands on our operational, administrative, and financial resources.
•Our ability to use our net operating loss carry forwards and certain other tax attributes may be limited.
Risks Related to Our Technology and Our Platform
•Our results depend on more prominent presentation, integration, and support of our platform by our merchants.
•Real or perceived software errors, failures, bugs, defects, or outages could have adverse effects.
•Any significant disruption in, or errors in, service on our platform or relating to vendors could prevent us from processing transactions on our platform or posting payments and have a material and adverse effect.
•Our ability to protect our confidential, proprietary, or sensitive information, including the confidential information of consumers on our platform, may be adversely affected by cyber-attacks, employee or other internal misconduct, computer viruses, physical or electronic break-ins, or similar disruptions.
•We may be at risk of identity fraud, which may adversely affect the performance of the lease-to-own transactions facilitated through our platform.
Legal and Compliance Risks
•Failure or perceived failure to comply with existing or future laws, regulations, contracts, self-regulatory schemes, standards, and other obligations related to data privacy and security (including security incidents) could harm our business. Compliance or the actual or perceived failure to comply with such obligations could increase the costs of our products or services, limit their use or adoption, and otherwise negatively affect our operating results and business.
•We are subject to securities litigation, which is expensive and could divert management attention and adversely impact our business.
•Our independent registered public accounting firm identified material weaknesses in our internal control over financial reporting in connection with the audit of our financial statements as of and for the fiscal years ended December 31, 2021, 2020 and 2019, and we may identify additional material weaknesses in the future.
•Changes to tax laws or exposure to additional tax liabilities may have a negative impact on our operating results.
•We may be subject to legal proceedings from time to time which seek material damages.
Operational Risks Related to Our Business
•Failure to effectively manage our costs could have a material adverse effect on our profitability.
•Negative publicity about us or our industry could adversely affect our business, results of operations, financial condition, and future prospects.
•Misconduct and errors by our employees, vendors, and service providers could harm our business and reputation.

•The loss of the services of any of our executive officers could materially and adversely affect our business, results of operations, financial condition, and future prospects.
•Our business depends on our ability to attract and retain highly skilled employees.
•The COVID-19 pandemic has impacted our working environment and diverted personnel resources and any prolonged effects of the pandemic may adversely impact our operations and employees.
Other Risks
•Our management has limited experience in operating a public company.
•We will continue to incur increased costs as a result of operating as a public company, and our management will devote substantial time to new compliance initiatives.
•Future sales, or the perception of future sales, by us or our stockholders in the public market could cause the market price for our Common Stock to decline.
•The price of our securities may change significantly in the future and you could lose all or part of your investment as a result.
Additional Information
Katapult’s principal executive offices are located at Katapult Holdings, Inc., 5204 Tennyson Parkway, Suite 500, Plano, TX 75024, and Katapult’s telephone number is (833) 528-2785. Our website address is www.katapult.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it is a part.

THE OFFERING

Issuer	Katapult Holdings, Inc.

Shares of Common Stock offered by us	12,832,500 shares of Common Stock issuable upon exercise of the Warrants.

Shares of Common Stock offered by the Selling Securityholders	Up to 69,904,040 shares of Common Stock.

Warrants Offered by the Selling Securityholders	Up to 332,500 Private Placement Warrants.

Shares of Common Stock outstanding prior to exercise of all Warrants	98,126,012 shares of Common Stock (as of March 29, 2022). 7,499,997 of these shares of Common Stock constitute Earnout Shares (as defined in the Merger Agreement) which will vest upon the achievement of certain thresholds prior to the third anniversary of the Closing.

Shares of Common Stock outstanding assuming exercise of all Warrants	110,958,512 shares of Common Stock (based on total shares outstanding as of March 29, 2022).

Use of Proceeds
We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders. We will receive up to an aggregate of approximately $147.6 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes, which may include temporary or permanent repayment of our outstanding indebtedness. See “Use of Proceeds.”

Redemption	The Warrants are redeemable in certain circumstances. See “Description of Securities — Redeemable Warrants” for further discussion.

Market for Common Stock and Warrants	Our common stock and Warrants are currently traded on the Nasdaq under the symbols “KPLT” and “KPLTW,” respectively.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.
For additional information concerning the offering, see “Plan of Distribution.”

RISK FACTORS
Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.
Risks Relating to Our Business and Industry
Risks Related to Our Business, Strategy and Growth
A large percentage of our gross originations is concentrated with a single merchant partner, and the loss of this merchant partner or any other key merchant relationship or partner would materially and adversely affect our business, results of operations, financial condition, and future prospects.
We depend on continued relationships with Wayfair and other key merchant partners. Our top merchant partner, Wayfair, represented approximately 63%, 70% and 60% of our gross origination dollars for the fiscal years ended December 31, 2021, 2020 and 2019, respectively. Our top ten merchant partners in the aggregate represented approximately 90%, 90%, and 87% of our gross origination dollars for the fiscal years ended December 31, 2021, 2020 and 2019, respectively. There can be no guarantee that these relationships will continue or, if they do continue, that these relationships will continue to be successful. There is a risk that we may lose merchants for a variety of reasons, including a failure to meet key contractual or commercial requirements, or if merchant partners shift to in-house solutions (including providing a service competitive to us) or competitor providers.
The concentration of a significant portion of our business and transaction volume with a single merchant or a limited number of merchants exposes us disproportionately to events, circumstances, or risks such single merchant, such as Wayfair, or other key merchants, such as risk impacting their industry, business and results of operations related to COVID-19, supply chain issues (including availability of raw materials from Russia and Ukraine), consumer spending changes, inflation, access to capital markets, labor shortages or other risks they may be facing with respect to their industry, business or results of operations. For example, supply chain issues due to disruptions from the COVID-19 pandemic and inflation have been and could continue to negatively impact our merchant partners. If our key merchant partners, in particular Wayfair, are unable to acquire new customers or retain existing customers or are negatively impacted by the ongoing COVID-19 supply chain disruptions this would impact our results of operations, financial condition and future prospects.
The loss of Wayfair as a merchant partner, in particular, would materially and adversely affect our business, results of operations, financial condition, and future prospects. In addition, a material modification in the merchant agreement with Wayfair or a significant merchant partner could affect our results of operations, financial condition, and future prospects.
We also depend on continued relationships with key partners that assist in obtaining and maintaining our relationships with merchants. There is a risk that e-commerce platforms with which we partner (such as Shopify, BigCommerce, WooCommerce, and Magneto) may limit or prevent Katapult from being offered as a payment option at checkout. We also face the risk that our key partners could become competitors of our business.
If Wayfair or another key merchant partner chooses to no longer partner with us or choose to partner with a competitor, this loss would materially and adversely affect our business, results of operations, financial condition and future prospects.

If we are unable to attract additional merchant partners and retain and grow our relationships with our existing merchant partners, our results of operations, financial condition, and prospects would be materially and adversely affected.
Our continued success is dependent on our ability to maintain our relationship with our existing merchant partners and grow our gross originations (which we define as the retail price of the merchandise associated with lease-purchase agreements entered into through the Katapult platform and do not represent revenue earned) from those existing merchant partners through their e-commerce platforms, and also to expand our merchant partner base. Our ability to retain and grow our relationships with merchant partners depends on the willingness of our merchant partners to partner with us. The attractiveness of our platform to merchant partners depends upon, among other things, our brand and reputation, ability to sustain our value proposition to merchant partners for consumer acquisition, the attractiveness to merchant partners of our digital and data-driven platform, the services, products and customer decisioning standards offered by our competitors; and our ability to perform under, and maintain, our merchant partner agreements.
In addition, competition for smaller merchant partners has intensified significantly in recent years, with many such merchant partners simultaneously offering several products and services that compete directly with the products and services offered by us. Having a diversified mix of merchant partners is important to mitigate risk associated with changing consumer spending behavior, economic conditions and other factors that may affect a particular type of retailer. If we fail to retain any of our larger merchant partners or a substantial number of our smaller merchant partners, if we do not acquire new merchant partners, if we do not continually grow our gross originations from our merchant partners, or if we are not able to retain a diverse mix of merchant partners, our results of operations, financial condition, and prospects would be materially and adversely affected.
Our success depends on the effective implementation and continued execution of our strategies.
We are focused on our mission to provide innovative lease financing solutions to non-prime consumers and to enable everyday transactions at the merchant point of sale.
Growth of our business, including through the launch of new product offerings, requires us to invest in or expand our information and technology capabilities, engage and retain experienced management, and otherwise incur additional costs. Our inability to address these concerns or otherwise to achieve targeted results associated with our initiatives could adversely affect our results of operations, or negatively impact our ability to successfully execute future strategies, which may result in an adverse impact on our business and financial results.
The success of our business is dependent on factors affecting consumer spending that are not under our control.
Consumer spending is affected by general economic conditions and other factors including levels of employment, disposable consumer income, prevailing interest rates, consumer debt and availability of credit, costs of fuel, inflation, recession and fears of recession, war and fears of war (including the conflict involving Russia and Ukraine), pandemics (such as COVID-19), inclement weather, tariff policies, tax rates and rate increases, timing of receipt of tax refunds, consumer confidence in future economic conditions and political conditions, and consumer perceptions of personal well-being and security. With respect to availability of credit, our business may be adversely impacted by, among other issues, where other consumer finance companies increase the availability of credit to our target consumer market. Unfavorable changes in factors affecting discretionary spending for non-prime consumers could reduce demand for our products and services resulting in lower revenue and negatively impacting the business and our financial results.
Inflation has recently increased at the fastest pace in nearly 40 years. Food, energy, residential rent, and other costs have increased, reflecting a tight labor market and supply chain issues. In addition to reducing demand for our products, high levels of inflation may unfavorably impact our customers' ability to make the payments they owe us, resulting in increased customer payment delinquencies and lease merchandise write-offs and decreased gross margins.

Unexpected changes caused by macro conditions, such as inflation could cause our proprietary algorithms and decisioning tools used in approving customers to no longer be indicative of our customer's ability to perform.
We believe our proprietary lease decisioning processes to be a key to the success of our business. The decisioning processes assume behavior and attributes observed for prior customers, among other factors, are indicative of performance by our future customers. Unexpected changes in behavior caused by macro conditions, including, for example, widespread and prolonged supply chain disruptions, the expiration of government stimulus payments and/or the significant increase in inflation in the U.S. which has reached levels not seen in 40 years, the U.S. economy experiencing a prolonged recession and/or job losses or increased job absenteeism for hourly employees who are our customers, related to the COVID-19 pandemic and changes in customer behavior relating thereto, may lead to increased incidence and costs related to impairment of property held for lease. Due to the nature and novelty of the crisis, and levels of inflation not experienced in decades, our decisioning process will likely require frequent adjustments and the application of greater management judgment in the interpretation and adjustment of the results produced by our decisioning tools. These decisioning tools may be unable to accurately predict and respond to the impact of a prolonged economic downturn or changes to customer behaviors, which in turn may limit the ability of our business to manage risk, avoid charge-offs and may result in insufficient reserves.
If we fail to maintain customer satisfaction and trust in our brand, our business, results of operations, financial condition, and prospects would be materially and adversely affected.
We provide an additional option for consumers seeking to purchase durable goods from e-commerce merchant partners. If consumers do not trust our brand or do not have a positive experience, they will not use our products and services and be unable to attract or retain merchant partners. In addition, our ability to attract new consumers and merchant partners is highly dependent on our reputation and on positive recommendations from our existing customers and merchant partners. Any failure to maintain a consistently high level of customer service, or a market perception that we do not maintain high-quality customer service, would adversely affect our reputation and the number of positive customer referrals that we receive and the number of new and repeat customers. As a result, our business, results of operations, financial condition, and prospects would be materially and adversely affected.
If we are unable to attract new consumers and retain and grow our relationships with our existing consumers, our results of operations, financial condition, and prospects would be materially and adversely affected.
Our continued success depends on our ability to generate repeat use and increased gross originations from existing customers and to attract new consumers to our platform. Our ability to retain and grow our relationships with our consumers depends on the willingness of consumers to use our products and services. The attractiveness of our data-driven platform to consumers depends upon, among other things, the number and variety of our merchant partners and the mix of products and services available through our platform, our brand and reputation, customer experience and satisfaction, trust and perception of the value we provide, technological innovation, and the services, products and customer decisioning standards offered by our competitors. If we fail to retain our relationship with existing customers, if we do not attract new consumers to our platform, products and services, or if we do not continually expand usage, repeat customers and gross originations, our results of operations, financial condition, and prospects would be materially and adversely affected.
We operate in a highly competitive industry, and their inability to compete successfully would materially and adversely affect our results of operations, financial condition, and prospects.
We operate in a highly competitive industry. We face competition from a variety of businesses and new market entrants, including competitors with lease-to-own products for e-commerce goods and other types of digital payment platforms. We face competition from virtual lease-to-own companies, e-commerce retailers (including those that offer layaway programs and title or installment lending), online sellers of used merchandise, and various types of consumer finance companies that may enable our customers to shop at online retailers, as well as with online rental stores that do not offer their customers a purchase option. These competitors may have significantly greater financial and operating resources, greater name recognition and more developed products and services, which may allow them to grow faster. Greater name recognition, or better public perception of a competitor’s reputation, may help the competitor divert market share. Some competitors may be willing to offer competing products on an unprofitable basis (or may have looser decisioning standards or be willing to relax their decisioning standards) in an effort to gain market share, which could compel us to match their pricing strategy or lose business. Moreover, prime lenders may loosen their underwriting standards and provide credit to non-prime consumers, which would impact the credit quality of our customers and our business and results of operations. In addition, some of our competitors may be willing to lease certain types of products that we will not agree to lease, enter into customer leases that have services, as opposed to goods, as a significant portion of the lease value, or engage in other practices related to pricing, compliance, and other areas that we will not, in an effort to gain market share at our expense. Our business relies heavily on relationships with our merchant partners. An increase in competition could cause our merchant partners to no longer offer our product and services in favor of our competitors, or to offer our product and the products of our competitors simultaneously, which could slow growth in our business and limit or reduce profitability. Merchant partners could also develop their own in house product that competes with our product. Furthermore, virtual lease to own competitors may deploy different business models, such as direct-to-consumer strategies, that forego reliance on merchant partner relationships that may prove to be more successful.
Our estimates of market opportunity and forecasts of market growth may prove to be inaccurate, and even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.
Our market opportunity estimates, including the size of the virtual lease to own market, and expectations about market growth are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. Even if the markets in which we compete meet our size estimates and growth expectations, our business could fail to grow for a variety of reasons, which could adversely affect our results of operations.
We rely on the accuracy of third-party data, and inaccuracies in such data could adversely impact our approval process.
We use data from third parties as part of our proprietary risk model used to assess whether a consumer qualifies for a lease purchase option from a merchant. We are reliant on these third parties to ensure that the data they provide is accurate. Inaccurate data could cause us to not approve transactions that otherwise would have been approved, or instead, approve transactions that would have otherwise been denied and may lead to a higher incidence of bad debts and could have an adverse impact on our results of operations and financial condition.
The success and growth of our business depends upon our ability to continuously innovate and develop new products and technologies.
Our solution is a technology-driven platform that relies on innovation to remain competitive. The process of developing new technologies and products is complex, and we build our own technology, using the latest in artificial intelligence and machine learning (“AI/ML”), cloud-based technologies, and other tools to differentiate our products and technologies. In addition, our dedication to incorporating technological advancements into our platform requires significant financial and personnel resources and talent. Our development efforts with respect to these initiatives could distract management from current operations and could divert capital and other resources from other growth initiatives important to our business. We operate in an industry experiencing rapid technological change and frequent product introductions. We may not be able to make technological improvements as quickly as demanded by our consumers and merchants, which could harm our ability to attract consumers and merchants. In addition, we may not be able to effectively implement new technology-driven products and services as quickly as competitors or be successful in marketing these products and services to consumers and merchants. If we are unable to successfully and timely innovate and continue to deliver a superior merchant and consumer experience, the demand for our products and technologies may decrease and our growth, business, results of operations, financial condition, and future prospects could be materially and adversely affected.
Further, we use AI/ML in many aspects of our business, including fraud, credit risk analysis, and product personalization. The AI/ML models that we use are trained using various data sets. If the AI/ML models are incorrectly designed, the data we use to train them is incomplete, inadequate, or biased in some way, or we do not have sufficient rights to use the data on which our AI/ML models rely, the performance of our products, services, and business, as well as our reputation, could suffer or we could incur liability through the violation of laws, third-party privacy, or other rights, or contracts to which we are a party.
Our failure to accurately predict the demand or growth of our new products and technologies also could have a material and adverse effect on our business, results of operations, financial condition, and future prospects. New products and technologies are inherently risky, due to, among other things, risks associated with: the product or technology not working, or not working as expected; consumer and merchant acceptance; technological outages or failures; and the failure to meet consumer and merchant expectations. As a result of these risks, we could experience increased claims, reputational damage, or other adverse effects, which could be material. The profile of potential consumers using our new products and technologies also may not be as attractive as the profile of the consumers that we currently serve, which may lead to higher levels of delinquencies or defaults than we have historically experienced. Additionally, we can provide no assurance that we will be able to develop, commercially market, and achieve acceptance of our new products and technologies. In addition, our investment of resources to develop new products and technologies and make changes or updates to our platform may either be insufficient or result in expenses that exceed the revenue actually generated from these new products. Failure to accurately predict demand or growth with respect to our new products and technologies could have a material and adverse effect on our business, results of operations, financial condition, and future prospects.
To the extent that we seek to grow through future acquisitions, or other strategic investments or alliances, we may not be able to do so effectively.
We may in the future seek to grow our business by exploring potential acquisitions or other strategic investments or alliances. We may not be successful in identifying businesses or opportunities that meet our acquisition or expansion criteria. In addition, even if a potential acquisition target or other strategic investment is identified, we may not be successful in completing such acquisition or integrating such new business or other investment. We may face significant competition for acquisition and other strategic investment opportunities from other well-capitalized companies, many of which have greater financial resources and greater access to debt and equity capital to secure and complete acquisitions or other strategic investments, than we do. As a result of such competition, we may be unable to acquire certain assets or businesses, or take advantage of other strategic investment opportunities that we deem attractive; the purchase price for a given strategic opportunity may be significantly elevated; or certain other terms or circumstances may be substantially more onerous.
Any delay or failure on our part to identify, negotiate, finance on favorable terms, consummate, and integrate any such acquisition or other strategic investment opportunity could impede our growth. Additional risks relating to potential acquisitions include difficulties in integrating the operations, systems, technologies, products and personnel of the acquired businesses, diversion of management’s attention from normal daily operations of the business and the challenges of managing larger and more widespread operations, the potential loss of key employees, vendors and other business partners of the businesses we acquire; and increased amounts of debt incurred in connection with such activities or dilutive issuances of our common stock.
There is no assurance that we will be able to manage our expanding operations effectively or that we will be able to continue to grow, and any failure to do so could adversely affect our ability to generate revenue and control our expenses. Furthermore, we may be responsible for any legacy liabilities of businesses we acquire or be subject to additional liability in connection with other strategic investments. The existence or amount of these liabilities may not be known at the time of acquisition, or other strategic investment, and may have an adverse effect on our business, results of operations, financial condition, and future prospects.
Risks Related to Our Indebtedness
We have substantial indebtedness, which reduce our capability to withstand adverse developments or business conditions.
We have incurred substantial indebtedness, and as of December 31, 2021, the total aggregate indebtedness under the senior secured term loan and revolving loan facility, (the "credit facility") of Katapult SPV-1 LLC (the "Borrower") was approximately $113.6 million of principal outstanding. We, together with our wholly-owned subsidiary, Katapult Group, Inc., have guaranteed the obligations of the Borrower under the credit facility. Our payments on our outstanding indebtedness are significant in relation to our revenue and cash flow, which exposes us to significant risk in the event of downturns in our business (whether through competitive pressures or otherwise), our industry or the economy generally, since our cash flows would decrease but our required payments under our indebtedness would not. Economic downturns may impact our ability to comply with the covenants and restrictions in our credit agreement governing the credit facility and may impact our ability to pay or refinance our indebtedness as it comes due, which would adversely affect our business, results of operations and financial condition.
Our overall leverage and the terms of our credit facility could also:
•make it more difficult for us to satisfy obligations;
•limit our ability to obtain additional financing in the future for working capital, capital expenditures or acquisitions;
•limit our ability to refinance our indebtedness on terms acceptable to us or at all;
•limit our ability to adapt to changing market conditions;
•restrict us from making strategic acquisitions or cause us to make non-strategic divestitures;
•require us to dedicate a significant portion of our cash flow from operations to paying the principal and interest on our indebtedness, thereby limiting the availability of our cash flow to fund future capital expenditures, working capital and other corporate purposes;
•limit our flexibility in planning for, or reacting to, changes in our business and in our industry generally; and
•place us at a competitive disadvantage compared with competitors that have a less significant debt burden.
In addition, the credit facility, secured by a pledge over all of the assets of the Borrower is guaranteed by us and our wholly-owned subsidiary, Katapult Group, Inc., which in turn is secured by a pledge over all of our assets and the assets of Katapult Group, Inc.
The credit agreement governing our senior secured term loan and revolving loan facility includes restrictive covenants and financial maintenance covenants, which could restrict our operations or ability to pursue our growth strategies or initiatives. Failure to comply with these covenants could result in an acceleration of repayment of the indebtedness under the credit facility, which would have a material adverse effect on our business, financial condition and results of operations.
The credit agreement governing our senior secured term loan and revolving loan facility contains customary representations and warranties and customary affirmative and negative covenants that restrict some of our activities. The negative covenants limit our ability to: incur additional indebtedness; pay dividends, redeem stock or make other distributions; amend our material agreements; make investments; create liens; transfer or sell the collateral for the credit facility; make negative pledges; consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and enter into certain transactions with affiliates. Non-scheduled repayments of certain amounts under our credit facility are subject to prepayment penalties, which would limit our ability to pay or refinance our credit facility. Our ability to meet these covenants could be affected by events beyond our control, and we may be unable to satisfy them which would prevent us from pursuing certain growth strategies or initiatives due to this limitation. These or other limitations could decrease our operating flexibility and our ability to achieve our operating objectives.
The credit agreement governing our credit facility also requires us to maintain the following financial covenants:
•Minimum Trailing Twelve Month Adjusted EBITDA: As of the end of each fiscal month, the TTM Adjusted EBITDA (as defined in the credit agreement) must not be less than (i) during the period on and after October 1, 2021 and until (and including) June 30, 2023, ($15,000,000), (ii) during the period on and after

July 1, 2023 and until (and including) December 31, 2023, $0.00, and (iii) at all times thereafter, $20,000,000.
•Minimum Tangible Net Worth: As of the end of each fiscal month, the Tangible Net Worth (as defined in the credit agreement) of Katapult Holdings, Inc. and its subsidiaries, on a consolidated basis, must be greater than or equal to the sum of (i) $(18,500,000) plus (ii) the greater of (A) zero dollars and (B) fifty percent of all aggregate Parent Consolidated Net Income (as defined in the credit agreement) since April 30, 2019 (as determined in accordance with GAAP.
•Minimum Liquidity: As of any date of determination, Katapult Holdings, Inc. must not permit Liquidity (as defined in the credit agreement) to be less than $50 million of cash and cash equivalents on hand.
•Compliance with Total Advance Rate: At the end of each fiscal month and as of the making of any advance under the credit agreement, the Total Advance Rate (as defined in the credit agreement) must not exceed (i) from the period on or after October 1, 2021 to and including December 31, 2022, 140%, (ii) from January 1, 2023 to and including December 31, 2023, 130% and (iii) at all times thereafter, 120%. If at any time during which a Total Advance Rate Reserve Account is in place (as defined in the credit agreement), the Total Advance Rate exceeds the applicable rate for any of the foregoing periods, the borrower may cure such Default (as defined in the credit agreement) by depositing funds in the Total Advance Rate Reserve Account in an amount necessary to reduce the Total Advance Rate to the maximum permitted rate for such period; provided that borrower's right to cure a Default may be exercised no more than a total of five (5) times. On March 14, 2022, the borrower, Katapult Holdings, and Katapult Group, Inc. entered into the thirteenth amendment to the credit agreement to amend the number of times the borrower can cure a default with respect to compliance with the Total Advance Rate covenant from two to five. As of April 5, 2022, the borrower has exercised its right to cure such a default two times.
Failure to comply with any of these covenants or other obligation or agreement under the credit agreement that is not cured within the specified period under the credit agreement would result in an event of default under the agreement. In such event, if we are unable to negotiate with our lenders for a waiver or dispensation under the agreement, we would not be able to borrow under the credit agreement and our lenders would have the right to terminate the loan commitments under the credit agreement and accelerate repayment of all obligations under the credit agreement that would become due and payable immediately, which would have a material adverse effect on our business, results of operations and financial position. If we do not have sufficient liquid assets to repay amounts outstanding under the credit facility, the lenders have the right to foreclose their liens against all of our assets and take possession and sell any such assets to reduce any such obligations.
Our ability to timely raise capital in the future may be limited, or may be unavailable on acceptable terms, if at all.
The failure to raise capital when needed could harm our business, operating results and financial condition. Debt or equity issued to raise additional capital may reduce the value of our common stock. We cannot be certain when or if the operations of our business will generate sufficient cash to fund our ongoing operations or the growth of our business. We intend to make investments to support and grow our business and may require additional funds to respond to business challenges, including the need to develop or enhance our technology, expand our sales and marketing efforts or develop new products. Additional financing may not be available on favorable terms, if at all. If adequate funds are not available on acceptable terms, we may be unable to invest in future growth opportunities, which could harm our business, operating results and financial condition. If we incur additional debt, the debt holders could have rights senior to holders of our common stock and/or existing debt to make claims on our assets. The terms of any additional debt could restrict our operations, including our ability to pay dividends on our common stock. If we issue additional equity securities, stockholders will experience dilution, and the new equity securities could have rights senior to those of our common stock. Because the decision to issue securities in the future offering will depend on numerous considerations, including factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future issuances of debt or equity securities. As a result, stockholders will bear the risk of future issuances of debt or equity securities reducing the value of their common stock and diluting their interest.

A change in control as defined by our credit agreement could accelerate our obligation to pay our outstanding indebtedness, and we may not have sufficient liquid assets at that time to repay these amounts.
Under our credit facility, all of the outstanding loans are required to be prepaid in full (together with accrued and unpaid interest and prepayment premium) and the revolving loan commitment will terminate if a Change of Control (as defined in the credit agreement) occurs that is not approved by the lenders’ administrative agent under the credit agreement. A Change of Control includes the occurrence of the following: (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of Katapult Holdings, Inc. entitled to vote for members of the board of directors (on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right), and (ii) certain changes in the composition of our board of directors occurs during a twenty-four month period which were not recommended or approved by at least a majority of directors who were directors at the beginning of such twenty-four month period.
As of December 31, 2021, we had $62.0 million of principal outstanding under the revolving portion of our credit facility. In addition, we had borrowings under our term loan of $51.7 million as of December 31, 2021.
If any specified change in control occurs and the lenders accelerate these obligations, we may not have sufficient liquid assets to repay amounts outstanding under this agreement.
The phase-out, replacement or unavailability of LIBOR and/or other interest rate benchmarks could adversely affect our indebtedness.
The interest rates applicable to our existing credit facility are based on, and the interest rates applicable to certain debt obligations we may incur in the future may be based on, a fluctuating rate of interest determined by reference to the London Interbank Offered Rate (“LIBOR”). In July 2017, the U.K.’s Financial Conduct Authority (“FCA”), which regulates LIBOR, announced that it intends to stop persuading or compelling banks to submit rates for the calculation of LIBOR after 2021. In November 2020, the FCA announced that it would continue to publish LIBOR rates through June 30, 2023 for all US dollar settings except the 1 week and the 2-month U.S. Dollar settings. In response to concerns regarding the future of LIBOR, the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of New York convened the Alternative Reference Rates Committee (the “ARRC”) to identify alternatives to LIBOR. The ARRC has recommended a benchmark replacement waterfall to assist issuers in continued capital market entry while safeguarding against LIBOR’s discontinuation. The initial steps in the ARRC’s recommended provision reference variations of the Secured Overnight Financing Rate (“SOFR”), calculated using short-term repurchase agreements backed by Treasury securities. At this time, it is not possible to predict whether SOFR will attain market traction as a LIBOR replacement. Additionally, it is uncertain if LIBOR will cease to exist after calendar year 2023, or whether additional reforms to LIBOR may be enacted, or whether alternative reference rates will gain market acceptance as a replacement for LIBOR.
There can be no assurance that we will be able to reach any agreement on a replacement benchmark, and there can be no assurance that any agreement we reach will result in effective interest rates at least as favorable to us as our current effective interest rates. The failure to reach an agreement on a replacement benchmark, or the failure to reach an agreement that results in an effective interest rate at least as favorable to us as our current effective interest rates, could result in a significant increase in our debt service obligations, which could adversely affect our financial condition and results of operations. In addition, the overall financing market may be disrupted as a result of the phase-out or replacement of LIBOR, which could have an adverse impact on our ability to refinance, reprice or amend our credit facility or incur additional indebtedness, on favorable terms or at all.

Financial Risks Related to Our Business
We have a history of operating losses and may not sustain profitability in the future.
We generated net income of approximately $21.2 million during the year ended December 31, 2021 and net income of approximately $22.5 million in the fiscal year ended December 31, 2020. We incurred a net loss of approximately $18.8 million in the fiscal year ended December 31, 2019. As of December 31, 2021, our accumulated deficit was approximately $36.8 million. We anticipate that our operating expenses will increase in the foreseeable future as we seek to continue to grow our business, attract consumers, merchants, and funding sources, and further enhance and develop our products and platform. As we expand our offerings to additional markets, our offerings in these markets may be less profitable than the markets in which we currently operate. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. We may incur net losses in the future and may not maintain profitability on a quarterly or annual basis.
Our revenue and operating results may fluctuate, which could result in a decline in our profitability and make it more difficult for us to grow our business.
Our revenue and operating results may vary from quarter to quarter and by season. Periods of decline could result in an overall decline in profitability and make it more difficult for us to make payments on our indebtedness and grow our business. We expect our quarterly results to fluctuate in the future due to a number of factors, including general economic conditions in the markets where we operate, the cyclical nature of consumer spending, and seasonal sales and spending patterns of customers.
We rely on card issuers or payment processors. If we fail to comply with the applicable requirements of Visa or other payment processors, those payment processors could seek to fine us, suspend us or terminate our registrations, which could have a material adverse effect on our business, results of operations, financial condition, and future prospects.
We rely on card issuers or payment processors, and must pay a fee for this service. From time to time, payment processors such as Visa may increase the interchange fees that they charge for each transaction using one of their cards. The payment processors routinely update and modify their requirements. Changes in the requirements, including changes to risk management and collateral requirements, may impact our ongoing cost of doing business and we may not, in every circumstance, be able to pass through such costs to our merchants or associated participants. Furthermore, if we do not comply with the payment processors’ requirements (e.g., their rules, bylaws, and charter documentation), the payment processors could seek to fine us, suspend us or terminate our registrations that allow us to process transactions on their networks. The termination of our registration due to failure to comply with the applicable requirements of Visa or other payment processors, or any changes in the payment processors’ rules that would impair our registration, could require us to stop utilizing payment services from Visa or other payment processors, which could have a material adverse effect on our business, results of operations, financial condition, and future prospects.
We have experienced rapid growth, which may be difficult to sustain and which may place significant demands on our operational, administrative, and financial resources. Raising additional funds to sustain our growth by issuing securities may cause dilution to existing stockholders and raising funds through lending arrangements may restrict our operations.
Since inception we have experienced significant transaction volume and revenue growth. Our revenue has increased year-over-year since 2018. We have a relatively limited operating history at our current scale, and our growth in recent periods exposes us to increased risks, uncertainties, expenses, and difficulties. If we are unable to maintain at least our current level of operations using cash flow, our business, results of operations, financial condition, and future prospects would be materially and adversely affected.
If in the future we need to raise additional capital by issuing equity securities, our existing stockholders’ ownership will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a common stockholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, or declaring dividends.
Any debt financing we enter into may involve covenants that restrict our operations. These restrictive covenants may include limitations on additional borrowing and specific restrictions on the use of our assets as well as prohibitions on our ability to create liens, pay dividends, redeem our stock, or make investments. If we are unable to raise additional funds through equity or debt financings when needed, it could affect the results of our operations, financial condition, and future prospects.
Our ability to use our net operating loss carry forwards and certain other tax attributes may be limited.
Under Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, if a corporation undergoes an “ownership change", generally defined as a greater than 50.0% change (by value) in its equity ownership over a three-year period, the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes, such as research tax credits, to offset its post-change income may be limited. The completion of the Business Combination may trigger an “ownership change” limitation. We have not completed a formal study to determine if any “ownership changes” within the meaning of IRC Section 382 have occurred. If “ownership changes” within the meaning of Section 382 of the Code have occurred, and if we earn net taxable income, our ability to use our net operating loss carryforwards and other tax credits generated since inception to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us and could require us to pay U.S. federal income taxes earlier than would be required if such limitations were not in effect. Similar rules and limitations may apply for state income tax purposes.
Risks Relating to Our Technology and Our Platform
Our results depend on more prominent presentation, integration, and support of our platform by our merchants.
We depend on our merchants, which generally accept most major credit cards and other forms of payment, to present our platform as a payment option and to integrate our platform into their website or in their store, such as by prominently featuring our platform on their websites or in their stores and not just as an option at website checkout. We do not have any recourse against merchants when they do not prominently present our platform as a payment option. The failure by our merchants to effectively present, integrate, and support our platform, or to effectively explain lease-to-own transactions to potential customers, would have a material and adverse effect on our business, results of operations, financial condition, and future prospects.
Real or perceived software errors, failures, bugs, defects, or outages could adversely affect our business, results of operations, financial condition, and future prospects.
Our platform and our internal systems rely on software that is highly technical and complex. In addition, our platform and our internal systems depend on the ability of such software to store, retrieve, process, and manage immense amounts of data. As a result, undetected errors, failures, bugs, or defects may be present in such software or occur in the future in such software, including open source software and other software we license in from third parties, especially when updates or new products or services are released.
Any real or perceived errors, failures, bugs, or defects in the software may not be found until our consumers use our platform and could result in outages or degraded quality of service on our platform that could adversely impact our business (including through causing us not to meet contractually required service levels), as well as negative publicity, loss of or delay in market acceptance of our products and services, and harm to our brand or weakening of our competitive position. In such an event, we may be required, or may choose, to expend significant additional resources in order to correct the problem. Any real or perceived errors, failures, bugs, or defects in the software we rely on could also subject us to liability claims, impair our ability to attract new consumers, retain existing consumers, or expand their use of our products and services, which would adversely affect our business, results of operations, financial condition, and future prospects.

We are subject to stringent and changing obligations related to data privacy and security. Our actual or perceived failure to comply with such obligations could lead to regulatory investigations or actions; litigation; fines and penalties; disruptions of our business operations; reputational harm; loss of revenue or profits; loss of customers; and other adverse business consequences.
In the ordinary course of business, we collect, receive, store, process, generate, use, transfer, disclose, make accessible, protect, secure, dispose of, transmit, and share (collectively, “processing”) personal data and other sensitive information, including proprietary and confidential business data, trade secrets, intellectual property, and sensitive third-party data. For example, we process the personal data of consumers, including Social Security Numbers. Our data processing activities subject us to numerous data privacy and security obligations, such as various laws, regulations, guidance, industry standards, external and internal privacy and security policies, contracts, and other obligations that govern the processing of personal data by us and on our behalf.
In the United States, federal, state, and local governments have enacted numerous data privacy and security laws, including data breach notification laws, personal data privacy laws, and consumer protection laws. For example, the Telephone Consumer Protection Act (“TCPA”) imposes specific requirements relating to marketing to individuals using technology such as telephones, mobile devices, and text messages. TCPA violations can result in significant financial penalties, including penalties or criminal fines imposed by the Federal Communications Commission or fines of up to $1,500 per violation imposed through private litigation or by state authorities. Class action suits are the most common method for private enforcement.
Additionally, the California Consumer Privacy Act of 2018 (“CCPA”) imposes obligations on covered businesses. These obligations include, but are not limited to, providing specific disclosures in privacy notices and affording California residents certain rights related to their personal data. The CCPA allows for statutory fines for noncompliance (up to $7,500 per violation) and includes a private right of action for certain data breaches. In addition, it is anticipated that the California Privacy Rights Act of 2020 (“CPRA”), effective January 1, 2023, will expand the CCPA. Additionally, the CPRA establishes a new California Privacy Protection Agency to implement and enforce the CPRA, which could increase the risk of enforcement. Other states have enacted data privacy laws. For example, Virginia passed the Consumer Data Protection Act, and Colorado passed the Colorado Privacy Act, both of which become effective in 2023. Several states and localities have also enacted measures related to the use of artificial intelligence and machine learning in products and services. In addition, data privacy and security laws have been proposed at the federal, state, and local levels in recent years, which could further complicate compliance efforts.
In addition, privacy advocates and industry groups have proposed, and may propose, standards with which we are legally or contractually bound to comply. For example, we may also be subject to the Payment Card Industry Data Security Standard (“PCI DSS”). The PCI DSS requires companies to adopt certain measures to ensure the security of cardholder information, including using and maintaining firewalls, adopting proper password protections for certain devices and software, and restricting data access. Noncompliance with PCI-DSS can result in penalties ranging from $5,000 to $100,000 per month by credit card companies, litigation, damage to our reputation, and revenue losses. We may also rely on vendors to process payment card data, and those vendors may be subject to PCI DSS, and our business may be negatively affected if our vendors are fined or suffer other consequences as a result of PCI DSS noncompliance.
Increasingly, some aspects of our business may be reliant on our ability to have our products and services be accepted by or compatible with a third-party platform, and any inability to do so could negatively impact our business. For example, Google has announced that it intends to phase out third-party cookies in its Chrome browser, which could make it more difficult for us to target advertisements. Individuals may increasingly resist our collecting, using, and sharing of personal data to deliver targeted advertising. Individuals are becoming more aware of options related to consent, “do not track” mechanisms, and “ad-blocking” software, any of which could materially impact our ability to collect personal data and deliver relevant promotions or media. As a result, we may be required to change the way we market our products. Any of these developments could impair our ability to reach new or existing customers or otherwise negatively affect our operations. In addition, the CCPA grants California residents the right to opt-out of a company’s sharing of personally identifiable information for advertising purposes in exchange for money or other valuable consideration.

Our obligations related to data privacy and security are quickly changing in an increasingly stringent fashion, creating some uncertainty as to the effective future legal framework. Additionally, these obligations may be subject to differing applications and interpretations, which may be inconsistent or conflict among jurisdictions. Preparing for and complying with these obligations requires significant resources and may necessitate changes to our information technologies, systems, and practices and to those of any third parties that process personal data on our behalf. In addition, these obligations may require us to change our business model. Our business model materially depends on our ability to process personal data, so we are particularly exposed to the risks associated with the rapidly changing legal landscape. For example, we may be at heightened risk of regulatory scrutiny, and any changes in the regulatory framework could require us to fundamentally change our business model.
Although we endeavor to comply with all applicable data privacy and security obligations, we may at times fail (or be perceived to have failed) to do so. Moreover, despite our efforts, our personnel or third parties upon whom we rely may fail to comply with such obligations, which could negatively impact our business operations and compliance posture. For example, any failure by a third-party processor to comply with applicable law, regulations, or contractual obligations could result in adverse effects, including inability to or interruption in our ability to operate our business and proceedings against us by governmental entities or others. If we fail, or are perceived to have failed, to address or comply with data privacy and security obligations, we could face significant consequences. These consequences may include, but are not limited to, government enforcement actions (e.g., investigations, fines, penalties, audits, inspections, and similar); litigation (including class-related claims); additional reporting requirements and/or oversight; bans on processing personal data; and orders to destroy or not use personal data.
Any of these events could have a material adverse effect on our reputation, business, or financial condition, including but not limited to: loss of customers; interruptions or stoppages in our business operations; interruptions or stoppages of data collection needed to train our algorithms; inability to process personal data or to operate in certain jurisdictions; limited ability to develop or commercialize our products; expenditure of time and resources to defend any claim or inquiry; adverse publicity; or revision or restructuring of our operations.
Any significant disruption in, or errors in, service on our platform or relating to vendors, including events beyond our control, could prevent us from processing transactions on our platform or posting payments and have a material and adverse effect on our business, results of operations, financial condition, and future prospects.
We use vendors, such as our cloud computing web services provider, virtual card processing companies, and third-party software providers, in the operation of our platform. The satisfactory performance, reliability, and availability of our technology and our underlying network and infrastructure are critical to our operations and reputation and the ability of our platform to attract new and retain existing merchants and consumers. We rely on these vendors to protect their systems and facilities against damage or service interruptions from natural disasters, power or telecommunications failures, air quality issues, environmental conditions, computer viruses or attempts to harm these systems, criminal acts, and similar events. If our arrangement with a vendor is terminated or if there is a lapse of service or damage to its systems or facilities, we could experience interruptions in our ability to operate our platform. We also may experience increased costs and difficulties in replacing that vendor and replacement services may not be available on commercially reasonable terms, on a timely basis, or at all. Any interruptions or delays in our platform availability, whether as a result of a failure to perform on the part of a vendor, any damage to one of our vendor’s systems or facilities, the termination of any of our third-party vendor agreements, software failures, our or our vendor’s error, natural disasters, terrorism, other man-made problems, security breaches, whether accidental or willful, or other factors, could harm our relationships with our merchants and consumers and also harm our reputation.
In addition, we source certain information from third parties. For example, our risk scoring model is based on algorithms that evaluate a number of factors and currently depend on sourcing certain information from third parties. In the event that any third-party from which we source information experiences a service disruption, whether as a result of maintenance, natural disasters, terrorism, or security breaches, whether accidental or willful, or other factors, the ability to score and decision lease-to-own applications through our platform may be adversely impacted. Additionally, there may be errors contained in the information provided by third parties. This may result in the inability to approve otherwise qualified applicants through our platform, which may adversely impact our business by negatively impacting our reputation and reducing our transaction volume.

To the extent we use or are dependent on any particular third-party data, technology, or software, we may also be harmed if such data, technology, or software becomes non-compliant with existing regulations or industry standards, becomes subject to third-party claims of intellectual property infringement, misappropriation, or other violation, or malfunctions or functions in a way we did not anticipate. Any loss of the right to use any of this data, technology, or software could result in delays in the provisioning of our products and services until equivalent or replacement data, technology, or software is either developed by us, or, if available, is identified, obtained, and integrated, and there is no guarantee that we would be successful in developing, identifying, obtaining, or integrating equivalent or similar data, technology, or software, which could result in the loss or limiting of our products, services, or features available in our products or services.
In addition, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. Our disaster recovery plan has not been tested under actual disaster conditions, and we may not have sufficient capacity to recover all data and services in the event of an outage. These factors could prevent us from processing transactions or posting payments on our platform, damage our brand and reputation, divert the attention of our employees, reduce our revenue, subject us to liability, and cause consumers or merchants to abandon our platform, any of which could have a material and adverse effect on our business, results of operations, financial condition, and future prospects.
If our information technology systems or data, or those of third parties upon which we rely, are or were compromised, we could experience adverse consequences resulting from such compromise, including but not limited to regulatory investigations or actions; litigation; fines and penalties; disruptions of our business operations; reputational harm; loss of revenue or profits; loss of customers; and other adverse consequences.
In the ordinary course of our business, we may collect, store, use, disclose, process, transfer, receive, generate, make accessible, protect, secure, dispose of, transmit and share (collectively, “processing”) proprietary, confidential and sensitive data, including personally identifiable information, intellectual property, and trade secrets (collectively, “sensitive information”). We may rely upon third-party service providers and technologies to operate critical business systems to process sensitive information in a variety of contexts, including, without limitation, third-party providers of cloud-based infrastructure, virtual card processing, encryption and authentication technology, employee email, and other functions. We may share or receive sensitive information with or from third parties. Our ability to monitor these third parties’ information security practices is limited, and these third parties may not have adequate information security measures in place.
Cyberattacks, malicious internet-based activity, and online and offline fraud are prevalent and continue to increase. These threats are becoming increasingly difficult to detect. These threats come from a variety of sources, including traditional computer “hackers,” threat actors, personnel (such as through theft or misuse), sophisticated nation states, and nation-state-supported actors. The automated nature of our business and our reliance on digital technologies may make us an attractive target for, and potentially vulnerable to cyber-attacks. We and the third parties upon which we rely may be subject to a variety of evolving threats, including but not limited to: computer malware (including as a result of advanced persistent threat intrusions), malicious code (such as viruses and worms), social engineering (including phishing attacks), ransomware attacks, denial-of-service attacks (such as credential stuffing), personnel misconduct or error, supply-chain attacks, software bugs, server malfunctions, software or hardware failures, loss of data or other information technology assets, adware, telecommunication failures, earthquakes, fires, floods, and other similar threats.
Ransomware attacks, including by organized criminal threat actors, nation-states, and nation-state-supported actors, are becoming increasingly prevalent and severe and can lead to significant interruptions in our operations, loss of data and income, reputational harm, and diversion of funds. Extortion payments may alleviate the negative impact of a ransomware attack, but we may be unwilling or unable to make such payments due to, for example, applicable laws or regulations prohibiting such payments. Similarly, supply-chain attacks have increased in frequency and severity, and we cannot guarantee that third parties and infrastructure in our supply chain or our third-party partners’ supply chains have not been compromised or that they do not contain exploitable defects or bugs that could result in a breach of or disruption to our information technology systems (including our products or services) or the third-party information technology systems that support us and our services. We are incorporated into the supply chain of a large number of companies worldwide and, as a result, if our products are compromised, a significant number of companies could be simultaneously affected. The potential liability and associated consequences we could suffer as a result of such a large-scale event could be catastrophic and result in irreparable harm.
The COVID-19 pandemic and our remote workforce poses increased risks to our information technology systems and data, as more of our employees work from home, utilizing network connections outside our premises. Additionally, future or past business transactions (such as acquisitions or integrations) could expose us to additional cybersecurity risks and vulnerabilities, as our systems could be negatively affected by vulnerabilities present in acquired or integrated entities’ systems and technologies. Any of the previously identified or similar threats could cause a security incident or other interruption. A security incident or other interruption could result in unauthorized, unlawful, or accidental acquisition, modification, destruction, loss, alteration, encryption, disclosure of, or access to our sensitive information. A security incident or other interruption could disrupt our ability (and that of third parties upon whom we rely) to provide our platform, products, or services.
We may expend significant resources or modify our business activities to try to protect against security incidents. Certain data privacy and security obligations may require us to implement and maintain specific security measures, industry-standard or reasonable security measures to protect our information technology systems and sensitive information.
While we have implemented security measures designed to protect against security incidents, there can be no assurance that these measures will be effective. We may be unable in the future to detect vulnerabilities in our information technology systems (including our products) because such threats and techniques change frequently, are often sophisticated in nature, and may not be detected until after a security incident has occurred. Despite our efforts to identify and remediate vulnerabilities, if any, in our information technology systems (including our products), our efforts may not be successful. Further, we may experience delays in developing and deploying remedial measures designed to address any such identified vulnerabilities.
Any actual or perceived failure to comply with legal and regulatory requirements applicable to us, including those relating to information security, or any failure to protect the information that we collect from our consumers and merchants, including personally identifiable information, from cyber-attacks, or any such actual or perceived failure by our originating bank partners, may result in, among other things, revocation of required licenses or registrations, loss of approved status, private litigation, regulatory or governmental investigations, administrative enforcement actions, sanctions, civil and criminal liability, and constraints on our ability to continue to operate.
Applicable data privacy and security obligations may require us to notify relevant stakeholders of security incidents. Such disclosures are costly, and the disclosure or the failure to comply with such requirements could lead to adverse consequences. If we (or a third party upon whom we rely) experience a security incident or are perceived to have experienced a security incident, we may experience adverse consequences. These consequences may include: interruptions into our operations (including availability of data), litigation (including class claims), an obligation to notify regulators and affected individuals, the triggering of indemnification and other contractual obligations, government enforcement actions (for example, investigations, fines, penalties, audits, and inspections); additional reporting requirements and/or oversight; restrictions on processing sensitive data (including personal data); negative publicity; reputational damage; loss of consumers and ecosystem partners;, monetary fund diversions; financial loss; and other similar harms. Additionally, our originating bank partners also operate in a highly regulated environment, and many laws and regulations that apply directly to our originating bank partners are indirectly applicable to us through our arrangements with our originating bank partners. Our contracts may not contain limitations of liability, and even where they do, there can be no assurance that limitations of liability in our contracts are sufficient to protect us from liabilities, damages, or claims related to our data privacy and security obligations. We cannot be sure that our insurance coverage will be adequate or sufficient to protect us from or to mitigate liabilities arising out of our privacy and security practices, that such coverage will continue to be available on commercially reasonable terms or at all, or that such coverage will pay future claims.

While we take precautions to prevent consumer identity fraud, it is possible that identity fraud may still occur or has occurred, which may adversely affect the performance of the lease-to-own transactions facilitated through our platform.
There is risk of fraudulent activity associated with our platform, consumers, and third parties handling consumer information. Our resources, technologies, and fraud prevention tools may be insufficient to accurately detect and prevent fraud. We bear the risk of loss for lease-to-own transactions facilitated through our platform. The level of fraud related charge-offs on the lease-to-own transactions facilitated through our platform could be adversely affected if fraudulent activity were to significantly increase.
We bear the risk of consumer fraud in a transaction involving us, a consumer, and a merchant, and we generally have no recourse to the merchant to collect the amount owed by the consumer. Significant amounts of fraudulent cancellations or chargebacks and the potential cost of remediation could adversely affect our business or financial condition. High profile fraudulent activity or significant increases in fraudulent activity could also lead to regulatory intervention, negative publicity, and the erosion of trust from our consumers and merchants, and could materially and adversely affect our business, results of operations, financial condition, future prospects, and cash flows.
Legal and Compliance Risks
Our business is subject to the requirements of various federal, state and local laws and regulations, which can require significant compliance costs and expose us to government investigations, significant additional costs, fines or other monetary penalties or settlements, and compliance-related burdens.
Our business is subject to extensive federal, state and local laws and regulations and an increased risk of regulatory actions as a result of the highly regulated nature of our industry and the focus of state and federal enforcement agencies on the lease-to-own industry in particular. Any adverse change in applicable laws or regulations, the passage of unfavorable new laws or regulations, or the manner in which any applicable laws and regulations are interpreted or enforced could dictate changes to our business practices that may be materially adverse to the Company. Further, our transactions are subject to various federal and state laws and regulations which may result in significant compliance costs as well as expose us to litigation. In particular, our rental-purchase transactions and the consumer-facing operations related thereto, such as collections and marketing, are subject to various other federal, state and/or local consumer protection laws. These laws, as well as the rental-purchase statutes under which we operate, provide various remedies in connection with violations, including restitution and other monetary penalties and sanctions which in certain circumstances can be significant.
We cannot determine with any degree of certainty whether any new laws or regulations will be enacted, or whether government agencies will initiate new or different interpretations of existing laws. The impact of new laws and regulations, or modifications by regulators concerning the interpretation or enforcement of existing laws, on our business is not known; however, any such changes could materially and adversely impact our business.
The laws and regulations applicable to our operations are subject to agency, administrative and/or judicial interpretation. Some of these laws and regulations have been enacted only recently and/or may not yet have been interpreted or may be interpreted infrequently. As a result of non-existent or sparse interpretations, ambiguities in these laws and regulations may create uncertainty with respect to the requirements of any applicable laws and regulations. Any ambiguity under a law or regulation to which we are subject may lead to regulatory investigations, governmental enforcement actions and private causes of action, such as class action lawsuits, with respect to our compliance with such laws or regulations.
Federal and state agencies have increased their focus on consumer financial products and services. State law enforcement agencies and regulators appear to have increased their scrutiny of entities operating within the personal property rental-purchase, or “lease-to-own”, industry. For example, the California Department of Financial Protection and Innovation (“DFPI”) has issued subpoenas and is conducting investigations into practices of entities operating within the personal property rental-purchase industry. Similarly, state attorneys general also appear to have increased their scrutiny of the industry. As of April 5, 2022, the Company has not received investigatory demands from California DFPI or state attorneys general. However, there can be no assurance that the

Company will not be included in future actions of the same or similar nature and, if it is, that it would not lead to an enforcement action, consent order, or substantial costs, including legal fees, fines, penalties, and remediation expenses.
We are subject to securities litigation, which is expensive and could divert management attention and adversely impact our business.
In the past, following periods of market volatility, stockholders have instituted securities class action litigation. For example, in August 2021, a putative securities class action complaint was filed against us and certain of our officers. The case is still pending. See Part II, Item 8. Note 14 - Commitments and Contingencies to our audited consolidated financial statements included elsewhere in this prospectus for more information. Litigation of this type is expensive and could result in substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation, which could have an adverse effect on our business, financial condition, results of operations or prospects. Any adverse determination in litigation could also subject us to significant liabilities.
Our independent registered public accounting firm identified material weaknesses in our internal control over financial reporting in connection with the audit of our financial statements as of and for the fiscal years ended December 31, 2021, 2020, and 2019 and we may identify additional material weaknesses in the future that may cause us to fail to meet our reporting obligations or result in material misstatements of our financial statements. If we fail to remediate any material weaknesses or if we otherwise fail to establish and maintain effective internal control over financial reporting, our ability to accurately and timely report our financial results could be adversely affected.
In connection with the audit of our financial statements for the fiscal years ended December 31, 2021, 2020 and 2019, our independent registered public accounting firm identified certain control deficiencies in the design and implementation of our internal control over financial reporting that in aggregate constituted material weaknesses. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis. Our evaluation was based on the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) Internal Control — Integrated Framework (2013).
The material weaknesses identified during the December 31, 2020 and 2019 audits relate to (i) an insufficient number of personnel with an appropriate level of GAAP knowledge and experience to create the proper control environment for effective internal control over financial reporting and to ensure that oversight processes and procedures in applying nuanced guidance to complex accounting transactions for financial reporting are adequate, (ii) a lack of control in place to perform a review of the depreciation, cost of property sold, and impairment expense curves, specifically associated with evaluating the accuracy and completeness of the underlying data supporting the curves, or reconcile the expense amounts per the curves to the general ledger, (iii) a lack of controls in place to review journal entries, reconcile journal entries to underlying support and evaluate if journal entries are in compliance with GAAP before the entries are manually posted, (iv) an incomplete implementation of the information and communication component of the COSO framework, specifically with respect to user access controls to ensure appropriate segregation of duties and to adequately restrict user and privileged access to its financial applications and data to appropriate company personnel and (v) a lack of controls in place surrounding the accounting of warrants from FinServ. As of December 31, 2021, the material weaknesses identified in (ii), (iv) and (v) above were remediated.
As part of our plan to remediate the remaining material weaknesses, we are performing a full review of our internal control procedures. We have implemented, and plan to continue to implement, new controls and new processes. We cannot assure you that the measures that we have taken, and that will be taken, to remediate these material weaknesses will, in fact, remedy the material weaknesses or will be sufficient to prevent future material weaknesses from occurring. We also cannot assure you that we have identified all of our existing material weaknesses.

In light of the control deficiencies and the resulting material weaknesses that were identified, we believe that it is possible that, had we and our independent registered public accounting firm performed an assessment or audit, respectively, of our internal control over financial reporting in accordance with the provisions of the Sarbanes-Oxley Act, additional material weaknesses may have been identified.
When evaluating our internal control over financial reporting, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act. If we are unable to remediate our existing material weakness or identify additional material weaknesses and are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting once we are no longer an emerging growth company, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC or other regulatory authorities, which could require additional financial and management resources.
If we discover a material weakness in our internal control over financial reporting that we are unable to remedy or otherwise fail to maintain effective internal control over financial reporting or disclosure controls and procedures, our ability to report our financial results on a timely and accurate basis and the market price of our common stock may be adversely affected.
The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In addition to the material weaknesses in internal control over financial reporting identified in connection with the audit of our financial statements for the fiscal year ended December 31, 2021, subsequent testing by us or our independent registered public accounting firm, which has not performed an audit of our internal control over financial reporting, may reveal additional deficiencies in our internal control over financial reporting that are deemed to be material weaknesses. To comply with Section 404, we expect to incur substantial cost, expend significant management time on compliance-related issues and hire additional accounting, financial, and internal audit staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources. Any failure to maintain effective disclosure controls and procedures or internal control over financial reporting could have an adverse effect on our business and operating results, and cause a decline in the price of our common stock.
Changes to tax laws or exposure to additional tax liabilities may have a negative impact on our operating results.
Continued developments in U.S. tax reform and changes to tax laws and rates in other jurisdictions where we do business could adversely affect our results of operations and cash flows. It is also possible that provisions of U.S. tax reform could be subsequently amended in a way that is adverse to us.
In addition, we may undergo tax audits in various jurisdictions in which we operate. Although we believe that our income tax provisions and accruals are reasonable and in accordance with generally accepted accounting principles in the United States, and that we prepare our tax filings in accordance with all applicable tax laws, the final determination with respect to any tax audits and any related litigation, could be materially different from our historical income tax provisions and accruals. The results of a tax audit or litigation could materially affect our operating results and cash flows in the periods for which that determination is made. In addition, future period net income may be adversely impacted by litigation costs, settlements, penalties and interest assessments.

We are subject to legal proceedings from time to time which seek material damages. The costs we incur in defending ourselves or associated with settling any of these proceedings, as well as a material final judgment or decree against us, could materially adversely affect our financial condition by requiring the payment of the settlement amount, a judgment or the posting of a bond.
We are subject to legal proceedings which seek material damages. For example, in April 2021, Daiwa Corporate Advisory Services filed a complaint against us for breach of contract with respect to transactions in connection with our Merger. In addition, in August 2021, a putative securities class action complaint was filed against us and certain of our officers. These cases are still pending. See Part II, Item 8. Note 14 - Commitments and Contingencies to our audited consolidated financial statements included elsewhere in this prospectus for more information. The costs we incur in defending ourselves or associated with settling any of these proceedings, as well as a material final judgment or decree against us, could materially adversely affect our financial condition by requiring the payment of the settlement amount, a judgment or the posting of a bond.
In addition, others in our industry have defended class action lawsuits alleging various regulatory violations and have paid material amounts to settle such claims. If we are named in any such class action lawsuits or other legal proceedings, significant settlement amounts or final judgments could materially and adversely affect our liquidity and capital resources.
To attempt to limit costly and lengthy consumer, employee and other litigation, including class actions, we require our customers and employees to sign arbitration agreements, including class action waivers. In addition to opt-out provisions contained in such agreements, recent judicial and regulatory actions have attempted to restrict or eliminate the enforceability of such agreements and waivers. If we are not permitted to use arbitration agreements and/or class action waivers, or if the enforceability of such agreements and waivers is restricted or eliminated, we could incur increased costs to resolve legal actions brought by customers, employees and others, as we would be forced to participate in more expensive and lengthy dispute resolution processes.
Operational Risks Related to Our Business
Failure to effectively manage our costs could have a material adverse effect on our profitability.
Certain elements of our cost structure are largely fixed in nature. Consumer spending remains uncertain, which makes it more challenging for us to maintain or increase our operating margins. The competitive environment in our industry and increasing price transparency means that the focus on achieving efficient operations is greater than ever. As a result, we must continuously focus on managing our cost structure. Failure to manage our overall cost of operations, labor and benefit rates, advertising and marketing expenses, operating leases, data costs, payment processing costs, cost of capital, or indirect spending could materially adversely affect our profitability.
Negative publicity about us or our industry could adversely affect our business, results of operations, financial condition, and future prospects.
Negative publicity about us or our industry, including the transparency, fairness, user experience, quality, and reliability of our platform or lease-to-own platforms in general, effectiveness of our risk model, our ability to effectively manage and resolve complaints, our privacy and security practices, litigation, regulatory activity, misconduct by our employees, funding sources, service providers, or others in our industry, the experience of consumers and investors with our platform or services or lease-to-own platforms in general, even if inaccurate, could adversely affect our reputation and the confidence in, and the use of, our platform, which could harm our reputation and cause disruptions to our platform. For instance, in October 2020, a data breach broker purported to offer customer records from a number of companies, including us, for sale on a hacker forum. Although we determined with third party firms and our internal team that the compromised data was limited to non-sensitive information, we cannot guarantee that this publicity or any similar publicity in the future will not have a negative effect on our business or reputation. Any such reputational harm could further affect the behavior of consumers, including their willingness to utilize lease-to-own programs through our platform or to make payments on their leases. As a result, our business, results of operations, financial condition, and future prospects would be materially and adversely affected.

Misconduct and errors by our employees, vendors, and service providers could harm our business and reputation.
We are exposed to many types of operational risk, including the risk of misconduct and errors by our employees, vendors, and other service providers. Our business depends on our employees, vendors, and service providers to process a large number of increasingly complex transactions, including transactions that involve significant dollar amounts and lease-to-own transactions that involve the use and disclosure of personally identifiable information and business information. We could be adversely affected if transactions were redirected, misappropriated, or otherwise improperly executed, personal and business information was disclosed to unintended recipients, or an operational breakdown or failure in the processing of other transactions occurred, whether as a result of human error, a purposeful sabotage or a fraudulent manipulation of our operations or systems. In addition, the manner in which we store and use certain personal data and interact with consumers and merchants through our platform is governed by various federal and state laws. If any of our employees, vendors, or service providers take, convert, or misuse funds, documents, or data, or fail to follow protocol when interacting with consumers and merchants, we could be liable for damages and subject to regulatory actions and penalties. We could also be perceived to have facilitated or participated in the illegal misappropriation of funds, documents, or data, or the failure to follow protocol, and therefore be subject to civil or criminal liability. For example, our operations are subject to certain laws generally prohibiting companies and their intermediaries from making improper payments to government officials for the purpose of obtaining or retaining business, such as the U.S. Foreign Corrupt Practices Act, and similar anti-bribery laws in other jurisdictions. Violations by our employees, contractors or agents of policies and procedures we have implemented to ensure compliance with these laws could subject us to civil or criminal investigations in the U.S. and in other jurisdictions, could lead to substantial civil and criminal, monetary and non-monetary penalties, and related shareholder lawsuits, could cause us to incur significant legal fees, and could damage our reputation. It is not always possible to identify and deter misconduct or errors by employees, vendors, or service providers, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses. Any of these occurrences could result in our diminished ability to operate our business, potential liability to consumers and merchants, inability to attract future consumers and merchants, reputational damage, regulatory intervention, and financial harm, which could negatively impact our business, results of operations, financial condition, and future prospects.
The loss of the services of any of our executive officers could materially and adversely affect our business, results of operations, financial condition, and future prospects.
The experience of our executive officers are valuable assets to us. Our executive officers have significant experience in the financial technology industry and would be difficult to replace. Competition for senior executives in our industry is intense, and we may not be able to attract and retain qualified personnel to replace or succeed any of our executive officers. Failure to retain any of our executive officers could have a material adverse effect on our business, results of operations, financial condition, and future prospects.
Our business depends on our ability to attract and retain highly skilled employees.
Our future success depends on our ability to identify, hire, develop, motivate, and retain highly qualified personnel for all areas of our organization, in particular, a highly experienced sales force, data scientists, and engineers. Competition for these types of highly skilled employees, is extremely intense. Trained and experienced personnel are in high demand and may be in short supply. Many of the companies with which we compete for experienced employees have greater resources than we do and may be able to offer more attractive terms of employment. In addition, we invest significant time and expense in training our employees, which increases their value to competitors that may seek to recruit them. We may not be able to attract, develop, and maintain the skilled workforce necessary to operate our business, and labor expenses may increase as a result of a shortage in the supply of qualified personnel. If we are unable to maintain and build our highly experienced sales force, or are unable to continue to attract experienced engineering and technology personnel, as well as other qualified employees, our business, results of operations, financial condition, and future prospects could be materially and adversely affected.

The COVID-19 pandemic has impacted our working environment and diverted personnel resources and any prolonged effects of the pandemic may adversely impact our operations and employees.
We have had to expend, and expect to continue to expend, personnel resources to respond to the COVID-19 pandemic, including to develop and implement internal policies and procedures and track changes in laws. Any prolonged diversion of personnel resources may have an adverse effect on our operations. Our staff continues to work in a mainly remote environment. Over time such remote operations may decrease the cohesiveness of our teams and our ability to maintain our culture, both of which are critical to our success. Additionally, a remote working environment may impede our ability to undertake new business projects, to foster a creative environment, to hire new team members, and to retain existing team members. Such effects may adversely affect the productivity of our team members and overall operations, which could have a material adverse effect on our business, results of operations, financial condition, and future prospects.
Additional Risks Relating to Ownership of Company Securities
Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
Currently, our common stock and public warrants are publicly traded on the Nasdaq Capital Market ("Nasdaq"). In order to continue listing our securities on the Nasdaq, we will be required to maintain certain financial, distribution and stock price levels.
If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:
•a limited availability of market quotations for our securities;
•reduced liquidity for our securities;
•a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
•a limited amount of news and analyst coverage; and
•a decreased ability to issue additional securities or obtain additional financing in the future.
The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Since our common stock and public warrants are listed on the Nasdaq, they are covered securities. Although the states are preempted from regulating the sale of its securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. If we are no longer listed on the Nasdaq, our securities would not be covered securities and it would be subject to regulation in each state in which it offers its securities, including in connection with the initial business combination.
The price of our securities may change significantly in the future and you could lose all or part of your investment as a result.
The trading price of our common stock and public warrants is likely to be volatile and the trading price of our securities have experienced extreme volatility and a significant decline. The securities markets have experienced significant volatility as a result of the COVID-19 pandemic and other factors. Market volatility, as well as general economic, market, or political conditions, could reduce the market price of shares of our common stock regardless of our operating performance. Our operating results have been below and could continue to be below the expectations of public market analysts and investors due to a number of potential factors, including:
•results of operations that vary from the expectations of securities analysts and investors;
•results of operations that vary from those of our competitors;
•the impact of the COVID-19 pandemic and its effect on our business and financial conditions;
•changes in expectations as to our future financial performance, including financial estimates and investment recommendations by securities analysts and investors;
•declines in the market prices of stocks generally;
•strategic actions by us or our competitors;
•announcements by us or our competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;
•any significant change in our management;
•changes in general economic or market conditions or trends in our industry or markets;
•changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to our business;
•future sales of our common stock or other securities;
•investor perceptions or the investment opportunity associated with our common stock relative to other investment alternatives;
•the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;
•litigation involving us, our industry, or both, or investigations by regulators into our operations or those of our competitors;
•guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;
•the development and sustainability of an active trading market for our stock;
•actions by institutional or activist stockholders;
•changes in accounting standards, policies, guidelines, interpretations or principles; and
•other events or factors, including those resulting from natural disasters, war (including the conflict involving Russia and Ukraine), acts of terrorism or responses to these events.
These broad market and industry fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. In addition, price volatility may be greater if the public float and trading volume of our common stock or public warrants is low.
Our management has limited experience in operating a public company.
Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of our management’s time may be devoted to these activities which will result in less time being devoted to our management and growth. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of public companies in the U.S. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the U.S. may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company which will increase our operating costs in future periods.
We will continue to incur increased costs as a result of operating as a public company, and our management will continue to devote substantial time for new compliance initiatives.
As a public company, we will continue to incur significant legal, accounting and other expenses that we did not incur as a private company, and these expenses may increase even more after we are no longer an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933, as amended. The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of Nasdaq and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel will need to continue to devote a substantial amount of time to these compliance initiatives. Moreover, we expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. The increased costs will impact our financial position. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be forced to accept reduced policy limits or incur substantially higher costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.
Because there are no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.
We intend to retain future earnings, if any, for future operations, expansion and debt repayment and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of our common stock will be at the sole discretion of our board of directors. Our board of directors may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, implications on the payment of dividends by us to our stockholders or by its subsidiaries to it and such other factors as our board of directors may deem relevant. In addition, our ability to pay dividends is limited by covenants of our existing and outstanding indebtedness and may be limited by covenants of any future indebtedness that we incur. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it.
If securities analysts do not publish research or reports about our business or if they downgrade our stock or our sector, our stock price and trading volume could decline.
The trading market for our common stock will rely in part on the research and reports that industry or financial analysts publish about us or our business. We will not control these analysts. In addition, some financial analysts may have limited expertise with our model and operations. Furthermore, if one or more of the analysts who cover us downgrade our stock or industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our stock could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on it regularly, we could lose visibility in the market, which in turn could cause its stock price or trading volume to decline.

Future sales, or the perception of future sales, by us or our stockholders in the public market could cause the market price for our common stock to decline.
The sale of shares of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that it deems appropriate.
The lock-up agreement contained in the Amended and Restated Registration Rights Agreement (the “A&R RRA”) with us expired and the shares of common stock held by the stockholders party to the A&R RRA are eligible for resale which could result in the market price of shares of our common stock dropping significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our common stock or other securities.
In addition, common stock reserved for future issuance under our equity incentive plans will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144, as applicable. The aggregate number of shares of our common stock initially reserved for future issuance under our 2021 equity incentive plan was 8,932,162, and as of December 31, 2021, there were 6,470,397 shares of common stock available for future issuance under the 2021 equity incentive plan.
In the future, we may also issue securities in connection with investments or acquisitions. The amount of shares of common stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to our stockholders.
Warrants are exercisable for our common stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our existing stockholders.
Outstanding warrants to purchase an aggregate of 12,832,500 shares of our common stock became exercisable 30 days after the completion of the Merger. Each warrant entitles the holder thereof to purchase one (1) share of our common stock at a price of $11.50 per whole share, subject to adjustment. Warrants may be exercised only for a whole number of shares of common stock. To the extent such warrants are exercised, additional shares of our common stock will be issued, which will result in dilution to the then existing holders of our common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock.
The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.
We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, which we refer to as the “JOBS Act.” As such, we will take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) December 31, 2024, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that are held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.
In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the

Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for common stock and our stock price may be more volatile.
Anti-takeover provisions in our organizational documents could delay or prevent a change of control.
Certain provisions of our Amended and Restated Charter and Amended and Restated Bylaws have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders.
These provisions provide for, among other things:
•the ability of our board of directors to issue one or more series of preferred stock;
•advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at our annual meetings;
•certain limitations on convening special stockholder meetings;
•limiting the ability of stockholders to act by written consent; and
•our board of directors have the express authority to make, alter or repeal our Amended and Restated Bylaws.
These anti-takeover provisions could make it more difficult for a third party to acquire us, even if the third party’s offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions you desire.
Our Amended and Restated Charter designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.
Our Amended and Restated Charter provides that, subject to limited exceptions, any (1) derivative action or proceeding brought on behalf of us, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder or employee to us or our stockholders, (3) action asserting a claim arising pursuant to any provision of the DGCL or our Amended and Restated Charter or our Amended and Restated Bylaws, or (4) action asserting a claim governed by the internal affairs doctrine shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our Amended and Restated Charter described above. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or its directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions of our Amended and Restated Charter inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

USE OF PROCEEDS
All of the Common Stock and Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
We will receive up to an aggregate of approximately $147.6 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes, which may include temporary or permanent repayment of our outstanding indebtedness. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants.
The Selling Securityholders will pay any underwriting fees, discounts and selling commissions incurred by such Selling Securityholders in disposing of their Common Stock. Pursuant to a registration rights agreement entered into by us, the PIPE Investors and certain other of our stockholders, we will bear all other costs, fees and expenses incurred in effecting the registration of the Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of counsel and independent registered public accountants.

DETERMINATION OF OFFERING PRICE
The offering price of the shares of Common Stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on the Nasdaq Capital Market under the symbol “KPLTW.”
We cannot currently determine the price or prices at which shares of our Common Stock or Warrants may be sold by the Selling Securityholders under this prospectus.
MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY
Market Information and Holders
Prior to the Closing, FinServ’s units, shares of Class A common stock and warrants were publicly traded on the Nasdaq. On June 10, 2021, our common stock and warrants began trading on the Nasdaq under the symbols KPLT and KPLTW, respectively. We no longer have any outstanding units.
As of March 29, 2022, there were 129 holders of record of our common stock and the closing price of our common stock was $2.50 as reported on the Nasdaq and there were 14 holders of record of our warrants and the closing price of our Public Warrants was $0.3301 as reported on the Nasdaq. The actual number of stockholders and warrantholders is greater than this number of record holders, and includes stockholders and warrantholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders and warrantholders whose shares or warrants may be held in trust by other entities.
Dividends
We have not paid any cash dividends on the Common Stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. We do not anticipate declaring any cash dividends to holders of our common stock in the foreseeable future.
Securities Authorized for Issuance Under Equity Incentive Plan
At the special meeting of FinServ’s stockholders in lieu of our 2021 annual meeting held on June 7, 2021, our stockholders considered and approved the Katapult Holdings, Inc. 2021 Equity Incentive Plan (the “2021 Incentive Plan”). The 2021 Incentive Plan was previously approved, subject to stockholder approval, by the FinServ board of directors on April 1, 2021. The 2021 Incentive Plan became effective immediately upon the Closing. Pursuant to the 2021 Incentive Plan, 8,932,162 shares of Common Stock were reserved for issuance under the 2021 Incentive Plan. As of March 29, 2022, there are 2,032,119 shares of Common Stock available for issuance under the 2021 Incentive Plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
You should read the following discussion and analysis of our financial condition and results of operations together with the our consolidated financial statements and the related notes appearing elsewhere in this prospectus. This discussion contains forward-looking statements that reflect our plans, estimates, and beliefs that involve risks and uncertainties. As a result of many factors, such as those set forth under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and elsewhere in the this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements. All dollar amounts are in thousands, unless otherwise specified.
Overview
We are an e-commerce focused financial technology company offering e-commerce point-of-sale (“POS”) lease-purchase options for non-prime U.S. consumers. Our fully-digital, next-generation technology platform provides non-prime consumers with a flexible lease purchase option to enable them to obtain durable goods from our network of e-commerce merchants. See the section titled “Business” for further details on our business.
Key events impacting our business are as follows:
•COVID-19 — Due to the economic uncertainty that has and may continue to result from the COVID-19 pandemic, there is an added risk factor in the overall future outlook of the Company. We have implemented cost containment and cash management initiatives to mitigate the potential impact of the COVID-19 pandemic on our business and liquidity. Although we experienced positive performance during the onset of the pandemic due to increased customer activity and the resiliency of our business model, our business has been impacted by a number of factors including changes in consumer spending habits, government stimulus, new variants and other potential factors. Management continues to monitor both positive and negative potential business trends as these factors continue throughout 2022.
Key factors and trends impacting our business include the following:
•In the first quarter 2021, consumers were bolstered by two stimulus payments, one in January and the other in March, which drove spending and consequently our gross originations volume. These stimulus payments also changed historic 90-day buyout and delinquency patterns during 2020 through the first quarter 2021, with these trends now normalizing to pre-pandemic levels. Recent macro headwinds we have observed since fourth quarter 2021 that are continuing include key merchant partners experiencing lower sales volumes than they did in 2020 and early 2021. In addition, in response to these trends and a deterioration in overall payment ability of our customers, we initiated tightening of our underwriting in fourth quarter 2021 continuing into 2022, which has led to fewer approvals. The combination of these factors is resulting in gross originations trending down significantly year-over-year through February 2022.
•Record levels of inflation combined with supply chain issues (including availability of raw materials from Russia and Ukraine) are expected to impact customers ability to make lease payments and impact key merchant partners
•We anticipate that the challenging macro environment will continue in 2022 but expect that our largest merchant partners will potentially be able to return to growth in the second half of 2022. We also anticipate that impairment charges will continue to rise back to pre-pandemic levels.
•Based on historical trends, if prime lenders that had previously expanded their underwriting due to record low delinquencies in 2020 and early 2021, tighten their underwriting, this could result in potential additional volume and higher credit customers to the Company.

Segment Information
We conduct our business within one business segment, which is defined as providing lease payment options to consumers for the purchase of durable goods from e-commerce partners. Our operations are aggregated into a single reportable operating segment based upon similar economic and operating characteristics as well as similar markets.
Key Performance Metrics
We regularly review several metrics, including the following key metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions, which may also be useful to an investor.
Gross Originations
We measure gross originations to assess the growth trajectory and overall size of our lease portfolio. There is a direct correlation between gross origination growth and revenue growth. We define gross originations as the retail price of the merchandise associated with lease-purchase agreements entered into during the period through our platform. Gross originations do not represent revenue earned. However, we believe this is a useful operating metric for both the Company and investors to use in assessing the volume of transactions that take place on our platforms.
The following table presents gross originations for the years ended December 31, 2021 and 2020, respectively:

(in thousands)	Years ended December 31,			2021 - 2020 Change		2020 - 2019 Change
	2021	2020	2019	$	%	$	%
Gross Originations	$247,964	$236,368	$102,545	$11,596	4.9%	$133,823	130.5%
Wayfair represented 63%, 70% , and 60% of gross origination during the years ended December 31, 2021, 2020 and 2019, respectively.
Gross originations have increased as a result of the addition of new merchant partners, government stimulus, and a continued shift of consumer spending online. The growth of gross originations from customers, excluding Wayfair, year-over-year was 29.9%.
Total Revenue and Bad Debt Recoveries
Total revenue represents the sum of rental revenue, other revenue, and service fees. Bad debt recoveries represent customer payments for receivables that had previously been written off. Bad debt recoveries represent a reduction to bad debt expense in the period in which they are collected. We measure these metrics to assess the total view of paythrough performance of our customers. We believe looking at these components of our consolidated financial statements is useful to an investor as it helps to understand the total payment performance of customers.
The following tables present total revenue and bad debt recoveries for the years ended December 31, 2021 and 2020, respectively:

(in thousands)	Years ended December 31,
	2021	2020	2019
Total revenue	$303,113	$247,200	$91,877
Bad debt recoveries (1)	$6,069	$3,465	$1,499
__________________
(1)Bad debt recoveries represent 21%, 22%, and 16% of total bad debt expense for the years ended December 31, 2021, 2020 and 2019, respectively.
Gross Profit
Gross profit represents total revenue less cost of revenue, and is a measure presented in accordance with U.S. GAAP. We also use adjusted gross profit as a key performance indicator to provide an understanding of one aspect of our performance specifically attributable to total revenue and the variable costs associated with total revenue.

Adjusted Gross Profit
Adjusted gross profit represents gross profit less variable operating expenses, which are servicing costs, underwriting fees, and bad debt expense. We believe that adjusted gross profit provides a meaningful understanding of one aspect of our performance specifically attributable to total revenue and the variable costs associated with total revenue. See “—Non-GAAP Financial Measures” section below for a reconciliation of adjusted gross profit, which is a non-GAAP measure utilized by management, to gross profit.
Components of Results of Operations
Revenue
Revenue consists of rental revenue, other revenue and service fees. Rental revenue consists of revenue earned from property held for lease and agreed-upon charges related to lease-purchase agreements. Other revenue consists of sub-lease revenue, revenue from merchant partnerships, and infrequent sales of property formerly on lease when customers terminate a lease and elect to return the property to the Company rather than the Company’s merchant partners. Service fees consists of fees related to leases originated by the Company’s former subsidiary Cognical SPV-4 LLC (which was liquidated in December 2020) on behalf of a third-party merchant which the Company services for a contractually determined fee.
Cost of Revenue
Cost of revenue consists primarily of depreciation expense related to property held for lease, impairment of property held for lease, net book value of property buyouts, payment processing fees, and other costs associated with offering lease-purchase transactions to customers.
Operating Expenses
Operating expenses consist of servicing costs, underwriting fees, professional and consulting fees, technology and data analytics expense, bad debt expense, compensation costs and general and administrative expense. Servicing costs primarily consist of permanent and temporary call center support. Underwriting fees primarily consist of data costs related to inputs from customer underwriting models. Professional and consulting fees primarily consist of corporate legal and accounting costs. Technology and data analytics expense primarily consist of salaries and benefits for computer programming and data analytics employees that support our underlying technology and proprietary risk model algorithms. Bad debt expense primarily consists of provisions for uncollectible accounts receivable, net of recoveries. Compensation costs consist primarily of payroll and related costs and stock-based compensation. General and administrative expense consists primarily of occupancy costs, travel and entertainment, and other general overhead costs, including depreciation and amortization related to office equipment and software.

Results of Operations
Year Ended December 31, 2021 Compared to Year Ended December 31, 2020
The following table sets forth our results of operations for the years ended December 31, 2021 and 2020:

(in thousands)	Years Ended December 31,		Change
	2021	2020	$	%
Revenue
Rental revenue	$302,794	$246,927	$55,867	22.6%
Other revenue	319	200	119	59.5%
Service fees	—	73	(73)	(100.0)%
Total revenue	303,113	247,200	55,913	22.6%
Cost of revenue	214,124	167,412	46,712	27.9%
Gross profit	88,989	79,788	9,201	11.5%
Operating expenses:
Servicing costs	4,737	4,077	660	16.2%
Underwriting fees	1,876	2,344	(468)	(20.0)%
Professional and consulting fees	5,987	2,949	3,038	103.0%
Technology and data analytics	8,196	6,296	1,900	30.2%
Bad debt expense	28,299	16,064	12,235	76.2%
Compensation costs	26,943	6,874	20,069	292.0%
General and administrative	11,294	4,278	7,016	164.0%
Total operating expenses	87,332	42,882	44,450	103.7%
Income from operations	1,657	36,906	(35,249)	(95.5)%
Loss on extinguishment of debt	—	(402)	402	(100.0)%
Interest expense and other fees	(16,485)	(13,588)	(2,897)	21.3%
Change in fair value of warrant liability	36,573	102	36,471	35755.9%
Income before provision for income taxes	21,745	23,018	(1,273)	(5.5)%
Provision for income taxes	(539)	(487)	(52)	10.7%
Net income	$21,206	$22,531	$(1,325)	(5.9)%
Rental revenue
Rental revenue increased by $55.9 million, or 22.6%, for the year ended December 31, 2021. The increase in rental revenue was attributed to the addition of new merchant partners on the Katapult platforms. During the period we onboarded 102 new merchant partners. In addition, we experienced a 5% increase in originations, which is a direct result of the increases in e-commerce activity.
Cost of revenue
Cost of revenue increased $46.7 million, or 27.9%, for the year ended December 31, 2021. This increase was primarily driven by various promotions and pricing concessions combined with the increase in rental revenue and origination volume over this period.
Gross profit
Gross profit increased by $9.2 million, or 11.5%, for the year ended December 31, 2021. The increase in gross profit was primarily due to the addition of new merchant partners and an increase in originations during the period. Gross profit as a percentage of total revenue decreased to 29% for the year ended December 31, 2021, compared to

32% for the same period in 2020. This decrease was driven by the normalization of customer payment performance as compared to the 2020 period and various promotions and pricing concession for merchant partners.

(in thousands)	Years Ended December 31,		Percentage of Total Revenue
	2021	2020	2021	2020
Total revenue	$303,113	$247,200	—	—
Servicing costs	4,737	4,077	1.6%	1.6%
Underwriting fees	1,876	2,344	0.6%	0.9%
Professional and consulting fees	5,987	2,949	2.0%	1.2%
Technology and data analytics	8,196	6,296	2.7%	2.5%
Bad debt expense	28,299	16,064	9.3%	6.5%
Compensation costs	26,943	6,874	8.9%	2.8%
General and administrative	11,294	4,278	3.7%	1.7%
Servicing Costs
Servicing costs increased by $0.7 million, or 16.2%, for the year ended December 31, 2021. This was primarily due an increase in call center headcount to service the increase in originations during the same period and was offset by scalability efficiencies achieved in the latter part of 2020 and throughout 2021.
Underwriting fees
Underwriting fees decreased by $0.5 million, or 20%, for the year ended December 31, 2021. This was primarily due to efficiencies achieved during the latter part of 2020 related to the continual refinement of our customer underwriting model and specifically, our ability to favorably renegotiate third party data costs, despite an increase in underwriting activity associated with increased revenue volume over the period.
Professional and consulting fees
Professional and consulting fees increased by $3.0 million, or 103%, for the year ended December 31, 2021. This increase was primarily driven by the Merger, which resulted in $1.2 million of non-capitalizable expenses for the year ended December 31, 2021. Further contributing to the increase were an increase in accounting and legal fees in preparation of becoming a public company and consulting fees associated with SOX compliance readiness as compared to 2020.
Technology and data analytics
Technology and data analytics expense increased by $1.9 million, or 30.2%, for the year ended December 31, 2021. This was primarily due to added employee headcount to continue the build-out of the Company’s technological infrastructure and continued improvement of our proprietary risk model algorithms, partially offset by a greater portion of software development activities qualifying for capitalization in 2021.
Bad debt expense
Bad debt expense increased $12.2 million, or 76.2%, for the year ended December 31, 2021. This increase was primarily driven by the increase in our lease base resulting in a larger accounts receivable balance year over year. In addition, delinquencies were at record lows during part of 2020 due primarily to the U.S. government stimulus to individuals for COVID-19 relief.
Compensation costs
Compensation costs increased by $20.1 million or 292% for the year ended December 31, 2021. This increase is related to an increase in stock-based compensation for the immediate vesting of restricted stock awards upon the Merger, payment of transaction related employee bonuses and added headcount to support our growth trajectory. Stock-based compensation increased $12.7 million from $0.4 million to $13.1 million year over year.

General and administrative
General and administrative expense increased by $7.0 million, or 164%, for the year ended December 31, 2021. This increase is related to an increase in insurance and other related costs as a public company, and increased marketing, advertising expenses, and software related expense.
Interest expense and other fees
Interest expense and other fees increased by $2.9 million, or 21.3%, for the year ended December 31, 2021. This was primarily due to an increase in total outstanding principal balance of indebtedness on our debt facilities during 2021. The principal balances on our indebtedness increased due to increased origination volume combined with borrowings on the term loan facility that we entered into during 2020.
Change in fair value of warrant liability
The change in fair value of warrant liability was $36.5 million for the year ended December 31, 2021. The balance consists of changes in the fair value of the Company’s warrant liability, which decreased due to the decline in the fair value of the public warrants.
Provision for income taxes
Provision for income taxes was $0.5 million for the years ended December 31, 2021 and 2020. The provision is related to certain states where accelerated federal tax depreciation is disallowed.

Year Ended December 31, 2020 Compared to Year Ended December 31, 2019
The following table sets forth our results of operations for the years ended December 31, 2020 and 2019:

(in thousands)	Years Ended December 31,		Change
	2020	2019	$	%
Revenue
Rental revenue	$246,927	$90,996	$155,931	171.4%
Other revenue	200	368	(168)	(45.7)%
Service fees	73	513	(440)	(85.8)%
Total revenue	247,200	91,877	155,323	169.1%
Cost of revenue	167,412	71,220	96,192	135.1%
Gross profit	79,788	20,657	59,131	286.3%
Operating expenses:
Servicing costs	4,077	2,934	1,143	39.0%
Underwriting fees	2,344	2,562	(218)	(8.5)%
Professional and consulting fees	2,949	1,347	1,602	118.9%
Technology and data analytics	6,296	4,293	2,003	46.7%
Bad debt expense	16,064	9,163	6,901	75.3%
Compensation costs	6,874	5,514	1,360	24.7%
General and administrative	4,278	4,236	42	1.0%
Total operating expenses	42,882	30,049	12,833	42.7%
Income from operations	36,906	(9,392)	46,298	(493.0)%
Loss on extinguishment of debt	(402)	(823)	421	(51.2)%
Interest expense and other fees	(13,588)	(8,577)	(5,011)	58.4%
Change in fair value of warrant liability	102	—	102	100.0%
Income before provision for income taxes	23,018	(18,792)	41,810	(222.5)%
Provision for income taxes	(487)	—	(487)	100.0%
Net income (loss)	$22,531	$(18,792)	$41,323	(219.9)%
Rental revenue
Rental revenue increased by $155.9 million, or 171.4%, to $246.9 million for the year ended December 31, 2020, from $91.0 million for 2019. This was primarily due to the Company’s addition of Wayfair as a merchant partner, which accounted for 72% of origination dollars in 2020, versus 58% in 2019. The difference in percentage of origination dollars was mainly driven by Wayfair being a merchant partner for the full year in 2020, versus a partial year in 2019. Additionally, the Company experienced a 119.1% increase in originations over the period due to the acceleration of e-commerce activity during the COVID-19 pandemic. A timing lag exists between originations and rental revenue because an origination in a given period will result in revenue over the resulting lease term, which can occur in subsequent periods. The 171.4% increase in rental revenue during 2020 was partly driven by a larger proportion of 2019 originations occurring towards the end of the year, as 38.3% of 2019 originations occurred in the fourth quarter 2019. These later 2019 originations resulted in increased rental revenue in early 2020.
Other revenue
Other revenue decreased by approximately $0.2 million, or 45.7%, to $0.2 million for the year ended December 31, 2020, from $0.4 million in 2019 due to our sub-lease arrangement ending in July 2019.

Service fees
Revenue from service fees decreased by $0.4 million, or 85.8%, to $0.1 million for the year ended December 31, 2020, from $0.5 million in 2019. This was primarily driven by the termination of a pilot partnership in February 2019.
Cost of revenue
Cost of revenue increased $96.2 million, or 135.1%, to $167.4 million for the year ended December 31, 2020, from $71.2 million in 2019. This increase was primarily driven by the proportional increase in rental revenue and origination volume over this period, which was offset by lower depreciation related to property held for lease. Cost of revenue as a percentage of total revenue decreased to 67.7% for the year ended December 31, 2020, compared to 77.5% in 2019. Cost of revenue decreased as a percentage of total revenue due to improved underwriting and payment collection performance.
Gross profit
Gross profit increased by $59.1 million, or 286.3%, to $79.8 million for the year ended December 31, 2020, from $20.7 million in 2019. This was due to the individual revenue and cost of revenue drivers described above. These individual drivers were caused by an overall increase in performance on recently originated leases, which was due to improved underwriting and payment collection performance.
Operating expenses
The following tables quantify the dollar amounts of operating costs versus total revenue for the years ended December 31, 2020 and 2019.

(in thousands)	Years Ended December 31,		Percentage of Total Revenue
	2020	2019	2020	2019
Total revenue	$247,200	$90,996	—	—
Servicing costs	4,077	2,934	1.6%	3.2%
Underwriting fees	2,344	2,562	0.9%	2.8%
Professional and consulting fees	2,949	1,347	1.2%	1.5%
Technology and data analytics	6,296	4,293	2.5%	4.7%
Bad debt expense	16,064	9,163	6.5%	10.1%
Compensation costs	6,874	5,514	2.8%	6.1%
General and administrative	4,278	4,236	1.7%	4.7%
Servicing Costs
Servicing costs increased by $1.1 million, or 39.0%, to $4.1 million for the year ended December 31, 2020, from $2.9 million in 2019. This was primarily due to the increase in overall revenue during the same period and was offset by scalability efficiencies achieved in 2020.
Underwriting fees
Underwriting fees decreased by approximately $0.2 million, or 8.5%, to $2.3 million for the year ended December 31, 2020, from $2.6 million in 2019. This was primarily due to scalability efficiencies achieved during the year as the Company refines its customer underwriting model, specifically the Company’s ability to favorably renegotiate third party data costs, despite an increase in underwriting activity associated with increased revenue volume over the period.

Professional and consulting fees
Professional and consulting fees increased by $1.6 million, or 118.9%, to $2.9 million for the year ended December 31, 2020, compared to $1.3 million in 2019. This increase was primarily driven by the pending business combination, which resulted in $1.0 million of non-capitalizable expenses for the year ended December 31, 2020. Additionally, the Company incurred approximately $0.4 million of legal fees associated with investor transactions for the year ended December 31, 2020.
Technology and data analytics
Technology and data analytics expense increased by $2.0 million, or 46.7%, to $6.3 million for the year ended December 31, 2020, compared to $4.3 million in 2019. This was primarily due to a proportional addition to employee headcount to continue the build-out of the Company’s technological infrastructure and continued improvement and management of our proprietary risk model algorithms.
Bad debt expense
Bad debt expense primarily consists of provisions for uncollectible accounts receivable, net of recoveries. Bad debt expense increased by $6.9 million, or 75.3%, to $16.1 million for the year ended December 31, 2020, compared to $9.2 million in 2019. This increase was primarily driven by the proportional increase in rental revenue over this period, which was offset by decreased charge-off rates due to better underwriting and payment collection performance.
Compensation costs
Compensation costs increased by $1.4 million or 24.7% for the year ended December 31, 2020. This increase is related to added headcount to support the growth trajectory of the Company.
General and administrative
General and administrative expense consists primarily of occupancy costs, travel and entertainment, and other general overhead costs, including depreciation and amortization related to office equipment. General and administrative expense was flat year over year.
Loss on extinguishment of debt
Loss on extinguishment of debt decreased by $0.4 million, or 51.2%, to $0.4 million for the year ended December 31, 2020, compared to $0.8 million in 2019. Loss on extinguishment of debt for the year ended December 31, 2020 was related to the repayment of the Company’s non-revolving line of credit and bridge loan, and the 2019 loss on extinguishment was related to the capital raising activities and conversion of convertible notes during that period.
Interest expense and other fees
Interest expense and other fees increased by $5.0 million, or 58.4%, to $13.6 million for the year ended December 31, 2020, compared to $8.6 million in 2019. This was primarily due to an increase in total outstanding principal balances on our debt during 2020. Principal balances increased due to increased origination volume.
Change in fair value of warrant liability
Change in fair value of warrant liability was $0.1 million for the year ended December 31, 2020 and was $0 in 2019. This consists of changes in the fair value of the Company’s warrant liability, in 2020 which was driven by a reduction in the fair value of this liability between issuance and year-end.
Non-GAAP Financial Measures
In addition to gross profit and net income, which are measures presented in accordance with U.S. GAAP, we believe that adjusted gross profit and adjusted EBITDA provide relevant and useful information which is widely used by analysts, investors, and competitors in our industry in assessing performance. Adjusted gross profit and adjusted EBITDA are supplemental measures of our performance that are neither required by nor presented in accordance with U.S. GAAP. Adjusted gross profit and adjusted EBITDA should not be considered as substitutes for U.S. GAAP metrics such as gross profit, operating income, net income, or any other performance measures derived in accordance with U.S. GAAP and may not be comparable to similar measures used by other companies.
Adjusted gross profit represents gross profit less variable operating expenses, which are servicing costs, underwriting fees, and bad debt expense. We believe that adjusted gross profit provides a meaningful understanding of one aspect of our performance specifically attributable to total revenue and the variable costs associated with total revenue.
Adjusted EBITDA is a non-GAAP financial measure that is defined as net income (loss) before interest expense and other fees, change in fair value of warrant liability, (provision) benefit for income taxes, depreciation and amortization on property and equipment, impairment of leased assets, stock-based compensation expense, and transaction costs associated with the Merger. Adjusted net income is a non-GAAP financial measure that is defined as net (loss) income before change in fair value of warrant liability, stock-based compensation expense and transaction costs associated with the Merger.
Adjusted gross profit and adjusted EBITDA are useful to an investor in evaluating our performance because these measures:
•Are widely used to measure a company’s operating performance;
•Are financial measurements that are used by rating agencies, lenders and other parties to evaluate our credit worthiness; and
•Are used by our management for various purposes, including as measures of performance and as a basis for strategic planning and forecasting.
The following table presents gross profit and adjusted gross profit for the year ended December 31, 2021, 2020 and 2019:

(in thousands)	Years Ended December 31,			2021-2020 Change		2020-2019 Change
	2021	2020	2019	$	%	$	%
Total revenue	$303,113	$247,200	$91,877	$55,913	22.6%	$155,323	169.1%
Cost of revenue	214,124	167,412	71,220	46,712	27.9%	96,192	135.1%
Gross profit	88,989	79,788	20,657	9,201	11.5%	59,131	286.3%
Less:
Servicing costs	4,737	4,077	2,934	660	16.2%	1,143	39.0%
Underwriting fees	1,876	2,344	2,562	(468)	(20.0)%	(218)	(8.5)%
Bad debt expense	28,299	16,064	9,163	12,235	76.2%	6,901	75.3%
Adjusted gross profit	$54,077	$57,303	$5,998	$(3,226)	(5.6)%	$51,305	855.4%

The reconciliations of net income (loss) to adjusted EBITDA for the years ended December 31, 2021, 2020 and 2019 are as follows:

(in thousands)	Years Ended December 31,			2021-2020 Change		2020-2019 Change
	2021	2020	2019	$	%	$	%
Net income (loss)	$21,206	$22,531	$(18,792)	$(1,325)	(5.9)%	$41,323	(219.9)%
Add back:
Interest expense and other fees	16,485	13,588	8,577	2,897	21.3%	5,011	58.4%
Loss on extinguishment of debt	—	402	823	(402)	(100.0)%	(421)	(51.2)%
Change in fair value of warrant liability	(36,573)	(102)	—	(36,471)	NM	(102)	NM
Provision for income taxes	539	487	—	52	10.7%	487	NM
Depreciation and amortization on property and equipment	321	83	65	238	286.7%	18	27.7%
Impairment of leased assets	(1,490)	1,433	4,119	(2,923)	(204.0)%	(2,686)	(65.2)%
Stock-based compensation expense (1)	13,476	351	315	13,125	NM	36	11.4%
Transaction costs associated with the Merger (2)	3,350	1,040	—	2,310	222.1%	1,040	NM
Legal fees associated with investor transactions (3)	—	362	—	(362)	(100.0)%	362	NM
Adjusted EBITDA	$17,314	$40,175	$(4,893)	$(22,861)	(56.9)%	$45,068	(921.1)%
__________________
(1)Includes $0.5 million of employer payroll taxes in 2021.
(2)Consists of non-capitalizable transaction cost associated with the Merger.
(3)Consists of legal expenses incurred in connection with non-recurring investor-related matters including stock transfers, sale of founder shares, and warrant exercises.
NM - calculation is not meaningful

The reconciliations of net income to adjusted net income for the year ended December 31, 2021 and 2020 are as follows:

(in thousands)	Years Ended December 31,			2021-2020 Change		2020-2019 Change
	2021	2020	2019	$	%	$	%
Net income (loss)	$21,206	$22,531	$(18,792)	$(1,325)	(5.9)%	$41,323	(219.9)%
Add back:
Change in fair value of warrant liability	(36,573)	(102)	—	(36,471)	35755.9%	(102)	NM
Stock-based compensation expense (1)	13,475	351	315	13,124	3739.0%	36	11.4%
Transaction costs associated with merger (2)	3,350	1,040	—	2,310	222.1%	1,040	NM
Adjusted net income (loss)	$1,458	$23,820	$(18,477)	$(22,362)	(93.9)%	$42,297	(228.9)%
__________________
(1)Includes $0.5 million of employer payroll taxes.
(2)Consists of non-capitalizable transaction cost associated with the Merger.
NM-  calculation is not meaningful
ASC 842 Adoption
For illustrative purposes only, we are disclosing non-GAAP results for the years ended December 31, 2021 and 2020, respectively as if the lessor accounting impacts of ASC 842 were in effect for these periods. Total revenue under ASC 842 and bad debt expense (net of recoveries) under ASC 842 are supplemental disclosures that are neither required by nor presented in accordance with U.S. GAAP.
Management believes these non-GAAP measures for 2021 and 2020 provide relevant and useful information for users of our financial statements, as it provides comparability with the financial results we will be reporting beginning in 2022 when ASC 842 becomes effective and we begin to recognize revenue from customers when the revenue is earned and cash is collected instead of on an accrual basis as we have historically done. Upon adoption, we will no longer record accounts receivable arising from lease receivables due from customers incurred during the normal course of business for lease payments earned but not yet received from the customer or any corresponding allowance for doubtful accounts.

(in thousands)	Years Ended December 31,
	2021	2020
As Reported:
Total revenue	$303,113	$247,200
Bad debt expense (net of recoveries)	28,299	16,064
Income before provision for income taxes	$21,745	$23,018

Non-GAAP Results:
Total revenue under ASC 842	$277,560	$233,619
Bad debt expense (net of recoveries) under ASC 842	—	—
Income before provision for income taxes under ASC 842	$24,491	$25,501
__________________
*Total revenue under ASC 842 also reflects the impact of the change in recognizing revenue when it is earned and cash is collected.

Liquidity and Capital Resources
The following table presents our cash, restricted cash, and accounts receivable, net, as of December 31, 2021 and 2020:

(in thousands)	December 31,
	2021	2020	2019
Cash	$92,494	$65,622	$7,507
Restricted cash	3,937	3,975	4,739
Accounts receivable, net	2,007	1,636	924
The table below sets forth a summary of our cash flow for the years ended December 31, 2021 and 2020 (dollars in thousands):

(in thousands)	Years Ended December 31,
	2021	2020	2019
Net cash provided by (used in) operating activities	$2,166	$(2,142)	$(31,584)
Net cash used in investing activities	(1,436)	(402)	91
Net cash provided by financing activities	26,104	59,895	40,777
Net increase in cash and restricted cash	$26,834	$57,351	$9,284
Operating Activities
Net cash provided by operating activities was $2.2 million for the year ended December 31, 2021. This reflects our net income of $21.2 million, adjusted for non-cash charges of $213.5 million and net cash outflows of $232.5 million from changes in our operating assets and liabilities. Non-cash charges consisted primarily of increases in depreciation and amortization of $144.0 million, net book value of property buyouts of $45.6 million, bad debt expense of $28.3 million and stock compensation of $13.0 million. Partially offsetting these increases was $14.6 million of impairment expense.
Net cash used in operating activities was $2.1 million for the year ended December 31, 2020, a decrease of $29.4 million from $31.6 million used in operating activities for the year ended December 31, 2019. This reflects our net income of $22.5 million, adjusted for non-cash charges of $177.1 million and net cash outflows of $201.8 million from changes in our operating assets and liabilities. Non-cash charges consisted primarily of depreciation and amortization, which increased $64.4 million; net book value of property buyouts, which increased $19.4 million; impairment expense, which increased $7.1 million; and bad debt expense, which increased $6.9 million.
Investing Activities
Net cash used in investing activities was $1.4 million for the year ended December 31, 2021 and was primarily due to an increase in capitalized software of $1.0 million coupled with $0.4 million of purchases of property and equipment.
Net cash used in investing activities was $0.4 million for the year ended December 31, 2020 and was primarily due to purchases of property and equipment of $0.2 million and capitalized software of $0.2 million.
Financing Activities
Net cash provided by financing activities was $26.1 million for the year ended December 31, 2021 and was due to $38.9 million of cash received from the Merger, net of transaction costs and consideration paid to selling stockholders, $7.0 million of advances on the revolving line of credit, and $0.7 million of proceeds from exercise of stock options. These increases were offset by $20.5 million of principal repayments on the revolving line of credit.
Net cash provided by financing activities was $59.9 million for the year ended December 31, 2020 and was primarily due to proceeds from revolving line of credit of $39.9 million and net proceeds from term loan of $49.1 million, which was offset by principal repayment on the revolving line of credit of $4.8 million, principal repayment of long term debt of $7.5 million, and principal repayment of the non-revolving line of credit of $16.0 million.
Financing Arrangements
Senior Secured Term Loan and Revolving Loan Facility
On May 14, 2019, Katapult SPV-1 LLC, as borrower ("Borrower"), and Katapult Group, Inc. (f/k/a Cognical, Inc.) entered into a loan and security agreement (the “credit agreement”) with Midtown Madison Management, LLC as agent for various funds of Atalaya Capital Management (“Atalaya”), for a senior secured revolving loan facility (“revolving loan facility”) with an initial commitment of $50.0 million and the lender having the right to increase to a maximum of $150 million commitment over time. The revolving loan facility is subject certain covenants and originally had an 85% advance rate on eligible accounts receivable, which was increased to 90% in March 2020. The annual interest rate on the principal was the LIBOR plus 11% per annum through July 2020. Beginning in August 2020, the interest rate stepped down to LIBOR plus 7.5% per annum. There is a 2% floor on the LIBOR. On September 28, 2020, the lenders increased the maximum commitment to a total of $125.0 million. On December 4, 2020, the Company entered into the ninth amendment to the revolving loan facility. This amendment provided the lenders with the right to increase the revolving commitment amount from $125.0 million to $250.0 million. This right has not yet been exercised by the lenders as of April 5, 2022.
Pursuant to the ninth amendment to the credit agreement entered into on December 4, 2020, Atalaya also provided the Company with a senior secured term loan (“term loan facility”) commitment of up to $50.0 million. The Company drew down the full $50.0 million of the term loan facility on December 4, 2020. The term loan facility bears interest at one-month LIBOR plus 8.0% (with a 1% LIBOR floor) and an additional 3% interest per annum will accrue to the principal balance as paid-in-kind (“PIK”) interest. Total outstanding principal and PIK interest is $51.7 million at December 31, 2021. An additional 3% interest per annum will accrue to the principal balance as paid-in-kind (“PIK”) interest. The term loan facility matures on December 4, 2023.
This credit facility is also subject to certain customary representations, affirmative covenants and negative covenants, which consist of maintaining lease performance metrics, financial ratios related to operating results, and lease delinquency ratios, along with customary negative covenants. The outstanding line of credit, including unpaid principal and interest, is due December 4, 2023 unless there is an earlier event of default such as bankruptcy, default on interest payments, or a change of control (excluding an acquisition by a special purpose acquisition company), at which point the facility may become due earlier. Total outstanding principal under the revolving line of credit was $62.0 million at December 31, 2021.
The negative covenants limit our ability to: incur additional indebtedness; pay dividends, redeem stock or make other distributions; amend our material agreements; make investments; create liens; transfer or sell the collateral for the credit facility; make negative pledges; consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and enter into certain transactions with affiliates. Early repayments of certain amounts under our credit facility are subject to prepayment penalties.
The credit agreement governing our credit facility also requires us to maintain the following financial covenants:
•Minimum Trailing Twelve Month Adjusted EBITDA: As of the end of each fiscal month, the TTM Adjusted EBITDA (as defined in the credit agreement) must not be less than (i) during the period on and after October 1, 2021 and until (and including) June 30, 2023, ($15,000,000), (ii) during the period on and after July 1, 2023 and until (and including) December 31, 2023, $0.00, and (iii) at all times thereafter, $20,000,000.
•Minimum Tangible Net Worth: As of the end of each fiscal month, the Tangible Net Worth (as defined in the credit agreement) of Katapult Holdings, Inc. and its subsidiaries, on a consolidated basis, must be greater than or equal to the sum of (i) $(18,500,000) plus (ii) the greater of (A) zero dollars and (B) fifty percent of all aggregate Parent Consolidated Net Income (as defined in the credit agreement) since April 30, 2019 (as determined in accordance with GAAP.

•Minimum Liquidity: As of any date of determination, Katapult Holdings, Inc. must not permit Liquidity (as defined in the credit agreement) to be less than $50 million of cash and cash equivalents on hand.
•Compliance with Total Advance Rate: At the end of each fiscal month and as of the making of any advance under the credit agreement, the Total Advance Rate (as defined in the credit agreement) must not exceed (i) from the period on or after October 1, 2021 to and including December 31, 2022, 140%, (ii) from January 1, 2023 to and including December 31, 2023, 130% and (iii) at all times thereafter, 120%. If at any time during which there is a Total Advance Rate Reserve Account (as defined in the credit agreement), the Total Advance Rate exceeds the applicable rate for any of the foregoing periods, the borrower may cure such Default (as defined in the credit agreement) by depositing funds in the Total Advance Rate Reserve Account in an amount necessary to reduce the Total Advance Rate to the maximum permitted rate for such period; provided that borrower's right to cure a default may be exercised no more than a total of five (5) times.
Failure to comply with any of these covenants or other obligation or agreement under the credit agreement that is not cured within the specified period under the credit agreement would result in an event of default under the agreement. Upon an event of default, the lenders can exercise their remedies under the credit agreement including the immediate termination of any loan commitments under the agreement and the acceleration of repayment of all obligations under the credit agreement immediately.
During the year ended December 31, 2021, the credit agreement was amended to, among other things: (1) amend the trailing twelve month ("TTM") Adjusted EBITDA (as defined in the credit agreement) financial covenant to (2) increase the minimum liquidity covenant to $50.0 million; (3) amend the definition of “Liquidity” to include Cash Equivalents (as defined in the credit agreement): and (4) amend the Total Advance Rate (as defined in the credit agreement) financial covenant. No modifications were made to applicable funding costs or the maturity date of the revolving loan facility.
As of December 31, 2021 and 2020, the Company was in compliance with the covenants in the credit agreement.
On March 14, 2022, the borrower, Katapult Holdings, Inc. and Katapult Group, Inc. entered into the thirteenth amendment to the credit agreement to amend the number of times the borrower can cure a default with respect to compliance with the Total Advance Rate covenant from two to five. As of April 5, 2022, the Borrower has exercised its right to cure such a default two times.
For additional information on our loan obligations, refer to Notes 7 and 8 to our audited consolidated financial statements included elsewhere in this prospectus.
Pledge and Guaranty
Pursuant to the Pledge Agreement, dated as of May 14, 2019, between Katapult Group, Inc. (f/k/a Cognical, Inc.) and Midtown Madison Management, LLC, Katapult Group, Inc. pledged and granted a first priority security interest in all equity interests of the Borrower and any investment property and general intangibles evidenced by or related to such membership interests. Pursuant to the Corporate Guaranty and Security Agreement, dated as of December 4, 2020, by and among Katapult Group, Inc., Legacy Katapult and Midtown Madison Management, LLC, Katapult and Katapult Group, Inc. have granted a first priority security interest in all of their respective assets and Katapult and Katapult Group, Inc. guarantee payment of all obligations of the Borrower under the facility.
Sources and Material Cash Requirements
Our principal sources of liquidity are our cash, cash flows generated from operations and availability under our revolving credit facility. Our primary uses of cash include purchases of assets held for lease and funding for growth initiatives.
Our ability to fund future operating needs will be dependent on our ability to generate positive cash flows from operations and obtain financing for growth as needed. We have $92.5 million of unrestricted cash at December 31,

2021 which we believe is sufficient to meet our liquidity needs for the next 12 months. We believe we will meet longer-term (beyond 12 months) cash requirements through a combination of available cash on hand, cash flows generated from operations and availability under our revolving credit facility.
The table below summarizes our material cash requirements as of December 31, 2021:

(in thousands)	Payments by Year
	Total	2022-2023	2024-2025	Thereafter
Line of credit (1)	$73,959	$73,959	$—	$—
Long term debt (2)	64,114	64,114	—	—
Operating lease commitments	1,422	918	504	—
Total	$139,495	$138,991	$504	$—
__________________
(1)Future cash obligations include scheduled interest payments due based on the interest rate of 9.5% as of December 31, 2021.
(2)Future cash obligations include scheduled interest payments due based on the interest rate of 9.0%, plus 3.0% paid-in-kind interest as of December 31, 2021.
As the impact of the COVID-19 pandemic on the economy and our business evolves, we will continue to evaluate our liquidity needs. Should we require additional sources of liquidity, we believe that we can finance our future needs through debt or issuance of additional equity. However, we cannot guarantee that we will be able to obtain financing through debt or equity issuances on reasonable/favorable terms.
Critical Accounting Policies and Estimates
The preparation of our consolidated financial statements in conformity with U.S. GAAP requires us to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the periods presented. We evaluate our significant estimates on an ongoing basis. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates under different assumptions or conditions, impacting our reported results of operations and financial condition.
We believe that the accounting estimates described below involve a significant degree of judgment and complexity and have the greatest potential effect on our consolidated financial statements. Accordingly, we believe these are the most critical to aid in fully understanding and evaluating our consolidated financial condition and results of operations.
For further information, see Note 2 to our audited consolidated financial statements included elsewhere in this prospectus.
Rental Revenue Recognition
Property held for lease is leased to customers pursuant to lease purchase agreements with an initial term: typically one week, two weeks, or one month, with non-refundable lease payments. Generally, the customer has the right to acquire title and ownership either through a 90-day purchase option, an early purchase option (buyout) available prior to completion of the full agreement, or by completing all lease renewal payments, generally 10, 12 or 18 months, for ownership. On any current lease, customers have the option to terminate the agreement at any time without penalty in accordance with lease-purchase agreement terms. Accordingly, customer agreements are accounted for as operating leases with lease revenues recognized in the month they are earned based on the accrual basis of accounting. Amounts received from customers who elect purchase options (buyouts) are included in rental revenue, when earned. Lease payments received prior to their due dates are deferred and recorded as unearned revenue and are recognized as revenue in the period in which they are earned. Rental revenue also includes agreed-upon charges assessed to customer lease applications. Payments are received upon submission of the applications and execution of the lease purchase agreements. Services are considered to be rendered and revenue earned over the initial lease term. The Company also may assess fees for missed or late payments, which are recognized as revenue in the billing period in which they are assessed if collectability is reasonably assured. Revenues from leases are reported net of sales taxes.
There are uncertainties involved with applying rental revenue recognition due to the non-prime nature of our consumers, and the conclusion about likelihood to pay after a customer goes delinquent.
Accounts Receivable and Allowance for Doubtful Accounts
Accounts receivable are recorded net of allowances for doubtful accounts. Accounts receivable consist primarily of lease receivables due from customers incurred during the normal course of business for lease payments earned not yet received from the customer. On a periodic basis, management evaluates its accounts receivable and determines whether to provide an allowance for doubtful accounts or if any accounts should be written off based on past history of write-offs, collections, and current credit conditions. We maintain an allowance for doubtful accounts to provide for uncollected amounts based on historical collection experience and an analysis of the aging of receivables per the following categories: 1-30 days, 31-60 days, 61-90 days. This analysis results in the determination of loss rate percentages that are applied to outstanding receivables in each of these categories as of period end. We write off accounts receivables that are over 90 days contractually past due. Bad debt expense is classified in operating expenses within the consolidated statements of operations and comprehensive loss. We do not require any security or collateral to support its receivables.
There are uncertainties involved in estimating the allowance for doubtful accounts due to unanticipated changes in the business environment, as well as factors and risks associated with our customers’ behaviors.
Stock-Based Compensation
We measure and record compensation expense related to stock-based awards based on the fair value of those awards as determined on the date of the grant. We recognize stock-based compensation expense over the requisite service period of the individual grant, generally equal to the vesting period and uses the straight-line method to recognize stock-based compensation. We use the Black-Scholes-Merton (“Black-Scholes”) option-pricing model to determine the estimated fair value of stock-based awards. The Black-Scholes option-pricing model requires estimates of highly subjective assumptions, such as expected term, common share price, and volatility, which affect the fair value of each stock option. Forfeitures are accounted for as they are incurred.
There are uncertainties involved when recognizing stock-based compensation expense due to the lack of publicly available share price and volatility data for our common stock. Our valuation utilizes peer company volatility data as well as internally developed valuation models for the common share price which could vary from actual market results.
Income Taxes
We account for income taxes under the asset and liability method pursuant to ASC 740, Income Taxes. Under this method, we recognize deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded for deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized based on all available positive and negative evidence. The determination of whether a deferred tax asset will be realizable is a highly subjective decision based upon estimated future taxable income and could vary from actual results. We recognize a tax benefit only if it is more likely than not the tax position will be sustained on examination by the local taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such positions are then measured based on the largest benefit greater than 50% likelihood of being realized upon settlement with the related tax authority. The changes in recognition or measurement are reflected in the period in which the change in judgment occurs. We record interest and penalties related to unrecognized tax benefits in the provision for income taxes.

Property Held for Lease, Net of Accumulated Depreciation and Impairment
Property held for lease consists of furniture, consumer electronics, appliances, and other durable goods offered for lease-purchase in the normal course of business. Such property is provided to consumers pursuant to a lease-purchase agreement with a minimum term; typically one week, two weeks, or one month. The renewal periods of the initial lease term of the agreement are typically 10, 12 or 18 months. Consumers may terminate a lease agreement at any time without penalty. The average consumer continues to lease the property for 7 months because the consumer either exercises the buyout (early purchase) options or terminates the lease purchase agreement prior to the end of the 10 to 18 month renewal periods. As a result, property held for lease is classified as a current asset on the consolidated balance sheets.
Property held for lease is carried at net book value. Depreciation for property held for lease is generally provided using the income forecasting method and is included within cost of revenue. Under the income forecasting method, property held for lease is depreciated in the proportion of rents received to total expected rents received based on historical data, which is an activity-based method similar to the units of production method. We provide for impairment for the undepreciated balance of the property held for lease assuming no salvage value with a corresponding charge to cost of revenue. Impairment expense includes expense related to property identified as impaired based on historical data, including default trends, such that the recorded amount closely approximates actual impairment expense incurred during the period. We derecognize the undepreciated net book value of property buyouts as buyouts occur with a corresponding charge to cost of revenue. We periodically evaluate fully depreciated property held for lease, net. When it is determined there is no future economic benefit, the related assets and accumulated depreciation are written-off.
There are uncertainties involved when recognizing expenses related to property held for lease due to the subjective nature of the income forecasting method and estimated salvage value, which could vary from actual results.
Recently Issued and Adopted Accounting Pronouncements
See Note 2 to our audited consolidated financial statements included elsewhere in this prospectus for a discussion of accounting pronouncements recently adopted and recently issued accounting pronouncements not yet adopted and their potential impact to our consolidated financial statements.
Emerging Growth Company
As of December 31, 2021, we are an emerging growth company, as defined in the JOBS Act. The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies, allowing them to delay the adoption of those standards until those standards would otherwise apply to private companies. We have elected to use this extended transition period under the JOBS Act. As a result, our consolidated financial statements may not be comparable to the financial statements of companies that are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies. We will remain an emerging growth company under the JOBS Act until the earliest of (a) December 31, 2024, (b) the last date of our fiscal year in which we have a total annual gross revenue of at least $1.07 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

BUSINESS
Corporate History and Background
Katapult Holdings, Inc., formerly known as FinServ Acquisition Corp. (“FinServ”), was incorporated in the state of Delaware in August 2019 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On December 18, 2020, FinServ entered into the Merger Agreement, by and among FinServ, Merger Sub 1, Merger Sub 2, Legacy Katapult, and Orlando Zayas, in his capacity as the representative of all pre-closing stockholders. On June 9, 2021, the transactions contemplated pursuant to the Merger Agreement were consummated through the First Merger, followed immediately by the Second Merger. On the Closing Date, and in connection with the closing of the Merger, FinServ changed its name to Katapult Holdings, Inc. and Merger Sub 2 changed its name to Katapult Immediate Holdings LLC.
The Merger and related transactions were accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with generally accepted accounting principles in United States of America (“GAAP”). Under this method of accounting, FinServ was treated as the “acquired” company for financial reporting purposes with Legacy Katapult determined to be the accounting acquiror. This determination was primarily based on Legacy Katapult’s stockholders prior to the Merger having had a majority of the voting rights in the combined company, Legacy Katapult’s operations represented the ongoing operations of the combined company, Legacy Katapult and its former owners had the right to appoint a majority of the directors in the combined company, and Legacy Katapult's senior management represented the senior management of the combined company. Accordingly, for accounting purposes, the Merger was treated as the equivalent of Legacy Katapult issuing stock for the net assets of FinServ, accompanied by a recapitalization. The net assets of FinServ are stated at historical cost, with no goodwill or other intangible assets recorded. See Note 1 to our audited consolidated financial statements included elsewhere in this prospectus for further information on the Merger and related transactions.
Our wholly owned subsidiaries are Katapult Intermediate Holdings LLC, a Delaware limited liability company formed in December 2020, Katapult Group, Inc. (formerly known as Cognical, Inc.), a Delaware corporation incorporated in March 2012, and Katapult SPV-1 LLC, a Delaware limited liability company formed in March 2019. Legacy Katapult was incorporated in the state of Delaware in 2016. Since April 2019, Katapult SPV-1 LLC has originated all of our lease agreements with customers and owns all of the leased property since April 2019.
Unless otherwise noted, “we”, “us”, “our”, “Katapult”, and the “Company” and similar terms refer to Legacy Katapult and its subsidiaries prior to the consummation of the Merger, and Katapult Holdings, Inc. and its subsidiaries after the Merger.
Company Overview
We are a next-generation platform for digital and mobile-first commerce focused on the non-prime consumer. We provide point-of-sale (POS) lease-purchase options for the underserved U.S. non-prime consumer who may be unable to access traditional financing products to purchase everyday durable goods from our e-commerce merchant partners. Our proprietary technology solution is designed to drive engagement by our network of merchants with the underserved non-prime U.S. consumer. We believe our merchant partners benefit from higher retail conversion and greater marketing spend efficiency being able to reach this underserved segment.
The platform is designed to provide consumers a frustration-free checkout experience that is simple, easy and transparent. Consumers complete a three-step application and our fully automated approval process generates a decision in five seconds or less on average. We empower customers by providing flexibility in their lease-to-own arrangement. Customers can make payments on a weekly, bi-weekly, semi-monthly or monthly basis, and we offer transparent payment options, including allowing customers to make payments for their full renewal term, exercise an early purchase option (buyout), or return items if they have life cycle events or decide their needs change. In addition, we do not charge late fees.

Our solution is designed to enable merchants to efficiently promote and move inventory by allowing merchants to reach a previously inaccessible customer with the goal of driving incremental sales and lowering customer acquisition cost.
We have platform integrations with leading e-commerce platforms and prime lenders. Through e-commerce platform integrations with Shopify, BigCommerce, Magento, and WooCommerce, among others, we can complete initial integrations with merchants with ease. Our prime lender integrations lead to higher approval rates for merchants who have included us as a payment option, ensuring that consumers have options at the checkout and merchants make the most of every consumer site visit.
Technology is at the core of everything we do from simplifying the customer experience to driving repeat transactions. Our proprietary risk models have been built on alternative data sets, including data from over 800,000 lease-to-own transactions and over six plus years of repayments. Furthermore, the platform’s risk management models are built to utilize machine learning to incorporate additional data from new lease-purchase transactions.
From inception through December 31, 2021, we have approved more than 1.8 million customers. We had a net promoter score (NPS) of 54 as of December 31, 2021. NPS is a score that measures the likelihood of users to recommend a company’s products or services to others, and ranges from a low of negative 100 to high of positive 100, and benchmark scores can vary significantly by industry. A score greater than zero represents a company having more promoters than detractors.
For the years ended December 31, 2021, 2020, and 2019, total revenue was approximately $303.1 million, $247.2 million and $91.9 million, respectively. In 2021 we experienced revenue growth of approximately 23%. We generated net income of approximately $21.2 million and $22.5 million for the fiscal year ended December 31, 2021 and 2020, respectively. We incurred a net loss of approximately $18.8 million during the fiscal year ended December 31, 2019.
Industry Background
Our lease-purchase platform offers consumers an alternative to traditional financing of electronics, computers, home furnishings, appliances and other durable goods. Non-prime consumers typically do not have sufficient cash or credit to obtain these goods.
Lease-to-Own Transaction
A lease-to-own ("LTO") transaction is a flexible alternative for consumers to obtain and enjoy brand name merchandise with no long-term obligation. Key features of our lease-to-own transactions include:
•Access to e-commerce retailers. We are a transaction option at checkout for well-known e-commerce merchants such as Wayfair, Lenovo, Nectar, and Purple.
•Convenient payment options. Customers make payments on a weekly, bi-weekly, semi-monthly or monthly basis. Payments can be automatically charged to the customer’s authorized credit card, checking account or debit card. Additionally, customers may make additional payments and exercise cost-saving early payment options.
•No long-term commitment. Customers have the flexibility of no long-term commitment and may return the item under the terms of the lease agreement if he or she does not exercise a purchase option or renew the lease.
Virtual Lease-to-Own Market
According to management estimates, the total addressable market for the virtual lease-to-own market is estimated to be approximately $40 - $50 billion. Based on our 2021 gross originations, we believe that we currently capture less than 1% market share in this market.

Our Solution
We believe we are transforming the way non-prime consumers can purchase durable goods by providing a seamless, easy, and transparent application and checkout experience.
Consumer Features
•Lease-to-own of durable goods. We empower consumers with access to a path to ownership for new and used durable goods and accessories to support such goods with a leasable amount ranging from $100 to $3,500.
•Simple process and efficient approval. Through an easy 3-step application process requiring basic information inputs and no hard credit check, consumers receive fully-automated approval on average in less than 5 seconds.
•Flexible repayment options. Customers can elect to lease an item for the full term, pay off the lease early, or return the item at any time during the term of the lease. To lower the total cost of the lease, during the first 90 days of the lease, customers have an option to purchase the item for a total cost-to-own of the cash price of the item plus a 5% fee in certain states. A $45 fee is also charged in certain states. After 90 days, an early purchase option is available at any time which permits customers to purchase the item for meaningfully less than the full-term cost-to-own as described below. Our customers have the flexibility of no long-term commitment and may return the item under the terms of the lease agreement if he or she does not exercise a purchase option or renew the lease. The payment term for the lease ranges from 10, 12 or 18 months. Payment frequency can be weekly, bi-weekly, semi-monthly or monthly based on a customer's pay frequency.
The total cost a customer may pay in connection with our lease-purchase transaction depends on certain factors, including, but not limited to: (1) total cost limitations, which vary across states and generally range between 2.0 and 2.25 times the cash price, referred to as the Lease Multiple, (2) the maximum length of the lease agreement term (typically 10-18 months), (3) whether the early purchase option (buyout) is exercised, and (4) whether the customer exercises their right to terminate the lease, without penalty if current, thereby ending additional renewal payment obligations. In general, during the first ninety (90) days, our customers have the ability to purchase the good for the cash price of the item plus 5% and any applicable fees (including initial fees, where applicable) and taxes. After ninety (90) days, but prior to reaching the maximum renewal term, the customer may exercise the purchase option at a discount on the remaining lease renewal payments (typically 55–65% of the remaining renewal payments).
Customers may renew through the maximum term at which point they will have paid approximately 2 times the cash price to own the item. Customers have the option to terminate the lease at any time with no penalty or further obligation (other than the lease cost already incurred). Upon termination, the customer must return the durable good that had been leased, which can be returned to us or the merchant if within the merchant's return period. Lease-purchase transactions, unlike credit or a loan, are not subject to variable interest rates and do not include finance charges. Below is an illustrative timeline depicting the total cost a customer would pay at certain points during the life of the transaction:
Merchant Features
•Marketing capabilities. We enable merchants to offer non-prime consumers a lease-purchase option at point of sale, which is coupled with Katapult tools and digital resources to attract, identify and educate consumers on the Katapult option for paying over time.
•Analytics. We provide merchants with insightful analytics that help them understand performance and activity associated with non-prime applications. The platform also offers other key insights into customers’ shopping habits to help merchants optimize customer conversion and customer acquisition costs.
•Client success support. Our client success team partners with merchants to analyze and interpret the insights delivered through the merchant platform. Our team conducts in-depth user experience analyses of merchant online storefronts, providing custom recommendations for the ideal mix and display of our product offerings to present to customers in order to optimize average order values and conversion rates.
•Simple integration and highly customizable solution. Our off-the-shelf, custom integration options are designed to provide seamless flexibility to merchants seeking efficient and effective rollouts of digital POS solutions.
•Developer documentation. Our developer portal contains extensive developer documentation that makes it easy for developers to integrate via turnkey solutions, custom application programming interfaces ("API"), hosted programs, or other integrations.
We believe that merchants realize the following benefits from our platform:
•More customers. Merchants add incremental customers from the non-prime segment who otherwise might not be shopping on their site.
•Better conversion. Merchants have the potential to increase customer conversion when they offer our platform as it provides customers an alternative financing solution.

•High rate of repeat customers. Our easy-to-use platform has generated a loyal following of repeat customers (defined as customers who have originated more than one lease with Katapult over their lifetime). During the fiscal year ended December 31, 2021, 41% of our gross originations were completed with repeat customers.
•Ease of integration. Our direct API allows for fast integration with minimal investment with merchants able to easily connect the platform to their existing online shopping cart. Moreover, we provide a dedicated integration team to ensure efficient rollouts.
Merchant Partners
We are party to an agreement with Wayfair Inc., dated November 24, 2020, whereby we provide Wayfair customers with lease-purchase options for certain Wayfair products directly on Wayfair’s customer website (the "Wayfair Agreement"). We originated approximately 63%, 70% and 60% of our gross originations for the years ended December 31, 2021, 2020 and 2019, respectively through the Wayfair Agreement. We originally entered into a retailer agreement with Wayfair in September 2018, which was superseded by the Wayfair Agreement. The Wayfair Agreement continues for successive two-year terms and may be terminated by either party at any time and for any reason provided that the terminating party provides written notice sixty days prior to the date of termination. The Wayfair Agreement does not prohibit Wayfair from offering LTO options from our competitors. The Wayfair Agreement allows us to benefit from Wayfair’s broad range of product offerings and market ourselves to a larger audience of consumers who may seek alternative payment options
As of December 31, 2021, we had over 150 total merchants on the platform. Our top ten merchants in the aggregate represented approximately 90%, 90% and 87% of our total gross originations for the fiscal years ended December 31, 2021, 2020 and 2019, respectively.
Developer-First Approach to Integration
Our platform is designed to be easy and seamless to integrate regardless of integration method:
•Platform plug-in: Our API is fast and easy to integrate with a number of e-commerce platforms, including Shopify, Magento, WooCommerce and BigCommerce. Integrations with these platforms allow merchants to offer the Katapult lease purchase as an option at checkout, process our charges in their respective order management systems, and gain access to the Katapult's platform-based analytics software while maintaining control over the customer experience.
•Direct API: Our API enables merchants to fully control the placement and experience of our offering, which we believe aids the seamless integration of our lease-purchase option into the merchant’s existing infrastructure.
•Waterfall partnerships: A waterfall is where the application will flow from the prime lender to other financing and lease-purchase options automatically; this gives the consumer the best option for their situation. Our technology supports sophisticated integration with these partners with the goal of ensuring a smooth and efficient customer transaction experience during application and checkout.
Our Technology and Risk Assessment Model
Native E-Commerce Solution
We were born and bred to be an e-commerce solution for consumers and we believe we are the only non-prime consumer POS lease-purchase platform focused on e-commerce. We offer a fully-digital, seamless and differentiated platform driven by proprietary technology and risk models that have been developed over several years.
Technology, Engineering Talent and Product Architecture
Our proprietary technology platform is essential to our core operations. We utilize modern, cutting-edge technology including sophisticated behavioral machine learning models and cloud-based computing designed to offer a seamless digital consumer experience on the front end as well as a constantly evolving real-time decision engine on the back end. In order to build these proprietary, innovative and secure products, we place a significant emphasis on identifying and employing talented and driven technology-focused professionals and engineers.
Data Driven
Our proprietary technology platform combined with data collection, accumulation and analysis provide us with meaningful insights that allow the business to perform better. As additional data from new transactions is continuously incorporated into the risk assessment models, algorithms and business practices, we are able to improve our risk assessment model, algorithms and business practices over time. We believe this allows us to further mitigate repayment and fraud risk. Additionally, we leverage customer preference and activity data to identify opportunities for repeat business, new customer offerings and general performance enhancements.
We use a complex set of proprietary approval and existing customer modeling to achieve low levels of fraud and high payment performance, with the goal of protecting consumers, merchants, and us. The platform checks approximately 100 transaction attributes and up to 2,000 data points in aggregate across the fraud detection and risk models, from a minimum of seven user inputs consumers provide and data acquired from other sources.
Proprietary Risk Assessment Models
Our proprietary, end-to-end technology platform has been designed and built to handle the volume and data from e-commerce transactions. The system is non-FICO based, relying on internally developed scoring and analytics to identify appropriate customers for our lease-purchase offering. Our behavioral learning-based risk models are designed to effectively price risk and provide customized recommendations. The platform considers data beyond traditional credit scores, such as lease history, behavioral biometrics and mobile device information to predict repayment ability, and leverages this with real-time response data.
Lean and Scalable Model
Compared to brick-and-mortar non-prime options, we have been successful in addressing the non-prime consumer through POS solutions on e-commerce merchant websites.
As compared to brick and mortar non-prime options, we believe our model focused on the e-commerce POS lease-purchase option is efficient and scalable for the following reasons:
•Over time as transaction volume grows, we are positioned to achieve more operating leverage. Our model is primarily driven by a technology platform that does not require significant increases in operating overhead to support sales growth.
•We have no inventory risk and offer a drop-ship option. We do not have the costs associated with buying, storing and shipping inventory. Instead, goods are shipped directly to consumers.
Our Growth Strategies
We believe we have several strong levers for growth including the opportunity to increase market share of the e-commerce durable goods market. We estimate that we capture less than 1% of the virtual lease-to-own market, based on our 2021 gross originations.
We believe we will significantly benefit from increasing e-commerce adoption, deepening relationships with existing merchants, and further partner expansion. New merchants and partner POS integrations, as well as product enhancements and new product diversification also present additional areas of potential growth. In addition, data analytics services and merchant co-marketing initiatives and dynamic consumer scoring models are other potential avenues to drive growth.
Our multi-pronged growth strategy is designed to create opportunities that drive value for consumers and merchants. Near-term areas of focus include expanding to higher-frequency transactions, expanding customer reach, and expanding merchant reach.

Significant levers for continued organic growth
•Deepen relationships with existing merchants. Currently, our transactions represent a modest percentage of the average transaction volume for merchants on the platform. We believe we can increase our share of existing merchants’ overall transaction volumes with our technology, by proactively building relationships with merchants and our customer base through dedicated sales and customer success teams.
•Partner expansion. We have identified thousands of eligible merchants offering durable goods that could benefit from access to our platform. We plan to pursue business relationships with eligible merchants on these platforms, as well as identify and integrate our platform into new or emerging systems and networks to attract additional merchant communities. We have expanded our sales and business development teams to pursue these merchants.
•New merchant and partner POS integrations. We have the opportunity to increase the number of integrated merchants on the network through our dedicated sales team and referral relationships.
•Product enhancements and new product diversification. We plan to enhance our current product offering and diversify with new product development with the goal of helping merchants increase conversion rates, repeat transaction rates and customer satisfaction.
Expand Consumer Reach
•Add more consumers to the network. As more consumers join the network, our risk models become more efficient and robust, thereby positioning us to reach more non-prime consumers reliably. Merchant co-marketing initiatives intend to attract new consumers to try lease-to-own as a payment preference.
•Drive repeat use. We aim to continue driving repeat use of our platform by treating customers with respect, identifying consumer needs and focusing on customer satisfaction, paired with delivering data analytics to merchants to support shopping behaviors.
•Innovate on new product solutions. We are focused on innovating and bringing new financial partnerships and products to market for non-prime consumers.
Competition
We compete with national, regional and local operators of lease-to-own stores, virtual lease-to-own companies, traditional and e-commerce retailers (including many that offer layaway programs and/or installment payment options), traditional and online sellers of new and used merchandise, and various types of consumer finance companies that may enable customers to shop at traditional or online retailers, as well as with rental stores that do not offer their customers a purchase option.
Sales and Marketing
Our marketing strategy includes brand marketing, communications, and co-marketing campaigns that we collaborate on with our merchant partners. Brand marketing increases awareness among consumers and merchants, helping them understand the benefits of our platform. We utilize dedicated sales teams and leverage strategic partnerships with other platforms to expand our merchant and consumer base.
Seasonality
We experience seasonal fluctuations in our revenue as a result of consumer spending patterns. Historically, our revenue is moderately seasonal and strongest during the first quarter primarily due to historically gradually increases in the fourth quarter as a result of the holiday season, as well as the receipt by our customers in the first quarter of federal and state income tax refunds. Our customers will more frequently exercise the early purchase option on their existing lease agreements or purchase merchandise during the first quarter of the year. Adverse events that occur during these months could have a disproportionate effect on our financial results for the fiscal year.

Employees and Human Capital Resources
Human Capital Oversight
Our employees are critical to our success. As of December 31, 2021, we had 130 employees primarily located in the United States. We also engage a small number of consultants and contractors to supplement our permanent workforce. To date, we have not experienced any work stoppages and maintain good working relationships with our employees. None of our employees are subject to a collective bargaining agreement or are represented by a labor union at this time.
At Katapult, our people are our most valuable resource and critical to our success. We believe in an open and collaborative work environment which encourages employees to be accountable and take ownership in their performance and development. Our executive management team creates a culture and environment where every team member can achieve success. The Compensation Committee of our board of directors is engaged in the oversight of our employees, work environment, and compensation practices, and receives regular updates from management on progress and developments, and our executive management team and Compensation Committee receive regular reports on progress against our annual human resources goals.
We offer competitive compensation to attract and retain top talent. Our total compensation packages generally include market-competitive salary, bonus, sales commissions and equity awards. We strive to provide competitive compensation packages to all employee positions consistent with skill level, geographic location and experience. At least annually, we review our compensation practices internally and with the assistance of a third-party compensation consultant.
Regulatory
Government Regulation
Our operations are governed by the requirements of numerous federal and state laws, and by the agencies that interpret and enforce those laws. This summary is not intended to be a complete summary of the laws referred to below or of all the laws regulating our operations.
There are currently 46 states, plus the District of Columbia, that have enacted lease-purchase statutes which set forth core requirements for our personal property lease-purchase transactions. These laws dictate our obligations with regard to consumer disclosures, pricing maximums, fees, and marketing, among other requirements. These laws may change, or the agencies charged with overseeing these laws may issue future guidance on the interpretation of these laws that is new, unforeseen, or otherwise conflicts with our current practices. Violations of these state lease-purchase laws can result in material penalties. We are unable to predict the nature or effect on our operations or earnings of unknown future legislation, regulations, agency interpretations and guidance, or judicial or administrative decisions concerning the laws governing our operations, and there can be no assurance that future laws, regulations, interpretations or decisions will not have a material adverse effect on our operations, earnings or financial condition.
We are also required to be licensed in certain states in order to engage in lease-purchase transactions. While we hold required licenses, such licensing requirements could unexpectedly change which in turn could impact our operations.
Regarding federal law, at the present time, no federal law specifically regulates the core lease-purchase transaction offered by us. The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) does not regulate leases with terms of less than 90 days. Katapult’s lease-purchase transactions carry terms of, at most, month-to-month, and therefore are less than 90 days, such that the transactions do not fall within the transactions specifically covered by Dodd-Frank. These issues notwithstanding, various aspects of our business are governed by federal laws and regulations. For example, the Federal Trade Commission (“FTC”) oversees business practices that are unfair, deceptive or fraudulent to consumers, including within the lease-purchase industry. As such, we seek to ensure that we comply with FTC rules and regulations relating to our operations and we pursue compliance management practices to do so; however, any violation of such rules or regulations could have a material adverse impact on our operations.
Also, state and federal regulatory authorities, including state attorneys general offices, state agencies such as the California Department of Financial Protection and Innovation, and the FTC, are increasingly focused on the consumer financial marketplace and personal property leasing generally. At any time, these agencies could initiate new investigations or otherwise take action that could result in significant adverse changes in the regulatory landscape for the lease-purchase industry in which we operate. We cannot predict whether any state attorneys general, state consumer protection agency, or federal regulatory agency will direct investigations or regulatory initiatives towards us or our industry in the future, or what the impact of any such future action(s) might be.
In the ordinary course of our business, we may process personal or sensitive data. Accordingly, we are, or may become, subject to numerous data privacy and security obligations, including federal, state, local, and foreign laws, regulations, guidance, and industry standards related to data privacy, security, and protection. Such obligations may include, without limitation, the Federal Trade Commission Act, the Telephone Consumer Protection Act of 1991, the California Consumer Privacy Act of 2018 (“CCPA”), and the Payment Card Industry Data Security Standard (“PCI DSS”). In addition, several states within the United States have enacted or proposed data privacy laws. For example, Virginia passed the Consumer Data Protection Act, and Colorado passed the Colorado Privacy Act.
The CCPA is an example of the increasingly stringent and evolving regulatory frameworks related to personal data processing that may increase our compliance obligations and exposure for any noncompliance. The CCPA imposes obligations on covered businesses to provide specific disclosures related to a business’s collecting, using, and disclosing personal data and to respond to certain requests from California residents related to their personal data (for example, requests to know of the business’s personal data processing activities, to delete the individual’s personal data, and to opt out of certain personal data disclosures). Also, the CCPA provides for civil penalties and a private right of action for data breaches which may include an award of statutory damages. In addition, the California Privacy Rights Act of 2020 (“CPRA”), effective January 1, 2023, will expand the CCPA. The CPRA will, among other things, give California residents the ability to limit use of certain sensitive personal data, establish restrictions on personal data retention, expand the types of data breaches that are subject to the CCPA’s private right of action, and establish a new California Privacy Protection Agency to implement and enforce the new law. U.S. federal and state consumer protection laws require us to publish statements that accurately and fairly describe how we handle personal data and choices individuals may have about the way we handle their personal data.
As a Company, we seek to ensure that all employees act in a legal, ethical and dignified manner and carry out the Company’s business consistent with such standards and consistent with the laws discussed above. See the section titled “Risk Factors” for additional information about the laws and regulations to which we may become subject and about the risks to our business associated with such laws and regulations.
Intellectual Property
Intellectual property and proprietary rights are important to the success of our business. We rely on a combination of patent, copyright, trademark, and trade secret laws in the United States, as well as license agreements, confidentiality procedures, non-disclosure agreements, and other contractual protections, to establish and protect our intellectual property and proprietary rights, including our proprietary technology, software, know-how, and brand. However, these laws, agreements, and procedures provide only limited protection. As of December 31, 2021, we owned three registered trademarks and two trademark applications in the United States.
Although we take steps to protect our intellectual property and proprietary rights, we cannot be certain that the steps we have taken will be sufficient or effective to prevent the unauthorized access, use, copying, or the reverse engineering of our technology and other proprietary information, including by third-parties who may use our technology or other proprietary information to develop services that compete with ours.
See the section titled “Risk Factors” for a more comprehensive description of risks related to our intellectual property and proprietary rights.

Properties
Our principal executive office is located in Plano, Texas, which consists of approximately 12,000 square feet under a lease that expires in August 2023, subject to our option to extend the term for two terms of five years each. Our New York, New York office consists of approximately 4,000 square feet of leased office space under a lease that expires in June 2025. We believe that our existing facilities are adequate to meet our needs and that existing needs and future growth can be accommodated by leasing alternative or additional space.
Legal Proceedings
From time to time we may become involved in various legal proceedings. Refer to Note 14, Commitments and Contingencies to our audited consolidated financial statements included elsewhere in this prospectus for a description of current legal proceedings.
Corporate Information
Our principal executive offices are located at Katapult Holdings, Inc., 5204 Tennyson Parkway, Suite 500, Plano, TX 75024, and Katapult’s telephone number is (833) 528-2785. Our website address is www.katapult.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

MANAGEMENT
Our board of directors currently has eight members divided into three classes: Class I, Class II, and Class III. Once elected, directors will serve for a three-year term. The current terms expire at the annual meeting of stockholders in the following years: Class I – 2022, Class II – 2023, and Class III – 2024.
The following table sets forth information concerning our current directors and executive officers, including their ages as of March 29, 2022.

Name	Age	Position
Executive Officers
Orlando Zayas	59	Chief Executive Officer and Class III Director
Karissa Cupito	40	Chief Financial Officer
Derek Medlin	39	Chief Operating Officer
Fangqiu Sun	48	Chief of Decision Science
Chandan Chopra	46	Chief Technology Officer
Tahmineh (Tammy) Maloney	47	General Counsel, Head of Compliance and Secretary
Directors
Chris Masto	54	Class I Director
Joyce Phillips	59	Class I Director
Jane J. Thompson	70	Class I Director
Bruce Taragin	52	Class II Director
Lee Einbinder	62	Class II Director
Brian Hirsch	48	Class III Director
Don Gayhardt	57	Class III Director
Executive Officers
Orlando Zayas has been the Chief Executive Officer of Katapult since June 2021 and previously was Chief Executive Officer of Legacy Katapult since September 2017. Prior to that, Mr. Zayas was the Chief Executive Officer of DRB Capital from January 2017 to September 2017. Prior to DRB Capital, Mr. Zayas was the President of TEMPOE, LLC. Mr. Zayas has a B.B.A. from the University of Houston and a M.B.A. from the University of Texas. We believe Mr. Zayas is qualified to serve on our board of directors due to his deep knowledge of the Company and executive leadership experience.
Karissa Cupito has been the Chief Financial Officer for Katapult since June 2021 and previously was Chief Financial Officer of Legacy Katapult since November 2017 and oversees the financial operations including accounting, tax, treasury, financial planning, reporting, and capital markets. Prior to joining Katapult, Ms. Cupito oversaw all accounting functions for CaaStle, a NYC-based start-up subscription fashion business, from March 2017 through November 2017. Prior to that, Ms. Cupito was the Chief Financial Officer for TEMPOE, LLC from January 2016 through March 2017. Ms. Cupito has a B.S. and Masters of Accountancy from Miami University.
Derek Medlin has been the Chief Operating Officer of Katapult since June 2021 and previously was Chief Operating Officer of Legacy Katapult since July 2018. Prior to that, Mr. Medlin was the Executive Vice President of Operations for Katapult from July 2017 to July 2018. Before joining Katapult, Mr. Medlin was an Executive Director at JPMorgan Chase from 2014 to 2017, Vice President at Elavon (U.S. Bank) from 2009 to 2014, and a Senior Analyst at Pyramid Research from 2006 to 2009. Mr. Medlin has a B.A. and M.I.B. from Georgia State University.
Fangqiu Sun has been the Chief of Decision Science of Katapult since July 2021 and previously was Chief Risk Officer of Legacy Katapult from February 2020 to July 2021 and Chief Credit Officer of Legacy Katapult from October 2018 to February 2020. Prior to that, Ms. Sun was Executive Director of J.P. Morgan Chase & Co. from

June 2017 to October 2018 and previously the VP, Credit Risk Management and Analytics at CNG Holdings from 2016 to 2017. Ms. Sun has a B.A. from Jilin University and a M.S. from Iowa State University.
Chandan Chopra has been the Chief Technology Officer of Katapult since June 2021 and previously was Chief Technology Officer of Legacy Katapult since April 2018. Prior to that, Mr. Chopra was the founder of KleverLand since 2016. Mr. Chopra has a B.S. from Mahatma Jyotiba Phule (MJP) Rohilkhand University.
Tahmineh (Tammy) Maloney has been the General Counsel of Katapult since June 2021 and previously was General Counsel of Legacy Katapult since April 2021. Prior to that, Ms. Maloney was Consultant General Counsel from 2020 to February 2021 to American Challenger Development Corporation and from 2018 to 2020 was the General Counsel of E*TRADE Bank and from 2017 to 2018 was Vice President, Enterprise Compliance at E*TRADE. Earlier in her career, Ms. Maloney was an attorney in the legal departments of the Federal Deposit Insurance Corporation and the Office of the Comptroller of the Currency. Ms. Maloney also worked as an associate in the financial institutions practice of an international law firm. Ms. Maloney has a B.A. from New College of Florida and a J.D. from Georgetown University Law Center.
Non-Employee Directors
Chris Masto has been a director of Katapult since June 2021. Mr. Masto is Co-Founder and Senior Advisor at FFL Partners, a private equity firm, which he co-founded in 1997 and where he served as a Partner, member of the Investment Committee and member of firm leadership until transitioning to a Senior Advisor role in 2017. Prior to co-founding FFL Partners, Mr. Masto worked as a management consultant with Bain & Company and an investment banker at Morgan Stanley & Co. Mr. Masto also currently serves on the board of directors of CURO Group Holdings Corp. (NYSE: CURO; Chairman), Resident Home (Co-Chair) and VolunteerMatch.org, and is an Advisory Board Member of Valo Ventures. He was previously a Director of Tempur Sealy International (NYSE: TPX) and Chairman of TriTech Software Systems. Mr. Masto graduated magna cum laude from Brown University with an Sc.B. in Electrical Engineering, and received an MBA from Harvard Business School. We believe Mr. Masto is qualified to serve on our board of directors due to his extensive background in private equity, strategic planning and finance and his considerable experience serving on public and private boards.
Joyce Phillips has been a director of Katapult since February 2022. Ms. Phillips is Founder and Chief Executive Officer of EqualFuture Corp., a fintech startup based in San Francisco that delivers affordable personal financial wellness platforms via a SaaS model to individuals and businesses, since 2017. Previously, Ms. Phillips was CEO of Australia and New Zealand Banking Group Limited’s Global Wealth Division from 2012 to 2016 and Group Managing Director of Innovation and Marketing from 2009 to 2016. Ms. Phillips also served as President and Chief Operating Officer of American Life Insurance Co., a subsidiary of American International Group, and Global Head of International Retail Banking at Citigroup. Earlier in her career she also held management roles at GE Capital and Western Union. Ms. Phillips currently serves on the Board of Directors of The Western Union Company. Ms. Phillips served on the Board of Directors of Reinsurance Group of America from 2014 to 2017. Ms. Phillips holds an M.B.A from the Stern School of Business at New York University. We believe Ms. Phillips is qualified to serve on our board of directors due to her extensive background leading financial companies and her substantial experience serving on the board of directors of public companies.
Jane J. Thompson has been a Director of Katapult since February 2022. Ms. Thompson is the Chief Executive Officer of Jane J. Thompson Financial Services LLC, a management consulting firm, since 2011. Ms. Thompson has led multi-billion dollar organizations in financial services, most recently as president of Walmart Financial Services, a division of Walmart Stores, Inc. Previously, she led the Sears Credit, Sears Home Services, and Sears Online groups at Sears, Roebuck & Co., she served as a partner at McKinsey & Co. Inc., and in brand management and marketing at Procter & Gamble. Ms. Thompson has been a member of the board of directors of Navient Corporation since 2014 and a member of the board of directors of CompoSecure since 2021. She previously was a director of OnDeck Capital, Inc., Mitek Systems, Inc., Blackhawk Network Holdings, Inc., VeriFone Systems, Inc. and The Fresh Market. We believe Ms. Thompson is qualified to serve on our board of directors due to extensive experience in consumer lending, as well as management experience with large, publicly traded businesses and service as a director of several public companies and as a member of various audit, compensation, risk management and governance committees.

Lee Einbinder has been a director of Katapult since June 2021 and was director of its predecessor, FinServ, since inception. Mr. Einbinder has over 30 years’ experience as an M&A and capital markets advisor to financial services and FinTech companies. Previously, until August 2019, Mr. Einbinder was a Vice Chairman at Barclays and was responsible for senior client relationships across the financial services industry, including Banks, Specialty Finance, Financial Technology, Asset Management and Financial Sponsors. Mr. Einbinder was at Barclays since the acquisition of Lehman Brothers in 2008, and during that time was also co-Head of the Financial Institutions Group and a member of the Investment Banking Operating Committee. Prior to joining Barclays, Mr. Einbinder worked at Lehman Brothers from 1996 to 2008, where he was Head of the Specialty Finance group and founded the Financial Technology group. He previously worked in similar capacities at CS First Boston and Salomon Brothers. He received his M.B.A. with Distinction from the Wharton School and his B.S.E. cum laude from Princeton University. We believe Mr. Einbinder is qualified to serve on our board of directors due to his extensive finance and investment experience.
Bruce Taragin has been a director of Katapult since June 2021. Mr. Taragin had been a director of Legacy Katapult from March 2019 until the consummation of the Business Combination. Since 1998, Mr. Taragin has been a Managing Director of Blumberg Capital, an early stage venture capital firm that focuses primarily on emerging technology companies. Prior to joining Blumberg Capital, Mr. Taragin co-founded and held several senior management positions within technology companies including Charles River Computers. Mr. Taragin also structured and managed early-stage technology transactions at Hambrecht & Quist, Mayer Brown & Platt and Bankers Trust Company. Mr. Taragin has a B.A. from Yeshiva University, and a M.B.A. and J.D. from Fordham University. We believe that Mr. Taragin is qualified to serve on our board of directors due to his more than 25 years of experience as a venture capital investor, entrepreneur, technology investment banker and corporate attorney.
Brian Hirsch has been a director of Katapult since June 2021. Mr. Hirsch had been a director of Legacy Katapult from November 2016 until the consummation of the Business Combination. He is a Co-Founder and Managing Partner of Tribeca Venture Partners, or TVP, which he formed in 2011, where his investment interests include entrepreneurial startups and high growth companies in numerous technology sectors, including marketplaces, fintech, SaaS, edtech and consumer related businesses. Prior to founding TVP, Mr. Hirsch was a founder and Managing Director of Greenhill SAVP, the venture capital arm of Greenhill & Co., Inc., from 2006 to 2011. In total, Mr. Hirsch has been a venture capitalist and early-stage tech investor for over twenty-four years. He currently serves on the board of directors of ACV Auctions (ACVA) as well as numerous private technology companies. Mr. Hirsch holds a B.A. in economics and American studies from Brandeis University. We believe that Mr. Hirsch is qualified to serve on our board of directors due to his experience providing guidance and counsel to, including serving on the boards of directors of, a wide variety of companies across different sectors, as well as his experience as a venture capitalist.
Don Gayhardt has been a director of Katapult since June 2021. Mr. Gayhardt had been a director of Legacy Katapult from April 2017 until the consummation of the Business Combination. Mr. Gayhardt has been the Chief Executive Officer of CURO Group Holdings Corp., or CURO, since January 2012, President since July 2013 and on the CURO board of directors since December 2012. Prior to joining CURO, Mr. Gayhardt served in various capacities at Dollar Financial Corp. (now known as DFC Global Corp.) from 1990 to 2008, including President and a member of the board of directors from 1998 to 2008. During his time with Dollar Financial, the company expanded from 60 stores to over 1,100 and revenue increased from $14 million to over $550 million. Since 2008, Mr. Gayhardt has been an investor and advisor to a number of finance, financial technology and retail businesses. Mr. Gayhardt served on the board of directors of Beneficial Bancorp Inc. until March 2019 when it merged into WSFS Financial Corporation. Mr. Gayhardt holds a B.B.A in accounting from the University of Notre Dame. We believe Mr. Gayhardt is qualified to serve on our board of directors due to his extensive executive leadership background in the financial services industry and financial experience with publicly-traded companies.
Family Relationships
As of the date of this prospectus, there are no family relationships among any of the executive officers or directors of the Company.

Board Composition
Our business and affairs are organized under the direction of our board of directors. Our board of directors consists of eight members. Mr. Hirsch currently serves as the Chairperson of our board of directors. The primary responsibilities of our board of directors is to provide oversight, strategic guidance, counseling and direction to our management. Our board of directors meets on a regular basis and additionally as required.
The board of directors has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting to the board of directors by the standing committees. Committees take the lead in discrete areas of risk oversight when appropriate. For example, the Audit Committee is primarily responsible for risk oversight relating to financial statements, the Compensation Committee is primarily responsible for risk oversight relating to executive compensation, and the Nominating and Corporate Governance Committee is primarily responsible for risk oversight relating to corporate governance. In addition, our board of directors and its committees exercise their risk oversight function by regularly receiving and evaluating reports from management and by making inquiries of management concerning these reports, as appropriate. Furthermore, our board of directors and its committees receive reports from our auditors and other consultants, such as our compensation consultant, and may meet in executive sessions with these outside consultants.
In accordance with our certificate of incorporation, our board of directors are divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class serving a three-year term, except with respect to the election of directors at the special meeting related to the Business Combination, the Class I directors were elected to an initial term that expires at 2022 annual meeting of stockholders (and three-year terms subsequently), the Class II directors were elected to an initial term that expires at our 2023 annual meeting of stockholders (and three-year terms subsequently) and the Class III directors were elected to an initial term that expires at our 2024 annual meeting of stockholders (and three-year terms subsequently). There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.
Our board of directors is divided into the following classes:
•Class I, which consists of Chris Masto, Joyce Phillips and Jane J. Thompson, whose terms will expire at our 2022 annual meeting of stockholders;
•Class II, which consists of Bruce Taragin and Lee Einbinder, whose terms will expire at our 2023 annual meeting of stockholders; and
•Class III, which consists of Orlando Zayas, Brian Hirsch and Don Gayhardt, whose terms will expire at our 2024 annual meeting of stockholders.
Independence of the Board of Directors
Our board of directors has undertaken a review of the independence of each of our directors. As required under The Nasdaq Stock Market listing standards (“Nasdaq listing standards”), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The board of directors consults with the Company’s counsel to ensure that the board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Based on information provided by each director concerning his background, employment and affiliations, our board of directors has determined that none of our non-employee directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq. In making this determination, our board of directors considered the current and prior relationships that each non-employee director has with Katapult and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director and the transactions involving them described under “Certain Relationships and Related Transactions.” Further, the board of directors has determined that Mr. Zayas, as CEO of Katapult, is not independent.
Board Committees
The standing committees of our board of directors consist of an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may from time to time establish other committees.
Our Chief Executive Officer, Chief Financial Officer and other executive officers will regularly report to the non-executive directors and the audit, the compensation and the nominating and corporate governance committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls.
Audit Committee
Our audit committee consists of Messrs. Einbinder and Taragin and Ms. Phillips, each of whom the board of directors has determined satisfies the independence requirements of Rule 10A-3 of the Exchange Act. Mr. Einbinder is the chair of our Audit Committee, and the board of directors has also determined that Mr. Einbinder is an "audit committee financial expert," as such term is defined in Item 407(d)(5) of Regulation S-K, and possesses financial sophistication as required by the applicable listing standards of the Nasdaq. Each member of the audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors has examined each audit committee member’s scope of experience and the nature of their employment.
The purpose of the audit committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and is responsible for, among other things: appointment, termination, compensation, independence, performance and oversight of the work of any independent accounting firm engaged to prepare or issue an audit report or related work; considering and approving, in advance, all audit and non-audit services to be performed by independent accountants; reviewing and discussing the adequacy and effectiveness of our accounting and financial reporting processes and controls and the audits of our financial statements; appointment and replacement of the head of any internal audit function at the Company, including reviewing and discussing with any internal auditors the charter, purpose, authority and organizational lines of the internal audit function, the annual audit plan and budget; establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; reviewing and discussing with management and independent auditor the annual and quarterly financial statements and related press releases prior to their release; including recommending to the Board for its approval the inclusion of the audited financial statements in the Company's annual report on Form 10-K; reviewing and approving related-person transactions; in consultation with the Nominating and Corporate Governance Committee, reviewing and recommending to the board of directors for adoption any revisions to the Company’s Code of Business Conduct and Ethics (the “Code”); reviewing and reassessing the adequacy of the Audit Committee's charter at least annually and recommending any proposed changes to the board of directors for approval; and handling such other matters that are specifically delegated to the Audit Committee by our board of directors from time to time.
Our board of directors has adopted a written charter for the audit committee which is available on our website.
Compensation Committee
Our compensation committee consists of Ms. Thompson and Messrs. Hirsch and Gayhardt, with Ms. Thompson serving as Chairperson. Our board of directors has determined that each member of the compensation committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
The purpose of the compensation committee is to assist our board of directors in discharging its responsibilities relating to, among other things: reviewing and making recommendations to the board of directors concerning the compensation of all of our executive officers; periodically reviewing and advising the board of directors concerning the Company’s overall compensation philosophy, policies and plans, and monitoring and assessing risks associated therewith; making recommendations to the board of directors regarding all employee benefit plans for the Company; reviewing and making recommendations to the board of directors regarding director compensation and benefits for service on the board of directors and board committees; recommending to the board stock ownership guidelines for the Company’s executive officers and non-employee directors, and periodically assessing such guidelines and recommend revisions, as appropriate; making recommendations to the board of directors regarding the establishment and terms of the Company’s incentive compensation plans and equity-based plans and administering such plans; and performing such other functions and activities consistent with the Compensation Committee's Charter, the Company’s amended and restated bylaws and governing law as the Committee deems necessary or as the board of directors may direct..
Our board of directors has adopted a written charter for the compensation committee which is available on our website.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee, consisting of Messrs. Taragin, Einbinder and Masto, with Mr. Taragin serving as Chairperson. Our board of directors has determined that each member of the nominating and corporate governance committee is independent under the Nasdaq listing standards.
The purpose of our nominating and corporate governance committee is to assist our board of directors in discharging its responsibilities relating to, among other things: determining criteria for selecting new directors, and considering and recommending director candidate and nominees to the Board; developing criteria for evaluation of the performance of the board of directors and each of its committees, and if requested, assisting the board of directors in carrying out the performance evaluation; consider committee member qualifications, appointment and removal; reviewing succession planning for our executive officers; proposing changes to the Nominating and Corporate Governance Committee Charter or the scope of responsibilities of the Nominating and Corporate Governance Committee to the board of directors for appropriate action; in consultation with the Audit Committee, reviewing and recommending to the board of directors for adoption any revisions to the Company’s Code; reviewing proposed waivers of the Code for directors and executive officers; and performing any other functions and activities consistent with the Committee's Charter, the Company’s amended and restated bylaws and governing law, as the Committee or the Board deems necessary or appropriate.
Our board of directors has adopted a written charter for the nominating and corporate governance committee which is available on our website.
Code of Business Conduct
We have adopted the Code that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, which is available on our website. Our code of business conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. Please note that our Internet website address is provided as an inactive textual reference only. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code on our Internet website.
Compensation Committee Interlocks and Insider Participation
During 2021, Joanne Bradford, Don Gayhardt and Brian Hirsch served on our compensation committee. None of the members of the Compensation Committee were at any time during 2021, or any other time, an officer or employee of the Company. During 2021, none of our executive officers served as a member of the board of directors or as a member of a or compensation committee of any other entity that has an executive officer serving as a member of our board of directors or compensation committee.

Limitation on Liability and Indemnification of Directors and Officers
Our Amended and Restated Charter eliminates our directors’ liability for monetary damages to the fullest extent permitted by applicable law. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:
•for any transaction from which the director derives an improper personal benefit;
•for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•for any unlawful payment of dividends or redemption of shares; or
•for any breach of a director’s duty of loyalty to the corporation or its stockholders.
If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Our Amended and Restated Bylaws requires us to indemnify and advance expenses to, to the fullest extent permitted by applicable law, our directors, officers and agents. We maintain a directors’ and officers’ insurance policy, pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. Finally, our Amended and Restated Certificate of Incorporation prohibits any retroactive changes to the rights or protections or increase the liability of any director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.
In addition, we have entered into separate indemnification agreements with each of our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.
We believe these provisions in our Amended and Restated Charter are necessary to attract and retain qualified persons as directors and officers.

EXECUTIVE AND DIRECTOR COMPENSATION
This section discusses the material components of the executive compensation program for Katapult’s named executive officers who are identified in the 2021 Summary Compensation Table below. This discussion may contain forward-looking statements that are based on Katapult’s current plans, considerations, expectations and determinations regarding future compensation programs.
Overview
We have opted to comply with the executive compensation disclosure rules applicable to emerging growth companies, as we are an emerging growth company. The scaled down disclosure rules are those applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for our principal executive officer and its two most highly compensated executive officers other than the principal executive officer whose total compensation for 2021 exceeded $100,000 and who were serving as executive officers as of December 31, 2021. We refer to these individuals as “named executive officers” or “NEOs”. For 2021, Katapult’s named executive officers were:
•Orlando Zayas, Chief Executive Officer
•Chandan Chopra, Chief Technology Officer
•Fangqiu Sun, Chief of Decision Science
The Compensation Committee of the board of directors is responsible for administering our executive compensation program and has retained Compensia, an independent executive compensation consultant, to help advise on our executive compensation program.
2021 Summary Compensation Table

Name and principal position	Year	Salary ($)(1)	Bonus ($)(2)	Stock awards ($)(3)	All other compensation ($)(4)	Total ($)
Orlando Zayas Chief Executive Officer	2021	$554,167	$400,000	$2,314,469	$45,185	$3,313,821
	2020	$360,444	$400,000	$7,425,092	$70,750	$8,256,286
Chandan Chopra (5) Chief Technology Officer	2021	$274,076	$244,393	$1,981,130	$14,500	$2,514,099
Fangqiu Sun (5) Chief of Decision Science	2021	$255,271	$229,537	$1,307,546	$14,500	$1,806,854
____________
(1)Amounts in this column reflect the actual base salaries earned by each named executive officer in 2021 and for Mr. Zayas in 2020. For additional information, see “Narrative to Summary Compensation Table—Base Salaries” below.
(2)Amounts in this column reflect (i) annual discretionary cash bonuses for each Mr. Chopra and Ms. Sun in the amount of $99,793 and $91,477, respectively, and (ii) one-time public company readiness bonuses for each of Mr. Zayas, Mr. Chopra and Ms. Sun in the amount of $400,000, $144,600, and $138,060, respectively. For additional information, see “Narrative to Summary Compensation Table—Bonuses” below.
(3)Amounts reported in this column constitute the aggregate grant date fair value of each award of restricted stock units (“RSUs”) calculated in accordance with FASB ASC Topic 718. For grants made in 2021, the fair market value of our common stock (based on the market closing price) was $6.30 per share for awards granted on September 9, 2021, and for 2020, the fair market values (based on the market closing prices) was $3.28 per share for awards granted on August 26, 2020 to Mr. Zayas. The assumptions used to calculate these amounts are discussed in Note 2 to our audited consolidated financial statements included elsewhere in this prospectus. This amount does not reflect the actual economic value that may be realized by the named executive officer.
(4)Amounts reported in this column for 2021 reflect (i) Company contributions to the Company’s 401(k) plan in the amount of $14,500 for each of the NEOs, and (ii) for Mr. Zayas, a total of $30,685 in rental payments paid by the Company for an apartment in New York which payments ended following a transition period following the move of the Company’s headquarters to Plano, TX (the ”Rental Fees”). Amounts reported in this column for 2020 reflect for Mr. Zayas (i) Company contributions to the Company’s 401(k) plan in the amount of $13,750 and (ii) $57,000 in Rental Fees.
(5)Mr. Chopra and Ms. Sun were not named executive officers for the year ended December 31, 2020 and, accordingly, only their respective compensation for the year ended December 31, 2021 is included in the Summary Compensation Table in accordance with SEC rules.

Narrative to Summary Compensation Table
Base Salary
Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of the executive compensation program. In general, we seek to provide a base salary level designed to reflect each executive officer’s scope of responsibility and accountability. Our Board, on recommendation by the Compensation Committee, set NEO base salaries for 2021 based on the Compensation Committee's review of available market information. See the “Salary” column in the 2021 Summary Compensation Table for the base salary amounts earned by the named executive officers in 2021. The base salaries for Mr. Zayas, Mr. Chopra and Ms. Sun in 2021 was $400,000, $241,000 and $230,100, respectively, from January 1 to June 8, 2021 and $675,000, $300,000 and $275,000, respectively, from June 9 to December 31, 2021.
Bonuses
Historically, cash bonuses have been provided on a discretionary basis pursuant to each named executive officer’s employment agreement. Discretionary bonuses for 2021 were awarded to the named executive officers based on assessment of the Company's operational and financial performance and the individual performance of each individual named executive officer and in recognition of the named executive officer’s contributions in connection with the completion of the Business Combination and becoming a newly public company. See the “Bonus” column in the 2021 Summary Compensation Table for the bonus amounts received by the named executive officers in 2021.
Equity Awards
Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believes that equity awards provide our executive officers with a strong link to long-term performance, create an ownership culture and help to align the interests of our executive officers and stockholders. To date, we have historically granted stock options and RSUs to our executive officers. We believes that our equity awards are an important retention tool for our executive officers, as well as for our other employees. We grant equity awards broadly to our employees, including to our non-executive employees. Our board of directors and our compensation committee are responsible for approving equity grants.
Prior to the completion of the Business Combination, we granted equity compensation in the form of stock options and restricted stock unit awards pursuant to the Cognical, Inc. 2014 Stock Incentive Plan (the “2014 Incentive Plan”) and following the Business Combination, under the 2021 Incentive Plan. The terms of the 2014 Incentive Plan and 2021 Incentive Plan are described under the section titled “—Equity Incentive Plans” below. All options were granted with an exercise price per share that is no less than the fair market value of the Company’s common stock on the date of grant of such award. Stock option awards generally vest over a four year period with a one-year cliff and may be subject to acceleration of vesting and exercisability under certain termination and change in control events. RSU awards generally vest over a four year period with a one-year cliff and may be subject to acceleration of vesting under certain termination and change of control events. See above the “Stock Awards” column in the 2021 Summary Compensation Table and the “— Outstanding Equity Awards at Fiscal Year End” table below. At the consummation of the Business Combination, outstanding options and restricted stock unit awards granted under the 2014 Incentive Plan were assumed by us and converted into options to purchase Common Stock and restricted stock units for our Common Stock. Upon the effectiveness of the 2021 Incentive Plan, no additional grants are being made under the 2014 Incentive Plan. Our NEO received a total of 889,388 RSU award in 2021 and no option awards..
Perquisites
We maintain a 401(k) plan for our employees, including our executive officers, to encourage our employees to save some portion of their cash compensation for their eventual retirement. Pursuant to a discretionary employer match, during 2021, we matched all employee contributions at 100% of the employee’s contribution up to a limit of

5% of the employee’s eligible compensation up to the IRS imposed limit. Our chief executive officer has also received reimbursement or payment on his behalf for rent on an apartment in New York City.
Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Orlando Zayas	11/21/2017 (2)	882,457	—	$0.54	11/20/2027
	9/5/2019 (2)	2,811,656	—	$0.19	9/4/2029
	9/5/2019 (2)	554,319	—	$0.19	9/4/2029
	9/9/2021 (3)					367,376	1,238,057
Chandan Chopra	8/1/2018 (2)	177,060	—	$0.85	7/31/2028
	9/5/2019 (2)	148,596	—	$0.19	9/4/2029
	9/5/2019 (2)	656,053	—	$0.19	9/4/2029
	9/9/2021 (3)	—	—	—	—	314,465	1,059,747
Fangqiu Sun	9/9/2021 (3)	—	—	—	—	207,547	699,433
_____________
(1)This amount represents the market value of unvested RSUs, based on a closing price of our common stock on December 31, 2021 of $3.37 per share.
(2)Such option fully vested upon completion of the Business Combination.
(3)Represents RSU awards that vest over a four-year period, with 25% of the RSUs vesting on March 15, 2022, and the remaining 75% percent vesting in 12 substantially equal quarterly installments in February, May, August and November of each of the follow three years, subject to the individual’s continued employment with us on each applicable vesting date.
Employment Agreements
We have entered into employment agreements with each of our executive officers, including all of the NEOs. These agreements provide for at-will employment and generally include an initial base salary, an indication of eligibility and initial target for an annual discretionary cash bonus opportunity, and equity awards at the discretion of our board of directors. Set forth below are descriptions of each NEO's employment agreement with the Company:
Orlando Zayas
On October 1, 2020, we and Orlando Zayas entered into an amended and restated employment agreement (the “Zayas Agreement”), pursuant to which Mr. Zayas continued to serve as our Chief Executive Officer. The Zayas Agreement provides for an initial base salary of $400,000, and a discretionary cash bonus of up to 100% of Mr. Zayas’ base salary in each applicable year. On May 4, 2021, we and Orlando Zayas entered into a second amended and restated employment agreement (the “Restated Zayas Agreement”), effective as of closing of the Business Combination, pursuant to which Mr. Zayas continued to serve as our Chief Executive Officer. The Restated Zayas Agreement provides for an initial base salary of $675,000, and a discretionary cash bonus with a target of no less than 100% of Mr. Zayas’ base salary in each applicable year (up to a maximum of 200% of the target amount), and for calendar year 2021 where Mr. Zayas’ discretionary cash bonus may be up to 200% of Mr. Zayas’ 2021 target amount depending on our level of achievement of certain financial targets. Mr. Zayas will also be eligible for an annual equity award under the 2021 Incentive Plan as determined by our board of directors. Following closing of the merger and upon the filing of filings required by the SEC, Mr. Zayas was also entitled to be granted a restricted share unit award with a grant date value equal to $5 million under the 2021 Incentive Plan. Mr. Zayas is also entitled to participate in the Company sponsored benefit plans available to all our employees, including our 401(K) Plan. The Restated Zayas Agreement also provides for severance benefits, including enhanced severance benefits in connection with certain qualifying terminations of employment in connection with a change in control as further described in the section below entitled “Potential Payments upon Termination or Change in Control.”
Chandan Chopra
On September 3, 2021, we and Chandan Chopra entered into an amended and restated employment agreement (the “Restated Chopra Agreement”), effective as of closing of the Business Combination, pursuant to which Mr. Chopra will continue to serve as our Chief Technology Officer. The Restated Chopra Agreement provides for an initial base salary of $300,000, and a discretionary cash bonus with a target of no less than 60% of Mr. Chopra’s base salary in each applicable year (up to a maximum of 200% of the target amount), depending on our level of achievement of certain financial targets. Mr. Chopra will also be eligible for an annual equity award under the 2021 Incentive Plan as determined by our board of directors. Following closing of the merger and upon the filing of filings required by the SEC, Mr. Chopra was also entitled to be granted a restricted share unit award with a grant date value equal to $1,000,000 (one million dollars) under the 2021 Incentive Plan. Mr. Chopra is also entitled to participate in the Company sponsored benefit plans available to all our employees, including our 401(K) Plan. The Restated Chopra Agreement also provides for severance benefits, including enhanced severance benefits in connection with certain qualifying terminations of employment in connection with a change in control as further described in the section below entitled “Potential Payments upon Termination or Change in Control.”
Fangqiu Sun
On September 3, 2021, we and Fangqiu Sun entered into an amended and restated employment agreement (the “Restated Sun Agreement” and, together with the Restated Zayas Agreement and Restated Chopra Agreement, the “Restated Agreements”), effective as of closing of the Business Combination, pursuant to which Ms. Sun will continue to serve as our Chief of Decision Science. The Restated Sun Agreement provides for an initial base salary of $275,000, and a discretionary cash bonus with a target of no less than 60% of Ms. Sun’s base salary in each applicable year (up to a maximum of 200% of the target amount), depending on our level of achievement of certain financial targets. Ms. Sun will also be eligible for an annual equity award under the 2021 Incentive Plan as determined by our board of directors. Following closing of the merger and upon the filing of filings required by the SEC, Ms. Sun was also entitled to be granted a restricted share unit award with a grant date value equal to $660,000 (six hundred and sixty thousand dollars) under the 2021 Incentive Plan. Ms. Sun is also entitled to participate in the Company sponsored benefit plans available to all our employees, including our 401(K) Plan. The Restated Sun Agreement also provides for severance benefits, including enhanced severance benefits in connection with certain qualifying terminations of employment in connection with a change in control as further described in the section below entitled “Potential Payments upon Termination or Change in Control.”
Potential Payments upon a Termination or Change of Control
Under the terms of the Restated Agreements and the equity award agreements of our NEOs in effect as of December 31, 2021, each NEO is entitled to severance benefits in the event of (i) an involuntary termination of the NEO’s employment with “Cause” or the NEO resigns without “Good Reason” or (ii) an involuntary termination of the NEO’s employment without Cause, or (iii) a voluntary termination of the NEO’s employment due to an event of “Good Reason,” in each case subject to the NEO’s execution and non-revocation of a general release of claims. The term “Good Reason” is defined in the Restated Agreements, but generally includes such events as (i) we require the NEO to be based at any office or location more than a specified distance from their principal place of employment immediately prior to such relocation, (ii) a material adverse change in the NEO’s job title or a material reduction in the NEO’s duties or responsibilities; (iii) material reduction in the NEO’s base salary, other than a general reduction in base salary affecting similarly situated senior executives of the Company; or (iv) our breach of their Restated Agreements in any material respect, or, in the case of Mr. Zayas (v) one of our stockholders (collectively with its affiliates) becomes entitled to elect a majority of the members of our board of directors, other than in connection with a Deemed Liquidation Event (as defined in our Amended and Restated Charter, as amended from time to time).
For Mr. Zayas, the term “Cause” is generally defined in his Restated Agreement as (i) Mr. Zayas’ indictment or conviction of, or plea of nolo contendere to, a felony or any other crime involving financial dishonesty against us; (ii) Mr. Zayas’ engaging in any act of fraud, gross misconduct, illegality, or unlawful harassment which, as determined in good faith by our board of directors, would: (A) materially adversely affect the business or our reputation with its current or prospective customers, suppliers, lenders and/or other third parties with whom such entity does or might do business; or (B) expose us to a risk of civil or criminal legal damages, liabilities or penalties; (iii) the repeated failure by Mr. Zayas to follow the reasonable and lawful directives of our board of directors, (iv) Mr. Zayas’ material breach of the Restated Zayas Agreement or other policies adopted by our board of directors, or (v) Mr. Zayas’ willful breach of his fiduciary obligations.
For each of Mr. Chopra and Ms. Sun, the term “Cause” is generally defined in the Restated Agreements as (i) the indictment or conviction of, or plea of nolo contendere to, a felony or any other crime involving moral turpitude; (ii) the engaging in any act of fraud, misconduct, illegality, unlawful harassment, embezzlement or misappropriation; (iii) the failure to perform the NEO’s duties; (iv) the failure of to follow the reasonable and lawful directives of our CEO, board of directors, or a committee thereof, or the NEO’s supervisor; (v) a material breach of the NEO’s Restated Agreement, as applicable, the Proprietary Rights Agreement, or any other written agreement between the Company (or any of its affiliates) and the NEO; (vi) the violation of the Company’s written policies or code of ethics or standards of conduct policies, including written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct; and (vii) the breach of the NEO’s fiduciary obligations. With respect to those circumstances of Cause set forth in the preceding clauses that are reasonably susceptible to cure, Cause shall only exist in cases in which the Company has provided the NEO with written notice of the alleged circumstances of Cause and the NEO has failed to cure such condition to the reasonable satisfaction of the Company within thirty (30) days after such written notice.
If an NEO’s termination occurs within three (3) months prior, or within twelve (12) months following, a Change in Control (which we refer to as a “CIC Termination” below), the severance benefits are increased, as described below.
The severance benefits for our NEOs pursuant to the Restated Agreements and as of December 31, 2021, include:
•For an event of termination with Cause or the NEO resigns without Good Reason, (i) accrued base salary and accrued but unused vacation days, (ii) any earned but unpaid bonuses, (iii) certain benefits under the Katapult retirement and welfare benefit plans, and (iv) the opportunity to continue health coverage under our group health plan to the extent required by and in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”);
•For an event of termination without Cause, (i) base salary for a period of twelve (12) months for Mr. Zayas and six (6) months for each of Mr. Chopra and Ms. Sun, (ii) a pro-rated annual bonus for the calendar year in which such termination occurs, (iii) Company paid COBRA premiums for twelve (12) months for M. Zayas, and six (6) Months for each of Mr. Chopra and Ms. Sun, (iv) accelerated vesting of any portion of any time-based vesting equity awards for twelve (12) months for Mr. Zayas and six (6) months for each of Mr. Chopra and Ms. Sun, and (v) extended exercise period for any option awards to the earliest to occur of eighteen (18) months following his termination date, a Change in Control, or the expiration date of such options; and
•Upon a CIC Termination, (i) a lump sum equal to two (2) times the sum of base salary plus target bonus for the year of termination for Mr. Zayas, and one (1) times the sum of base salary plus target bonus for the year of termination for each of Mr. Chopra and Ms. Sun, (ii) Company paid COBRA premiums for eighteen (18) months for Mr. Zayas and twelve (12) months for each of Mr. Chopra and Ms. Sun, (iv) accelerated vesting of any portion of any long-term incentive awards then held by the NEO to the extent not assumed by the successor entity (which includes any new buyer awards granted in connection with the Change in Control), and (v) extended exercise period for any option awards to the earliest to occur of eighteen (18) months following the termination date, a Change in Control, or the expiration date of such options.

Equity Incentive Plans
2014 Stock Incentive Plan
The 2014 Incentive Plan permitted the grant of incentive stock options, non-qualified stock options, restricted stock awards and unrestricted stock awards. Incentive stock options may be granted only to our employees and our parent and subsidiaries. All other awards may be granted to our directors and employees and our consultants and our affiliates with respect to services provided to us. Upon the effectiveness of the 2021 Incentive Plan, no additional grants are being made under the 2014 Incentive Plan.
Administration.    Our board of directors or a committee delegated by the board of directors administers the 2014 Incentive Plan. Subject to the terms of the 2014 Incentive Plan, the administrator has the power to, among other things, select participants from among eligible employees, consultants and non-employee directors, determine the awards to be made pursuant to the 2014 Incentive Plan, determine the number of shares subject to each award, impose limitations on awards, determine and modify from time to time the terms and conditions of awards in a manner consistent with the 2014 Incentive Plan, accelerate the exercisability or vesting of all or any portion of any awards, interpret the terms and conditions of the 2014 Incentive Plan and any award agreement, and make all determinations it deems advisable for the administration of the 2014 Incentive Plan.
Options.   Our employees and service providers have historically received incentive stock options pursuant to the 2014 Incentive Plan. The exercise price per share of incentive stock options granted under the 2014 Incentive Plan must be at least 100% of the fair market value per share of our common stock on the grant date; provided that the exercise price for an incentive stock option granted to a 10% or more holder of our common stock will be no less than 110% of the fair market value per share of our common stock on the grant date. Nonqualified stock options may be granted with a per share exercise price that is less than 100% of the per share fair market value of our common stock. The aggregate fair market value of the shares with respect to which incentive stock options may be exercisable for the first time by an option holder in any calendar year, under the 2014 Incentive Plan or otherwise, may not exceed $100,000 (or such higher amount as permitted under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code). Subject to the provisions of the 2014 Incentive Plan, the administrator determines the other terms of options, including exercise prices, any vesting and exercisability requirements, the method of payment of the option exercise price, the option expiration date (which may be no more than 10 years from the date of grant, or 5 years for an incentive stock option granted to a 10% or more holder of our common stock), and the period following termination of service during which options may remain exercisable.
Stock Awards.   Historically, the administrator could, from time to time, grant to eligible individuals awards of restricted stock or unrestricted stock, collectively, Stock Awards. For the purposes of the 2014 Incentive, “Restricted Stock” means an award of shares of common stock pursuant to which the Company may, in its sole discretion, grant or sell, at such purchase price as determined by the administrator, in its sole discretion, shares subject to such restrictions and conditions as the administrator may determine at the time of grant, which purchase price shall be payable in cash or other form of consideration acceptable to the administrator. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. A grantee of Restricted Stock shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the grant. The administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of us or our assigns as may be specified in the instrument evidencing the grant.
“Unrestricted Stock” may be granted or sold (at par value or such higher purchase price determined by the administrator) in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual or entity. Upon the request of a grantee and with the consent of the administrator, each such grantee may, pursuant to an advance written election delivered to us no later than the date specified by the administrator, receive a portion of the cash compensation otherwise due to such grantee in the form of shares of Unrestricted Stock.
Capital Adjustments.   If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off, split-up or other similar change in our capital stock, the outstanding shares of our stock are increased or decreased or are exchanged for a different number or kind of shares or other of our securities, or additional shares or new or different shares or other of our securities or other non-cash assets are distributed with respect to such shares or other securities, or, if, as a result of any merger, consolidation or sale of all or substantially all of our assets, the outstanding shares of our stock are converted into or exchanged for a different number or kind of our securities or any successor entity (or a parent or subsidiary thereof), we will make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the 2014 Incentive Plan, (ii) the number and kind of shares or other securities subject to any then outstanding awards under the 2014 Incentive Plan, (iii) the repurchase price per share subject to each outstanding award, if any, and (iv) the exercise price and/or exchange price for each share subject to any then outstanding stock options under the 2014 Incentive Plan, in each case, in a manner in accordance with Section 409A of the Code.
Treatment Upon Sale Event.   In the event of a Sale Event, as defined in the 2014 Incentive Plan, the administrator shall have the right, but not the obligation, to accelerate the vesting with respect to any or all outstanding options. Upon the consummation of a Sale Event, the 2014 Incentive Plan and all options issued thereunder (both vested and unvested) shall terminate upon the effective time of any such Sale Event unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of options theretofore granted by the successor entity, or the substitution of such options with new options of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares underlying the options and, if appropriate, the exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). Notwithstanding the above, in the event of a Sale Event pursuant to which holders of our common stock immediately prior to the consummation of such Sale Event will receive upon consummation thereof, a cash payment for each share surrendered in the Sale Event, we shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding vested options (including options (if any) that vest as a result of such Sale Event) in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value, as determined by the administrator, of the consideration payable per share pursuant to the Sale Event (the “Sale Price”) times the number of shares subject to outstanding vested options (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding vested options.
Unless otherwise provided for in the 2014 Incentive Plan or in an award agreement, any shares of unrestricted stock granted under the 2014 Incentive Plan shall be treated in a Sale Event the same as all other shares then outstanding.
Plan Amendment or Termination.   Our board of directors may amend or discontinue the 2014 Incentive Plan and the committee may, at any time, amend or cancel any outstanding award in a manner not inconsistent with the terms of the 2014 Incentive Plan, provided that no such action adversely affects the rights under any outstanding award without the holder’s consent. In addition, to the extent determined by the committee to be required by the Code to ensure that incentive stock options granted under the 2014 Incentive Plan are qualified under Section 422 of the Code, amendments to the plan are subject to the approval by our stockholders who are entitled to vote at a meeting of stockholders.
The 2014 Incentive Plan shall remain in effect until June 5, 2024, unless otherwise earlier terminated in accordance with the terms of the plan. The 2014 Incentive Plan and all awards and actions taken thereunder are governed by, construed and enforced in accordance with, the laws of the State of Delaware. Any disputes arising under the 2014 Incentive Plan or any award made thereunder are subject to binding arbitration divisions as set forth in the 2014 Incentive Plan.
2021 Incentive Plan
Our stockholders approved the 2021 Incentive Plan in connection with the Business Combination. The purpose of the 2021 Incentive Plan is to advance the interests of us and our stockholders by providing an incentive to attract, retain and reward persons for performing services and by motivating such persons to contribute to the growth and profitability of us and our subsidiaries.

Types of Awards
The terms of the 2021 Incentive Plan provide for the grant of restricted stock unit awards, incentive stock options (within the meaning of Section 422 of the Code), nonstatutory stock options, SARs, restricted stock awards, restricted stock units awards, performance units, performance shares, cash-based awards, and other stock-based awards.
Options   The Committee (as defined below) will be authorized to grant options to purchase shares of common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for ISOs, or “nonqualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the 2021 Incentive Plan will be subject to terms, including the exercise price and the conditions and timing of exercise, determined by the Committee and specified in the applicable award agreement (including, if applicable, the attainment of any performance goals and/or criteria, as shall be determined by the Committee). The maximum aggregate number of shares of common stock that may be issued through the exercise of ISOs granted under the 2021 Incentive Plan will be equal to the maximum aggregate number of shares of common stock that may be issued under the 2021 Incentive Plan. In general, the exercise price per share of common stock for each option granted under the 2021 Incentive Plan will not be less than the fair market value (or 110% of the fair market value, in the case of ISOs granted to a more than 10% stockholder) of the share at the time of grant. The maximum term of an option granted under the 2021 Incentive Plan will be ten years from the date of grant (or five years in the case of ISOs granted to a more than 10% stockholder). However, if the option would expire at a time when the exercise of the option by means of a cashless exercise or net exercise method (to the extent that method is otherwise then permitted by the Committee for purposes of payment of the exercise price and/or applicable withholding taxes) would violate applicable securities laws or any securities trading policy adopted by us, the expiration date applicable to the option will be automatically extended to a date that is 30 calendar days following the date the cashless exercise or net exercise would no longer violate applicable securities laws or applicable securities trading policy (so long as the extension does not violate Section 409A of the Code), but not later than the expiration of the option’s term. Payment in respect of the exercise of an option may be made in cash or by check, or the Committee may, in its discretion and to the extent permitted by law, allow the payment to be made through a broker-assisted cashless exercise mechanism, a stock tender exercise, a net exercise method, or by any other method that the Committee determines to be appropriate.
Stock Appreciation Rights.   The Committee will be authorized to award SARs under the 2021 Incentive Plan. SARs will be subject to the terms and conditions established by the Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares of common stock or any combination of cash and shares of common stock, the appreciation, if any, in the value of a common share over a certain period of time. An option granted under the 2021 Incentive Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option will be subject to terms similar to the option corresponding to the SARs. In general, the exercise price per share of common stock for each SAR granted under the 2021 Incentive Plan will not be less than the fair market value of the share at the time of grant. The maximum term of a SAR granted under the 2021 Incentive Plan will be ten years from the date of grant. SARs will be subject to terms established by the Committee and reflected in the applicable award agreement (including, if applicable, the attainment of any performance goals and/or criteria, as shall be determined by the Committee).
Restricted Stock.  The Committee will be authorized to award restricted stock under the 2021 Incentive Plan, in the form of either a restricted stock bonus or a restricted stock purchase right. Each award of restricted stock will be subject to the terms and conditions established by the Committee, including any dividend or voting rights (and any performance goals and/or criteria upon whose attainment the restricted period shall lapse in part or full). Restricted stock awards are shares of common stock that generally are non-transferable and subject to other restrictions determined by the Committee for a specified period. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the restricted period, then any unvested restricted stock is forfeited. Dividends, if any, that may have been withheld by the Committee will be distributed to the participant in cash or, at the sole discretion of the Committee, in shares of common stock having a fair market value equal to the amount of the dividends, upon the release of any applicable restrictions, and if the applicable share is forfeited, the participant will have no right to the dividends (except as otherwise provided in the applicable award agreement).

Restricted Stock Unit Awards.   The Committee will be authorized to award restricted stock unit awards under the 2021 Incentive Plan. The Committee will determine the terms of the restricted stock units, including any dividend rights (and any performance goals and/or criteria upon whose attainment the restricted period shall lapse in part or full). Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the Committee, the participant will receive a number of shares of common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares of common stock on the date the units vest or at a later date selected by the Committee (subject to compliance with Section 409A of the Code). Dividends, if any, that may have been withheld by the Committee will be distributed to the participant in cash or, at the sole discretion of the Committee, in shares of common stock having a fair market value equal to the amount of the dividends, upon the release of any applicable restrictions, and if the applicable share is forfeited, the participant will have no right to the dividends (except as otherwise provided in the applicable award agreement).
Cash-Based and Other Stock-Based Awards.   The Committee will be authorized to grant cash-based awards or other stock-based awards not otherwise described above.
Awards
Subject to adjustment for specified changes in our capitalization as set forth in the 2021 Incentive Plan, the maximum aggregate number of shares of common stock that may be issued under the 2021 Incentive Plan will be equal to the sum of (a) 10% of the outstanding capitalization, on a non-fully-diluted basis, of us following the closing of the merger (but without the inclusion of any Earn-Out Shares) and (b) the number of Earn-Out Shares to be issued to employee recipients in connection with the reallocation of employee-held Earn-Out Shares that are forfeited during the six years following the closing of the merger. Subject to compliance with the requirements of Section 409A of the Code and any other applicable provisions of the Code and regulations thereunder, and with other applicable law or requirements (including applicable stock exchange requirements), our board of directors or the compensation committee may authorize the issuance or assumption of benefits under the 2021 Incentive Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate without affecting the number of shares of our common stock reserved or available for awards under the 2021 Incentive Plan. In addition, subject to compliance with applicable laws, and stock exchange listing requirements, shares available for grant under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the 2021 Incentive Plan to individuals who were not employees or directors of us or a parent or subsidiary of us prior to the transaction and will not reduce the number of shares otherwise available for issuance under the 2021 Incentive Plan.
Shares issued under the 2021 Incentive Plan will consist of authorized but unissued or reacquired shares of common stock. No fractional shares of common stock will be delivered under the 2021 Incentive Plan.
The following shares of common stock will become available again for issuance under the 2021 Incentive Plan: (i) any shares subject to a stock award that are not issued because such stock award expired or was canceled or terminated without all of the shares covered by such stock award having been exercised or settled in full; (ii) any shares subject to any portion of a stock award that is settled in cash; (iii) any shares issued pursuant to a stock award that are forfeited back to or repurchased for an amount not greater than the award’s purchase price by us; (iv) any shares reacquired by us or withheld in satisfaction of tax withholding obligations on a stock award; and (v) any shares reacquired by us or withheld as consideration for the exercise price of a stock option.
Non-Employee Director Compensation Limit
Under the 2021 Incentive Plan, the annual compensation awarded to any of our non-employee directors during each calendar year, including both shares subject to stock awards granted under the 2021 Incentive Plan or otherwise and any cash fees paid to such non-employee director during any calendar year may not exceed $1 million in total value, or $2 million for the calendar year in which a non-employee director is first elected to our board of directors (calculating the value of any such stock awards based on the grant date fair market value of such stock awards for financial reporting purposes). Such limitation on non-employee director stock awards does not apply to any cash retainer fees, including cash retainer fees converted into equity awards at the election of the non-employee director, expense reimbursements, or distributions from any deferred compensation program applicable to the non-employee director.
Administration
The 2021 Incentive Plan will be concurrently administered by our board of directors or the compensation committee. Our board of directors and the compensation committee may each be considered to be the “Committee” for purposes of this 2021 Incentive Plan. Subject to the terms of the 2021 Incentive Plan, the Committee has full and final power and authority to make all determinations and take all actions with respect to the Incentive Plan or any award as the Committee may deem advisable to the extent not inconsistent with the provisions of the 2021 Incentive Plan or applicable law, including: determine the recipients of awards, the types of awards to be granted, the number of shares of common stock subject to or the cash value of awards, the terms and conditions of awards granted, and the criteria to be satisfied by participants as a condition to receipt of performance awards under the 2021 Incentive Plan, including the period of their exercisability and vesting. The Committee also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Committee also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the 2021 Incentive Plan.
Amendment and Termination
The Committee may at any time amend the 2021 Incentive Plan or any outstanding award and may at any time terminate or suspend the 2021 Incentive Plan as to future grants of awards, provided that the Committee may not, without the affected award recipient’s consent, alter the terms of the Plan so as to materially adversely affect a participant’s rights under an award without the consent of the Participant. Consistent with any applicable law, regulation or rule, including the rules of any stock exchange, the 2021 Incentive Plan requires stockholder approval of certain material revisions to the 2021 Incentive Plan, including: (a) an increase in the maximum aggregate number of shares of common stock that may be issued under the 2021 Incentive Plan (except by operation of the provisions of the 2021 Incentive Plan relating to changes in our capital structure), (b) a change in the class of persons eligible to receive incentive stock options, or (c) or as otherwise required by applicable law, regulation, or rule. No awards may be made under the 2021 Incentive Plan following the ten year anniversary of the earlier of the date that the board of directors or the stockholders approve the 2021 Incentive Plan, but previously granted awards may continue in accordance with their terms beyond that date unless earlier terminated by the Committee.
Eligibility
All of our (including its affiliates) employees, non-employee directors, officers, and consultants will be eligible to participate in the 2021 Incentive Plan following the closing of the merger and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2021 Incentive Plan only to our employees (including officers) and employees of its parent and subsidiary corporations (as determined in accordance with Section 422 and Section 424 of the Code).
Terms and Conditions of Awards
All Awards
Generally, the Committee will determine the terms of all awards under the 2021 Incentive Plan, including the vesting and acceleration of vesting of awards, provisions for the withholding of taxes, and payment of amounts in lieu of cash dividends or other cash distributions with respect to our common stock subject to awards.
Awards Requiring Exercise
Incentive stock options and, except as provided in the award agreement, nonqualified stock options, may not be transferred other than by will or the laws of descent and distribution, and during an employee’s lifetime may be exercised only by the employee or the employee’s guardian or legal representative. Upon the cessation of a participant’s employment with us, an award requiring exercise will cease to be exercisable and will terminate and all other unvested awards will be forfeited, except that:
•All stock options and SARs held by the participant which were exercisable immediately prior to the participant’s termination of service with us other than for Cause (as defined in the 2021 Incentive Plan) will, except as otherwise set forth in the option award agreement, remain exercisable for the lesser of (i) three months or (ii) the period ending on the date of expiration of the term of such stock option or SAR could have been exercised;
•All stock options and SARs held by the participant which were exercisable immediately prior to the participant’s termination of service with us due to death will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the participant’s termination or (ii) the period ending on the date of expiration of the term of such stock option or SAR (provided that a participant’s service will be deemed to have terminated due to death if the participant dies within three (3) months (or such other period provided by the participant’s award agreement) after the participant’s termination of service); and
•All stock options and SARs held by a participant which were exercisable immediately prior to the participant’s termination of service with us due to Disability (as defined in the 2021 Incentive Plan) will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the participant’s termination or (ii) the period ending on the date of expiration of the term of such stock option or SAR.
The exercise price (or base value from which appreciation is to be measured) of each award requiring exercise will be 100% of the fair market value of the common stock subject to such award, as determined on the effective date of the grant, or such higher amount as the Committee may determine; provided that incentive stock options granted to participants who own our stock possessing more than ten percent (10%) of the total combined voting power of all classes of our stock or any parent corporation, subsidiary corporation or affiliate of us (a “Ten Percent Holder”) must have an exercise price per share not less than 110% of the fair market value of a share of common stock on the effective date the incentive stock option is granted. Fair market value will be determined by the Committee consistent with the applicable requirements of Section 409A of the Code.
Awards requiring exercise will have a maximum term not to exceed ten years from the date of grant. Incentive stock options granted to a Ten Percent Holder will have a maximum term not to exceed five years from the date of grant.
Director Compensation
Non-Employee Director Compensation
Our non-employee directors receive a mix of cash and equity compensation under our Non-Employee Director Compensation Policy (the "Compensation Policy") for their service on our board of directors. Non-employee directors receive annual cash compensation of $50,000 for service on our Board and our Chair of our board of directors receives annual cash compensation of $100,000. Non-employee directors also receive additional cash compensation for service on our board of directors committees as follows:
•Audit Committee – $20,000 for the chair and $10,000 for each other member;
•Compensation Committee – $15,000 for the chair and $7,500 for each other member; and
•Nominating and Governance Committee – $10,000 for the chair and $5,000 for each other member.
For 2021, each newly elected or appointed non-employee director, other than Ms. Bradford, received an initial grant of RSUs under the 2021 Incentive Plan with a grant-date fair market value of $300,000, upon the date the non-employee director joined the board of directors, which grants were made on September 9, 2021. In recognition of Ms. Bradford unique qualifications and experience, the board approved an initial grant of RSUs to Ms. Bradford having a grant-date fair market value of $450,000. Initial grants of RSUs vest over a two-year period, with (x) fifty percent (50%) of the RSUs vesting on the earlier of (i) the date of the following year’s annual meeting (or the date immediately prior to the next annual meeting if the non-employee director's service as a director ends at such annual meeting), or (ii) the one-year anniversary measured from the date of grant, and (y) fifty percent (50%) of the RSUs vesting on the earlier of (i) the date of the second annual meeting following the grant date (or the date immediately prior to the next annual meeting if the non-employee director's service as a director ends at such annual meeting), or (ii) the two-year anniversary measured from the date of grant, subject to the director's continued service as a member of our board of directors through such vesting dates.
Under the Compensation Policy, non-employee directors will also receive an annual grant of RSUs at each annual meeting having a grant-date fair value of $150,000. Annual grants of RSUs would vest in full on the earlier of (i) the date of the following year's annual meeting (or the date immediately prior to the next annual meeting if the non-employee director's service as a director ends at such annual meeting), or (ii) the one-year anniversary measured from the grant date, subject to the non-employee director's continued service as a member of our board of directors through each such vesting date. Under the Compensation Policy in effect during 2021 the annual grants of RSUs would be prorated to reflect the time between a non-employee director's election or appointment date and the date of the next annual meeting of stockholders.
The Compensation Committee reviews the full structure and philosophy of our non-employee director compensation program on an annual basis. In the first quarter of 2022, the Compensation Committee, in consultation with its independent compensation consultant, analyzed the overall level and mix of compensation under our Compensation Policy as compared to the Company’s peer group and conducted a review of current trends and best practices regarding director compensation. During the review, the Compensation Committee determined that the then existing compensation for non-employee directors remained largely appropriate, except with respect to the vesting terms of the initial grants of RSUs and the proration of the annual grants based on when a non-employee director joins our board of directors.
Upon recommendation by the Compensation Committee, our board of directors approved that starting in 2022, the initial grant of RSUs to non-employee directors will vest over a three-year period, with one-third (1/3) of the RSUs vesting on the first anniversary of the grant date, one-third (1/3) of the RSUs vesting on the second anniversary of the grant date and the remaining one-third (1/3) of the RSUs vesting on the third anniversary of the grant date, such that the initial grant of RSUs be fully vested on the third anniversary of the date of grant, subject to the non-employee director’s continued service as a member of the board of directors through each such vesting date. The Committee also recommended and the board of directors approved removing the proration of shares in connection with the annual grant of RSUs to non-employee directors to be issued at each annual meeting.
Notwithstanding the vesting terms set forth above, RSU awards granted to non-employee directors that are unvested as of the occurrence of Change in Control (as defined in the 2021 Equity Incentive Plan) will vest in full upon a Change in Control, subject to the non-employee director’s continued service as a member of the board of directors through the date of such Change in Control.
Upon recommendation by the Compensation Committee, the board of directors adopted the Katapult Holdings, Inc. Non-Employee Directors Deferred Compensation Plan effective March 31, 2022 (the "Deferral Plan"). Under the terms of the Deferral Plan, non-employee directors may elect, on an annual basis, to defer receipt of 100%, but not less than 100%, of their initial RSU grant and subsequent annual RSU grants issued pursuant to our Compensation Policy. Initial deferral elections with respect to existing RSU grants may be made within 30 days of the adoption of the Deferral Plan and apply only to the portion of such grant earned after the date on such deferral election becomes irrevocable. Thereafter, deferral elections will be evergreen unless and until a director submits to the Company a new election form which must, in all cases, be submitted prior to December 31 of the year immediately preceding the year in which the election relates. Deferred RSUs will be settled in shares of the Common Stock in one lump sum on the earlier of (i) the participant's separation from service as a member of the board of directors or (ii) a Change in Control.

Director Compensation
The following table sets forth information regarding compensation earned by or paid to our non-employee directors for and subsequent to the fiscal year ended December 31, 2021:

Name	Cash	Stock Awards($)(1)	Total ($)
Chris Masto	$30,673	$300,000	$330,673
Bruce Taragin	$39,038	$300,000	$339,038
Lee Einbinder	$36,250	$300,000	$336,250
Brian Hirsch	$59,952	$300,000	$359,952
Don Gayhardt	$43,221	$300,000	$343,221
Joanne Bradford (2)	$36,250	$450,000	$486,250
_____________
(1)This column reflects the aggregate grant date fair value of the restricted stock units granted to the director during fiscal year 2021 under the 2021 Incentive Plan. The aggregate grant date fair value is computed in accordance with ASC Topic 718 for stock-based compensation transactions. This amount does not reflect the actual economic value that may be realized by the director.
(2)100% of Ms. Bradford’s RSU award was forfeited upon her departure from the Board on February 8, 2022.
Orlando Zayas, our Chief Executive Officer, is also a member of our board of directors but does not receive any additional compensation for his service as a director. See the section titled “Executive Compensation” for more information regarding the compensation earned by Mr. Zayas.
Katapult’s policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as directors.
The table below shows for each non-employee director who was serving, and held outstanding equity awards, as of December 31, 2021.

Name	Unvested Stock Awards at Fiscal Year End
Chris Masto	47,619
Bruce Taragin	47,619
Lee Einbinder	47,619
Brian Hirsch	47,619
Don Gayhardt	47,619
Joanne Bradford	71,428

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Certain Relationships and Related Person Transactions
Other than compensation arrangements for our directors and executive officers, which are described elsewhere in this prospectus, the following describes transactions since January 1, 2019, and each currently proposed transaction in which:
•We have been or is to be a participant;
•the amount involved exceeded or will exceed $120,000; and
•any of our directors or executive officers that are expected to continue as directors or executive officers following the Merger or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or material interest.
Amended and Restated Registration Rights Agreement
In connection with the consummation of the Business Combination, on the Closing Date, we, FinServ Holdings LLC, a Delaware limited liability company (the “Sponsor”), the holders of Founder Shares, and certain other holders of Company Common Stock (collectively, the “A&R RRA Parties”), entered into the A&R RRA. In accordance with the A&R RRA, the A&R RRA Parties and their permitted transferees are entitled to, among other things, customary registration rights, including demand, piggy-back and shelf registration rights. The A&R RRA also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act. “Founder Shares” are shares of FinServ’s Class B Common Stock, initially purchased by the Sponsor in a private placement and a subsequent dividend thereon prior to FinServ’s IPO, and the shares of Class A Common Stock issuable upon the conversion thereof.
Pursuant to the A&R RRA, the Sponsor and the holders of the Founder Shares have agreed to be subject to a 180-day lockup in respect of their Founder Shares and our Common Stock issued upon conversion thereof; the initial purchasers of the units of FinServ, consisting of one share of Class A Common Stock and one half of one warrant to purchase a share of Class A Common Stock, purchased by the Sponsor in a private placement in conjunction with FinServ’s IPO (the “Private Placement Units”) (or their permitted transferees) have agreed to be subject to a 30-day lockup in respect of such Private Placement Units, the securities underlying such Private Placement Units and our Common Stock issued or issuable upon the exercise or conversion thereof; and certain other holders of Company Common Stock have agreed to be subject to a 180-day lockup in respect of their shares of Company Common Stock common stock. The lockups under the A&R RRA are subject to certain customary exceptions and are, with respect to the 180-day lockups, subject to early termination upon the occurrence of certain transactions or in the event that the closing sale price of Company Common Stock exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 90 days after the Closing Date.
Indemnification Agreements
In connection with the consummation of the Business Combination, we entered into indemnification agreements with its directors and executive officers. Those indemnification agreements and the Amended and Restated Bylaws require us to indemnify all directors and officers to the fullest extent permitted by Delaware law against any and all expenses, judgments, liabilities, fines, penalties, and amounts paid in settlement of any claims. The indemnification agreements also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law.

Consent and Support Agreements
Concurrent with the execution of the Merger Agreement on December 18, 2020, Orlando Zayas, Karissa Cupito, Derek Medlin, CURO, Blumberg Capital III, L.P., and Tribeca Venture Fund I (NY), L.P. and Tribeca Venture Fund I, L.P. (together, “Tribeca”) (collectively, the “supporting holders”) executed a written consent pursuant to which all of Legacy Katapult’s issued and outstanding preferred stock was converted prior to the consummation of the transactions pursuant to the Merger Agreement into shares of Legacy Katapult common stock in accordance with the Legacy Katapult certificate of incorporation.
The Company also entered into support agreements, dated as of December 18, 2020, with each of the supporting holders, pursuant to which the supporting holders, among other things, agreed to vote their respective equity securities in Legacy Katapult in favor of the Merger Agreement and the consummation of the transactions contemplated thereby. The support agreements entered into by CURO and Tribeca granted such supporting holders certain consent rights with respect to, among other things, amendments to, and Legacy Katapult’s ability to terminate or waive conditions under, the Merger Agreement. Pursuant to the Merger Agreement, each of CURO, Blumberg and Tribeca had the right to nominate initial board members of Katapult and, pursuant to the Merger Agreement and CURO’s support agreement, so long as CURO owns at least 10% of the issued and outstanding Common Stock, CURO has the right to re-nominate the director selected as its initial Class I director upon the expiration of such director’s initial term.
Sponsor Agreement
Concurrent with the execution of the Merger Agreement, the Sponsor, FinServ and Legacy Katapult entered into a Sponsor Agreement, dated as of December 18, 2020 (the “Sponsor Agreement”), pursuant to which the Sponsor agreed, among other things, (i) to vote in favor of the Merger Agreement and the transactions contemplated thereby (including the merger), (ii) to waive its anti-dilution rights with respect to its Founder Shares in connection with the issuance of shares pursuant to the PIPE Investment, (iii) that 1,543,750 of its shares of Common Stock (the “Sponsor Earn-Out Shares”) became subject to the following vesting and forfeiture conditions at the closing of the transactions contemplated by the Merger Agreement: one-half (1/2) of the Sponsor Earn-Out Shares will vest if the closing price of our Common Stock is greater than or equal to $12.00 over any 20 Trading Days (as defined in the Merger Agreement) within any 30 consecutive Trading Day period, and (ii) one-half (1/2) of the Sponsor Earn-Out Shares will vest if the closing price of our Common Stock is greater than or equal to $14.00 over any 20 Trading Days within any 30 consecutive Trading Day period, in each case, prior to the expiry of six (6) years from the closing of the merger (the “Sponsor Earn-Out Period”). In addition, if there is a change of control of the Company prior to the expiration of the Sponsor Earn-Out Period, then Sponsor Earn-Out Shares will vest in connection with such change of control of the Company in the manner set forth in the Sponsor Agreement, and (iv) to be bound by certain transfer restrictions with respect to its Founder Shares prior to the closing of the transactions contemplated by the Merger Agreement, in each case, on the terms and subject to the conditions set forth in the Sponsor Agreement.
Grants of Restricted Stock
In August 2020, we granted Orlando Zayas, Chandan Chopra, Fangqiu Sun, Derek Medlin and Karissa Cupito an aggregate of 19,000,000 restricted shares of our common stock. Such shares vest only upon a Liquidation Event, which is generally defined as any liquidation, dissolution, or winding up of us (including a consolidation, stock exchange, or merger with another company), a business combination transaction between us and a special purpose acquisition company, or SPAC, for the purpose of taking us public, or an IPO. The number of shares that vest will depend upon the achieved liquidation price per common share (or, in the case of an IPO, the per common share offering price) and is contingent upon the recipient’s continuous employment with us through such liquidation event. In connection with the closing of the merger, we expect 15% of such shares (i.e., 2,625,000 shares) to vest and the remaining 85% of such shares (i.e., 14,875,000 shares) to be permanently forfeited.
Management Allocation Letter
Concurrent with the execution of the Merger Agreement, Orlando Zayas, Karissa Cupito, Derek Medlin, other members of our management (collectively, “Katapult Management”), CURO Financial Technologies Corp.

(“CURO”), Blumberg Capital III, L.P. (“Blumberg”), and Tribeca Venture Fund I (NY), L.P. and Tribeca Venture Fund I, L.P. (collectively, “Tribeca”) entered into a letter agreement that provides, among other things, that notwithstanding the requirement that the allocation of cash consideration, stock consideration and earn-out shares as set forth in the Merger Agreement be the same ratio paid to each Pre-Closing Holder (as defined in the m Merger Agreement), CURO, Blumberg and Tribeca agree to re-allocate cash consideration payable to our Management to the extent necessary to offset potential negative tax implications.
Certain Relationships and Related Person Transactions — FinServ
Founder Shares
On August 9, 2019, the Sponsor purchased 5,750,000 Founder Shares for an aggregate price of $25,000. The Founder Shares automatically converted into Common Stock upon consummation of a Business Combination on a one-for-one basis, subject to certain adjustments.
On October 31, 2019, FinServ effected a 1.1 for 1 stock dividend for each share of FinServ’s Class B common stock outstanding, resulting in the Sponsor holding an aggregate of 6,325,000 Founder Shares. The 6,325,000 Founder Shares included an aggregate of up to 825,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option in connection with the IPO was not exercised in full or in part. In connection with the underwriters’ partial exercise of the over-allotment option and the forfeiture of the remaining over-allotment option, 75,000 Founder Shares were forfeited.
Advances from Related Party
The Sponsor advanced us funds to cover expenses related to the IPO. These advances were non-interest bearing and payable upon demand. Advances totaling $230,350 were repaid upon the consummation of the IPO on November 5, 2019.
Related Party Loans
On August 9, 2019, the Sponsor agreed to loan to FinServ an aggregate of up to $300,000 to cover expenses related to the IPO pursuant to a promissory note (the “Promissory Note”). The Promissory Note was non-interest bearing and payable on the earlier of March 30, 2020 or the completion of the IPO. The borrowings outstanding under the Promissory Note of $282,244 were repaid upon the consummation of the IPO on November 5, 2019
Administrative Support Agreement
FinServ entered into an agreement whereby, commencing on November 5, 2019 through the Closing, FinServ paid the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. For the years ended December 31, 2021 and 2020 and the period from August 9, 2019 (inception) through December 31, 2019, FinServ incurred $60,000, $120,000 and $18,387, respectively, in fees for these services.
Consulting Agreement
FinServ entered into a consulting agreement with a related party, pursuant to which the consultant provided FinServ, among other services, assistance in finding a potential target for an initial business combination, as well as supervising and performing due diligence on such targets, and FinServ agreed to pay the consultant a fee of $10,000 per month, up to a maximum of $150,000. On May 15, 2020, FinServ amended the consulting agreement whereby the monthly fee was reduced to $7,500, from June 1, 2020 through and including September 2020. The monthly fee reverted back to $10,000 per month on October 1, 2020. For the years ended December 31, 2021 and 2020 and for the period from August 9, 2019 (inception) through December 31, 2019, FinServ incurred $17,500, $110,000 and $22,500, respectively, in such fees.

Procedures with Respect to Review and Approval of Related Person Transactions
Upon consummation of the Merger, our board of directors adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “Related Person Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:
•any person who is, or at any time during the applicable period was, one of our executive officers or a member of our board of directors;
•any person who is known by us to be the beneficial owner of more than five percent (5%) of our voting stock;
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than five percent (5%) of our voting stock; and
•any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10 percent (10%) or greater beneficial ownership interest.
We also adopted policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to our audit committee charter, the audit committee will have the responsibility to review related person transactions.

PRINCIPAL SECURITYHOLDERS
The following table sets forth information known to us regarding the beneficial ownership of our Common Stock as of March 29, 2022, by:
•each person who is known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of any class of our Common Stock;
•each of our current named executive officers and directors; and
•all of our current executive officers and directors, as a group.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.
The beneficial ownership percentages set forth in the table below are based on 98,126,012 shares of Common Stock issued and outstanding as of March 29, 2022 and do not take into account the issuance of any shares of Common Stock upon the exercise of warrants to purchase up to 12,500,000 shares of Common Stock that remain outstanding.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock.

Name of Beneficial Owners(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
Executive Officers and Directors:
Orlando Zayas(2)	5,904,175	5.8%
Chandan Chopra(3)	1,158,501	1.2%
Fangqiu Sun(4)	727,771	*
Lee Einbinder(5)	1,465,069	1.5%
Don Gayhardt(6)	24,541,364	25.0%
Brian Hirsch(7)	4,693,069	4.8%
Chris Masto(8)	24,541,364	25.0%
Joyce Phillips	—	—%
Bruce Taragin(9)	6,465,834	6.6%
Jane J. Thompson	—	—%
All directors and executive officers as a group (13 individuals)	48,204,162	48.9%

5% Stockholders:
CURO Financial Technologies Corp.(10)	24,541,364	25.0%
Blumberg Capital III, L.P.(11)	6,465,834	6.6%
Tiger Global Investments, L.P.(12)	5,000,000	5.1%
__________________
*Indicates less than 1 percent
(1)Unless otherwise noted, the business address of those listed in the table above is 5204 Tennyson Parkway, Suite 500, Plano, TX 75024
(2)Includes 511,679 Earn-out Shares (as defined in the Merger Agreement) and that will vest upon achievement of certain Common Stock trading price threshold), options to acquire 4,248,432 shares of Common Stock and 22,961 RSUs that have vested or will vest within 60 days of March 29, 2022.

(3)Includes 97,479 Earn-out Shares, options to acquire 981,709 shares of common stock and 19,654 RSUs that have vested or will vest within 60 days of March 29, 2022.
(4)Includes 63,312 Earn-out Shares and 12,972 RSUs that will vest within 60 days of March 29, 2022.
(5)Includes 1,415,694 shares of common stock, including 222,986 Earn-out Shares and 400,000 shares owned by Lisa Einbinder as trustee of Lee Einbinder 2011 Irrevocable Trust, and which Mr. Einbinder disclaims any beneficial ownership therein and 49,375 shares issuable upon the exercise of Private Placement Warrants held by Mr. Einbinder.
(6)Includes 24,541,364 shares of Common Stock, including 2,990,305 Earn-out Shares, held by CURO Group Holdings Corp. CURO Financial Technologies Corp., CURO Intermediate Holdings Corp., Curo Ventures, LLC (the “CURO Entities”). See footnote 9 below regarding the CURO Entities. Mr. Gayhardt is a director and Chief Executive Officer of CURO Group Holdings Corp (“CURO“), and may share voting or dispositive power over such shares. Mr. Gayhardt has disclaimed any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.
(7)Includes 4,608,069 shares of Common Stock, including 603,225 Earn-out Shares, held by Tribeca Venture Fund I (NY), L.P., Tribeca Venture Fund I, L.P. and Tribeca Annex Fund (collectively, the “Tribeca Entities”). Each of Tribeca Venture Partners I GP, LLC, the general partner of the Tribeca Entities, and Brian Hirsch, a member of our board of directors, and Charles Meakem, the managing partners of Tribeca Venture Partners I GP, LLC, have voting and dispositive power over the shares held by the Tribeca Entities. Mr. Hirsch is a Co-Founder and Managing Partner of Tribeca Venture Partners. The address of each of these entities is 99 Hudson Street, 15th Floor New York, NY 10013. Mr. Hirsch disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.
(8)Includes 24,541,364 shares of Common Stock, including 2,990,305 Earn-out Shares, held by the CURO Entities. See footnote 9 below regarding the CURO Entities. Mr. Masto is a director of CURO, and may share voting or dispositive power over such shares. Mr. Masto has disclaimed any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.
(9)Mr. Taragin is a managing director of Blumberg Capital. 6,465,824 shares of common stock, including 853,847 Earn-out Shares, are held of record by Blumberg Capital III, L.P. ("BC III"). Blumberg Capital Management III, L.L.C. ("BCM III") is the sole general partner of BC III and owns no shares of Katapult directly. David J. Blumberg is the managing director of BCM III and owns no shares of Katapult directly. BCM III and Mr. Blumberg share voting and dispositive power over the shares held by BC III and may be deemed to beneficially own the shares held by BC III. Taragin has disclaimed any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.
(10)According to Amendment No. 1 to Schedule 13D filed with the SEC on December 14, 2021 by the CURO Entities, wherein the CURO Entities reported beneficial ownership of 24,541,364 shares of common stock, including 2,990,305 Earnout Shares, as of December 10, 2021. The business address of CURO and its subsidiaries who together hold beneficial ownership of the shares is 3615 North Ridge Road, Wichita, KS 67205.
(11)According to the Schedule 13G filed with the SEC on February 14, 2022 by BC III, BCM III and David J. Blumberg, wherein BC III, BCM III and David J. Blumberg reported beneficial ownership of 6,465,834 shares of common stock, including 853,847 Earn-out Shares, as of February 14, 2021. The business address of Blumberg is 432 Bryant Street, San Francisco, CA 94107.
(12)According to the Schedule 13G filed with the SEC on June 21, 2021 by Tiger Global Investments, L.P., Tiger Global Performance, LLC, Tiger Global Management, LLC, Charles P. Coleman III and Scott Shleifer. The business address of Tiger Global Investments, L.P. is c/o Citco Fund Services (Cayman Islands) Limited, P.O. Box 31106, 89 Nexus Way, Camana Bay, Grand Cayman KY1-1205,Cayman Islands, and the business address of Tiger Global Performance, LLC, Tiger Global Management, LLC, Charles P. Coleman III and Scott Shleifer is 9 West 57th Street, 35th Floor, New York, NY 10019

SELLING SECURITYHOLDERS
The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Common Stock and Private Placement Warrants set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Common Stock or the Private Placement Warrants after the date of this prospectus.
The following table sets forth information concerning the shares of Common Stock and Private Placement Warrants that may be offered from time to time by each Selling Securityholder. The 12,500,000 shares of Common Stock issuable upon exercise of the Public Warrants are not included in the table below.
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Common Stock. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.
Our registration of the shares of Common Stock does not necessarily mean that the Selling Securityholders will sell all or any of such Common Stock or Private Placement Warrants. The following table sets forth certain information provided by or on behalf of the Selling Securityholders as of June 9, 2021 concerning the Common Stock and Private Placement Warrants that may be offered from time to time by each Selling Securityholder with this prospectus. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

	Before the Offering				After the Offering
Name and Address of Selling Securityholder	Common Stock Beneficially Owned Prior to the Offering(1)	Private Placement Warrants Beneficially Owned Prior to the Offering	Number of Shares of Common Stock Being Offered	Number of Private Placement Warrants Being Offered	Number of Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Percentage of Outstanding Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Number of Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold
PIPE Investors
Citadel Multi-Strategy Equities Master Fund Ltd.(9)	350,000	—	350,000	—	—	—	—
Debt Opportunities Master Fund, LP(10)	500,000	—	500,000	—	—	—	—
HBK Master Fund L.P.(11)	250,000	—	250,000	—	—	—	—
CVI Investments Inc.(12)	400,000	—	400,000	—	—	—	—
Jane Street Global Trading, LLC(13)	400,000	—	400,000	—	—	—	—
MMF LT, LLC(14)	300,000	—	300,000	—	—	—	—
Senator Global Opportunity Master Fund L.P.(15)	1,000,000	—	1,000,000	—	—	—	—

	Before the Offering				After the Offering
Name and Address of Selling Securityholder	Common Stock Beneficially Owned Prior to the Offering(1)	Private Placement Warrants Beneficially Owned Prior to the Offering	Number of Shares of Common Stock Being Offered	Number of Private Placement Warrants Being Offered	Number of Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Percentage of Outstanding Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Number of Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold
Suvretta Master Fund, Ltd.(16)	746,000	—	746,000	—	—	—	—
Suvretta Long Master Fund, Ltd.(16)	4,000	—	4,000	—	—	—	—
Taconic Opportunity Master Fund L.P.(17)	100,000	—	100,000	—	—	—	—
Tiger Global Investments, L.P.(18)	5,000,000	—	5,000,000	—	—	—	—
WCH Fund I, LP(19)	1,000,000	—	1,000,000	—	—	—	—
D.E. Shaw Oculus Portfolios, L.L.C.(20)	272,940	—	250,000	—	22,940	—	—
D.E. Shaw Valence Portfolios, L.L.C.(20)	818,763	—	750,000	—	68,763	—	—
Iridian Eagle Fund, LP(21)	300,000	—	300,000	—	—	—	—
Iridian Raven Fund, LP(22)	170,000	—	170,000	—	—	—	—
Iridian Wasabi Fund, LP(23)	30,000	—	30,000	—	—	—	—
Light Street Mercury Master Fund, L.P.(24)	1,140,000	—	1,140,000	—	—	—	—
Light Street Tungsten Master Fund, L.P.(24)	48,210	—	48,210	—	—	—	—
Light Street Halo, L.P.(24)	11,790	—	11,790	—	—	—	—
BEMAP Master Fund Ltd.(25)	30,592	—	30,592	—	—	—	—
Bespoke Alpha MAC MIM LP(25)	3,733	—	3,733	—	—	—	—
DS Liquid Div RVA MON LLC(25)	24,826	—	24,826	—	—	—	—
Monashee Pure Alpha SPV I LLP(25)	17,117	—	17,117	—	—	—	—
SFL SPV I LLC(25)	4,971	—	4,971	—	—	—	—
Monashee Solitario Fund LP(25)	18,761	—	18,761	—	—	—	—
MAP 240 Segregated Portfolio(26)	870,000	—	870,000	—	—	—	—
Newberger Berman Principal Strategies Master Fund, LP(26)	330,000	—	330,000	—	—	—	—
Park West Partners International, Limited(27)	9,000	—	9,000	—	—	—	—

	Before the Offering				After the Offering
Name and Address of Selling Securityholder	Common Stock Beneficially Owned Prior to the Offering(1)	Private Placement Warrants Beneficially Owned Prior to the Offering	Number of Shares of Common Stock Being Offered	Number of Private Placement Warrants Being Offered	Number of Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Percentage of Outstanding Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Number of Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold
Park West Investors Master Fund, Limited(27)	91,000	—	91,000	—	—	—	—
Nineteen 77 Global Multi-Strategy Alpha Master Limited(28)	346,125	—	346,125	—	—	—	—
Nineteen 77 Global Merger Arbitrage Opportunity Fund(28)	57,750	—	57,750	—	—	—	—
Nineteen 77 Global Merger Arbitrage Master Limited(28)	346,125	—	346,125	—	—	—	—
Brookdale Global Opportunity Fund(29)	37,000	—	37,000	—	—	—	—
Brookdale International Partners, L.P.(29)	63,000	—	63,000	—	—	—	—

Directors and Officers(1)
Lee Einbinder	990,694	49,375	990,694	49,375	—	—	—
Orlando Zayas(2)	5,761,683	—	1,513,251	—	4,248,432	4.37%	—
Karissa Cupito(3)	1,775,250	—	261,803	—	1,513,447	1.56%	—
Derek Medlin(4)	1,345,325	—	263,482	—	1,081,843	1.11%	—
Bruce Taragin(5)	6,465,834	—	6,465,834	—	—	—	—
Brian Hirsch(6)	4,608,069	—	4,608,069	—	—	—	—
Don Gayhardt(7)	21,892,864	—	21,892,864	—	—	—	—
Chris Masto(8)	21,892,864	—	21,892,864	—	—	—	—
Joanne Bradford	—	—	—	—	—	—	—

Sponsor Investors
Vellar Special Opportunity Fund LLC(32)	645,000	53,750	645,000	53,750	—	—	—
Fintech Masala FSA Holdings, LLC(33)	444,897	—	444,897	—	—	—	—
Leon Wagner(34)	842,472	45,000	842,472	45,000	—	—	—
Gabriel Wagner(35)	35,000	—	35,000	—	—	—	—
Daniel Wagner(36)	35,000	—	35,000	—	—	—	—
JRCAK LLC(37)	912,472	45,000	912,472	45,000	—	—	—
Marc Utay(38)	405,543	20,000	405,543	20,000	—	—	—
Cornet Investments LLC(39)	506,929	25,000	506,929	25,000	—	—	—

	Before the Offering				After the Offering
Name and Address of Selling Securityholder	Common Stock Beneficially Owned Prior to the Offering(1)	Private Placement Warrants Beneficially Owned Prior to the Offering	Number of Shares of Common Stock Being Offered	Number of Private Placement Warrants Being Offered	Number of Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Percentage of Outstanding Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Number of Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold
Jay Levine(40)	100,000	10,000	100,000	10,000	—	—	—
Aris Kekedjian(41)	125,000	10,000	125,000	10,000	—	—	—
Bob Matza(42)	125,000	10,000	125,000	10,000	—	—	—
Diane Glossman(43)	25,000	—	25,000	—	—	—	—
Steven Handwerker(44)	125,000	7,500	125,000	7,500	—	—	—
Richard Sarnoff(45)	77,143	10,000	77,143	10,000	—	—	—
Norman Leben(46)	77,143	10,000	77,143	10,000	—	—	—
Howard Kurz(47)	1,042,708	36,875	1,042,708	36,875	—	—	—
Lee Einbinder 2011 Irrevocable Trust(48)	400,000	—	400,000	—	—	—	—
Other Selling Securityholders
CURO Financial Technologies Corp.(8)	21,892,864	—	21,892,864	—	—	—	—
Blumberg Capital III, L.P.(30)	6,465,834	—	6,465,834	—	—	—	—
Tribeca Venture Fund I, L.P.(6)	3,825,644	—	3,825,644	—	—	—	—
Tribeca Venture Fund I (NY), L.P.(6)	663,604	—	663,604	—	—	—	—
Fanqiu Sun(31)	172,579	—	172,579	—	—	—	—
Chandan Chopra(31)	97,479	—	97,479	—	—	—	—

Total Securities	64,339,465	332,500	57,404,040	332,500	6,935,425	—	—
__________________
*Less than one percent.
(1)Unless otherwise note, the business address of each director and officer is 5204 Tennyson Parkway, Suite 500, Plano, TX 75024.
(2)Includes 511,679 Earnout Shares and options to acquire 4,248,432 shares of Common Stock that have vested or will vest within 60 days of the Closing.
(3)Includes 180,437 Earnout Shares and options to acquire 1,513,447 shares of Common Stock that have vested or will vest within 60 days of the Closing.
(4)Includes 143,496 Earnout Shares and options to acquire 1,081,843 shares of Common Stock that have vested or will vest within 60 days of the Closing.
(5)Includes 853,847 Earnout Shares. Shares are held by Blumberg Capital III, L.P. The business address of Blumberg Capital III, L.P. is 432 Bryant Street, San Francisco, CA 94107.
(6)Includes 603,225 Earnout Shares. Includes shares held by Tribeca Venture Fund I (NY), L.P., Tribeca Venture Fund I, L.P. and Tribeca Annex Fund, of which Mr. Hirsch is the Managing Partner. Mr. Hirsch disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address of Mr. Hirsch is 99 Hudson Street, 15th Floor, New York, NY 10013.
(7)Includes 2,990,305 Earnout Shares. Includes shares held by CURO Financial Technologies Corp. (“CURO”). Mr. Gayhardt is a director and Chief Executive Officer and Mr. Masto is a director of CURO Group Holdings Corp., the parent company of CURO, and may share voting or dispositive power over such shares. Mr. Gayhardt and Mr. Masto disclaim any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address of Mr. Gayhardt and Mr. Masto is 3615 North Ridge Road, Wichita, KS 67205.
(8)Includes 2,990,305 Earnout Shares. Includes shares held by CURO Financial Technologies Corp. (“CURO”). Mr. Gayhardt is a director and Chief Executive Officer and Mr. Masto is a director of CURO Group Holdings Corp., the parent company of CURO, and may share voting or dispositive power over such shares. Mr. Gayhardt and Mr. Masto disclaim any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address of CURO, Mr. Gayhardt and Mr. Masto is 3615 North Ridge Road, Wichita, KS 67205.
(9)Citadel Advisors LLC, as the Portfolio Manager of the Selling Stockholder, has voting and dispositive power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is c/o Maples Corporate Services Limited PO Box 309, Ugland House, Grand Cayman, Cayman Islands KY1-1104.
(10)EJF Debt Opportunities GP, LLC is the general partner of the Selling Securityholder and may be deemed to share beneficial ownership over the shares held by the Selling Securityholder. The registered office address of the Selling Securityholder is c/o Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands.
(11)HBK Investments L.P., a Delaware limited partnership, has shared voting and dispositive power over the shares held by the Selling Securityholder pursuant to an Investment Management Agreement between HBK Investments L.P. and the Selling Securityholder. HBK Investments L.P. has delegated discretion to vote and dispose of the shares held by the Selling Securityholder to HBK Services LLC. The following individuals may be deemed to have control over HBK Investments L.P. and HBK Services LLC: Jamiel A. Akhtar, David C. Haley, Jon L. Mosle III and Matthew F. Luth. Each of the HBK Services LLC and the individuals listed above disclaim beneficial ownership of any of the securities reported. The business address of the Selling Securityholder is c/o HBK Services LLC, 2300 North Field Street, Suite 2200, Dallas, TX 75201.
(12)Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI Investments, Inc.is affiliated with one or more FINRA member, none of whom are currently expected to participate in the offering described herein. The business address of the Selling Securityholder is 101 California St., Suite 3250, San Francisco, CA 94111.
(13)The business address of the Selling Securityholder is 250 Vesey Street, New York, NY 10281.
(14)Moore Capital Management, LP, the investment manager of MMF LT, LLC, has voting and investment control of the shares held by MMF LT, LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of the Company held by MMF LT, LLC. Mr. Bacon also is the indirect majority owner of MMF LT, LLC. The address of MMF LT, LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.
(15)Senator Investment Group LP, or Senator, is investment manager of the selling security holder, Senator Global Opportunity Master Fund LP, and may be deemed to have voting and dispositive power with respect to the shares. The general partner of Senator is Senator Management LLC (the “Senator GP”). Douglas Silverman controls Senator GP, and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling security holder. Mr. Silverman disclaims beneficial ownership of the shares held by the selling security holder. The business address of the Selling Securityholder is c/o Senator Investment Group LP, 510 Madison Ave, 28th Floor, New York, NY 10022.
(16)Aaron Cowen as control person of Suvretta Capital Management, LLC, the investment manager of the Selling Securityholder, may share dispositive and voting power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is 540 Madison Avenue, 7th Floor, New York, NY 10022.
(17)Taconic Capital Advisors L.P. is the investment advisor of the Selling Security holder and may share dipositive and voting power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is 280 Park Avenue, 5th Floor, New York, NY 10017.
(18)Tiger Global Management, LLC is the investment advisor to Tiger Global Investments, L.P. and is controlled by Chase Coleman and Scott Shleifer. The business address of each of these entities and individuals is c/o Tiger Management, LLC, 9 West 57th Street, 35th Floor, New York, New York 10019.
(19)Willoughby Capital Holdings, LLC is the sole owner of the general partner of the Selling Securityholder and may share dispositive and voting power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is c/o Willoughby Capital Holdings, LLC, 10 Bank St., Suite 1120, White Plains, NY 10606.
(20)Shares offered hereby consist of 250,000 shares held by D. E. Shaw Oculus Portfolios, L.L.C. (“Oculus”) and 750,000 shares held by D. E. Shaw Valence Portfolios, L.L.C. (“Valence,” and such offered shares held by Oculus and Valence, the “Subject Shares”). Oculus and Valence each have the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the Subject Shares directly owned by it. D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of Oculus and Valence, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of Oculus and Valence, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. Julius Gaudio, Maximilian Stone and Eric Wepsic, or their designees, exercise voting and investment control over the Subject Shares on DESCO LP’s and DESCO LLC’s behalf. D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. None of DESCO LP, DESCO LLC, DESCO Inc. or DESCO II Inc. owns any shares of the Common Stock directly, and each such entity disclaims beneficial ownership of the Subject Shares. David E. Shaw does not own any shares of the Common Stock directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares and, therefore, David E. Shaw may be deemed to be the beneficial owner of the Subject Shares. David E. Shaw disclaims beneficial ownership of the Subject Shares. The business address of the Selling Securityholders is c/o the D. E. Shaw & Co. L.P., 1166 Avenue of the Americas, 9th Floor, New York, NY 10036.
(21)Iridian Asset Management LLC is the investment advisor and Corstan Associates LLC is the general partner of the Selling Securityholder, both of whom may share dispositive and voting power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is 276 Post Road West, Westport, CT 06880.

(22)Iridian Asset Management LLC is the investment advisor and Iridian Real Estate LLC is the general partner of the Selling Securityholder, both of whom may share dispositive and voting power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is 276 Post Road West, Westport, CT 06880.
(23)Iridian Asset Management LLC is the investment advisor and CET Partners LLC is the general partner of the Selling Securityholder, both of whom may share dispositive and voting power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is 276 Post Road West, Westport, CT 06880.
(24)The general partner of the Selling Securityholder is Light Street Capital Management, LLC and may share dispositive and voting power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is 525 University Avenue, Suite 300, Palo Alto, CA 94301.
(25)The Selling Securityholder is affiliated with Monashee Investment Management, LLC which may share dispotive and voting power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is c/o Monashee Investment Management, LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.
(26)Neuberger Berman Group LLC (“NBG”) and certain of its affiliates, including Neuberger Berman Investment Advisers LLC (“NBIA”), as investment manager or sub-adviser of the Selling Securityholder have voting power and investment power over the shares held by the Selling Securityholder. NBG and its affiliates do not, however, have any economic interest in the shares held by the Selling Securityholder. The business address of NBIA is 190 S. LaSalle St., Suite 2300, Chicago, IL 60603.
(27)Park West Asset Management LLC is the investment manager of the Selling Securityholder and may share dispositive and voting power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is 900 Larkspur Landing Circle, Suite 165, Larkspur, CA 94939.
(28)UBS O’Connor LLC is the investment manager of the Selling Securityholder and may share dispositive and voting power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is c/o UBS O’Connor LLC, One N. Wacker Dr., 31st Floor, Chicago, IL 60606.
(29)Weiss Asset Management LP is the investment manager of Brookdale International Partners, L.P. (“BIP”) and Brookdale Global Opportunity Fund (“BGO”). Andrew Weiss is Manager of WAM GP LLC, which is the general partner of Weiss Asset Management LP, the investment manager of BGO and BIP. WAM GP LLC is also Manager of BIP GP LLC, the general partner of BIP. Andrew Weiss, as Manager of WAM GP LLC, has voting and dispositive power with respect to the securities held by BGO and BIP. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein. The business address of the Selling Securityholder is c/o Weiss Asset Management, 222 Berkeley Street, 16th Floor, Boston, MA 02116.
(30)Includes 853,847 Earnout Shares. The business address of Blumberg Capital III, L.P. is 432 Bryant Street, San Francisco, CA 94107.
(31)The business address of the Selling Securityholder is c/o Katapult Holdings, Inc., 5204 Tennyson Parkway, Suite 500, Plano, TX 75024.
(32)The controlling shareholder of the Selling Securityholder is Cohen & Company Financial Management, LLC and may share dispositive and voting power of the shares held by the Selling Securityholder. The business address of the Selling Securityholder is c/o Solomon Cohen, 3 Columbus Circle, Suite 2400, New York, NY 10019.
(33)The managing member of the Selling Securityholder is Daniel Cohen and may share dispositive and voting power of the shares held by the Selling Securityholder. The business address of the Selling Securityholder is c/o Daniel Cohen, 3 Columbus Circle, Suite 2400, New York, NY 10019.
(34)The address of the Selling Securityholder is 200 Dorado Beach Drive, Unit 3532, Dorado, Puerto Rico 00646.
(35)The address of the Selling Securityholder is 10360 West Smith Road, Litchfield, OH 44253.
(36)The address of the Selling Securityholder is 19101 Mystic Point Drive, #2708, Aventura, FL 33180.
(37)The managing member of the Selling Securityholder is Jason Capone and may share dispositive and voting power of the shares held by the Selling Securityholder. The business address of the Selling Securityholder is c/o Jason Capone, 200 Dorado Beach Drive, West Beach 3512, Dorado, Puerto Rico 00646.
(38)The address of the Selling Securityholder is 860 Park Avenue, New York, NY 10075.
(39)Marc Utay and Eric Kogan are the managing members of the Selling Securityholder and may share dispositive and voting power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is Clarion Partners, 527 Madison Avenue, 10th floor, New York, NY10022.
(40)The address of the Selling Securityholder is 1900 Sunset Harbour Drive, Unit 2102, Miami Beach, FL 33139.
(41)The address of the Selling Securityholder is 2960 NE 207th Street, Unit 1115, Aventura FL 33180.
(42)The address of the Selling Securityholder is 8 Cooper Road, Scarsdale, NY 10583.
(43)The address of the Selling Securityholder is 1833 Aquetong Road, New Hope, PA 18938.
(44)The address of the Selling Securityholder is 6799 Collins Avenue, Apt 705, Miami Beach, FL 33141.
(45)The address of the Selling Securityholder is 15 West 81st Street, New York, NY 10024.
(46)The address of the Selling Securityholder is 1 East 66th Street, Apt 17A, New York, NY 10065.
(47)The address of the Selling Securityholder is 164 East 70th Street, New York, NY 10021.
(48)Lisa Einbinder is the trustee of the Lee Einbinder 2011 Irrevocable Trust and has sole voting and dispositive power over the shares held by it. The address of the Selling Securityholder is 121 Squire Road, Roxbury, CT 06783.

DESCRIPTION OF SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Amended and Restated Charter, our Amended and Restated Bylaws and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge to you reach each of the Amended and Restated Charter, the Amended and Restated Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.
Authorized and Outstanding Stock
The Amended and Restated Charter authorizes the issuance of 250,000,000 shares of Common Stock, par value $0.0001 per share, and 25,000,000 shares of undesignated preferred stock, $0.0001 par value (“Preferred Stock”).
As of March 29, 2022, there were 98,126,012 shares of Common Stock outstanding, no shares of Preferred Stock outstanding, 12,500,000 Public Warrants outstanding and 332,500 Private Placement Warrants outstanding.
Common Stock
Holders of Common Stock are entitled to one (1) vote for each share held of record on all matters properly submitted to a vote of stockholders, including the election or removal of directors. Unless specified in the Amended and Restated Charter or Amended and Restated bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of the votes cast at any meeting of our stockholders at which there is a quorum is required to approve any such matter voted on by its stockholders. our board of directors is divided into three (3) classes, each of which will generally serve for a term of three (3) years with only one (1) class of directors being elected each year. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors. Stockholders are entitled to receive ratable dividends, if any, as may be declared from time-to-time by our Board out of legally available assets or funds.
Redeemable Warrants
The warrants were issued in registered form under a Warrant Agreement between CST, as warrant agent, and FinServ (the “Warrant Agreement”). The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding warrants to make any change that adversely affects the interests of the registered holders of warrants.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified check payable to us or by wire transfer, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of our common stock and any voting rights until they exercise their warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.
In addition, if (x) we issued additional shares of Common Stock or equity-linked securities for capital raising purposes in connection with the closing of the initial business combination at a Newly Issued Price (as defined in the Warrant Agreement) of less than $9.20 per share of Common Stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial business combination on the date of the consummation of the initial business combination (net of redemptions), and (z) the Market Value is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the

Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the warrantholder.
Each whole warrant entitles the registered holder to purchase one (1) whole share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, 30 days after the completion of the initial business combination. Pursuant to the Warrant Agreement, a warrantholder may exercise its warrants only for a whole number of shares of Common Stock. This means that only a whole warrant may be exercised at any given time by a warrantholder. Only whole warrants are traded. The warrants will expire five (5) years after the completion of the initial business combination, at 5:00 p.m. Eastern Time or earlier upon redemption or liquidation.
We will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to us satisfying our obligations described below with respect to registration. No warrant is exercisable and we will not be obligated to issue shares of Common Stock upon exercise of a warrant unless Common Stock issuable upon such warrant exercise has been registered, qualified, or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Common Stock underlying such unit.
Once the warrants become exercisable, we may call the warrants for redemption:
•in whole and not in part;
•at a price of $0.01 per warrant;
•upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable (the “30-day redemption period”) to each warrantholder; and
•if, and only if, the reported last sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three (3) business days before we send the notice of redemption to the warrantholders.
If and when the warrants become redeemable, we may not exercise its redemption right if the issuance of shares of our Common Stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification.
We established the last of the redemption criteria discussed above to prevent a redemption call unless there is, at the time of the call, a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrantholder is entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.
If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on its stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If we call its warrants for redemption and its management does not take advantage of this option, FinServ Holdings LLC, the Sponsor, and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrantholders would have been required to use had all warrantholders been required to exercise their warrants on a cashless basis, as described in more detail below.
A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that, to the warrant agent’s actual knowledge, after giving effect to such exercise, such person (together with such person’s affiliates) would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of our common stock outstanding immediately after giving effect to such exercise.
If the number of outstanding shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) and (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Stock as reported during 10 trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities, or other assets to the holders of our Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.
If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.
Whenever the number of shares of Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of its outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the warrantholders will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to warrantholders when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the warrantholders otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrantholder for the loss of the option value portion of the warrant due to the requirement that the warrantholder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.
Annual Stockholder Meetings
Our Amended and Restated Bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board of directors. To the extent permitted under applicable law, we may conduct meetings by means of remote communication.
Anti-Takeover Effects of Our Amended and Restated Charter and Amended and Restated Bylaws and Certain Provisions of Delaware Law
Our Amended and Restated Charter and Amended and Restated Bylaws contains and the DGCL contains provisions, as summarized in the following paragraphs that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter, or prevent a merger or acquisition of us by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by stockholders.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares.
However, the listing requirements of Nasdaq, which would apply so long as the common stock remains listed on the Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power of our capital stock or the-then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
Our board of directors may generally issue preferred shares on terms calculated to discourage, delay or prevent a change of control of us or the removal of its management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.
One of the effects of the existence of unissued and unreserved Common Stock or Preferred Stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.
Classified Board of Directors
The Amended and Restated Charter provides that our board of directors are classified into three (3) classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three (3) year term. As a result, approximately one-third (1/3) of our board of directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board of directors. The Amended and Restated Charter and Amended and Restated Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board of directors.
Business Combinations
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
•a stockholder who owns 20% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);
•an affiliate of an interested stockholder; or
•an associate of an interested stockholder, for three (3) years following the date that the stockholder became an interested stockholder.
A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:
•our board of directors approves the transaction that made the stockholder an “interested stockholder, prior to the date of the transaction;”
•after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or
•on or subsequent to the date of the transaction, the initial business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds (2/3) of the outstanding voting stock not owned by the interested stockholder.
Removal of Directors; Vacancies
Under the DGCL, and as provided in our Amended and Restated Charter, a director serving on a classified board may be removed by the stockholders only for cause and only by the affirmative vote of holders of a majority in voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, the Amended and Restated Charter provides that any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancies on the board of directors will be filled only by the affirmative vote of a majority of the remaining directors then in office or by a sole remaining director (and not by stockholders) even if less than a quorum.

No Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the amended and restated certificate of incorporation specifically authorizes cumulative voting. The Amended and Restated Charter and the Amended and Restated Bylaws do not authorize cumulative voting.
Special Stockholder Meetings
The Amended and Restated Charter provides that special meetings of our stockholders may be called at any time only by or at the direction of the chief executive officer, the board of directors or the chairperson of the board of directors pursuant to a resolution adopted by a majority of the board of directors. Our Amended and Restated Bylaws provide that the business transacted at a special meeting shall be limited to the matters so stated in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of us.
Requirements for Advance Notification of Director Nominations and Stockholder Proposals
Katapult’s Amended and Restated Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder must comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our Amended and Restated Bylaws also specify requirements as to the form and content of a stockholder’s notice. Our Amended and Restated Bylaws allow the board to adopt rules and regulations for the conduct of meetings as it deems appropriate which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Exclusive Forum
The Amended and Restated Charter provides that unless we consent to the selection of an alternative forum, any (1) derivative action or proceeding brought on behalf of us, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of us or our stockholders, (3) action asserting a claim against our Amended and Restated Charter or our Amended and Restated Bylaws, (4) action asserting a claim against us, its directors, officers or employees governed by the internal affairs doctrine and (5) any action asserting an “internal corporate claim” as such term is defined in Section 115 of the DGCL, and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within 10 days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act. However, the Amended and Restated Charter notes that the exclusive forum provision does not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. The Amended and Restated Charter further provides that unless we consent to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, the Exchange Act or the any other claim for which the federal courts have exclusive jurisdiction. The Amended and Restated Charter provides that any person or entity purchasing or otherwise acquiring or holding any interest in any security of us will be deemed to have notice of and consented to the exclusive forum provision.
Conflicts of Interest
Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors, or stockholders. The Amended and Restated Charter, to the extent allowed by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or their respective affiliates in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have, and we renounce any expectancy that any of the directors or officers of the Corporation will offer any such corporate opportunity of which they may become aware to us, except with respect to any of our directors or officers regarding a corporate opportunity that was offered to such person solely in his or her capacity as one of our directors or officers and (i) such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for it to pursue and (ii) the director or officer is permitted to refer that opportunity to us without violating any legal obligation.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Amended and Restated Charter includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the our rights and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.
Our Amended and Restated Bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL and, to the extent reasonably available, shall carry directors’ and officers’ liability insurance providing indemnification for our directors, officers, employees and agents for certain liabilities. We also are expressly authorized to enter into contract with such persons providing indemnification rights equivalent to or, if the board of directors so determines, greater than, those provided in the amended and restated bylaws. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, advancement and indemnification provisions in the Amended and Restated Charter and Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.
These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Transfer Agent and Warrant Agent
The transfer agent and warrant agent is Continental Stock Transfer & Trust.

PLAN OF DISTRIBUTION
We are registering (i) up to 57,071,540 shares of Common Stock for possible disposition by the Selling Securityholders from time to time, (ii) up to 332,500 Private Placement Warrants for possible sale by the Selling Securityholders from time to time and (iii) up to 12,832,500 shares of Common Stock that are issuable upon the exercise of the Warrants by the holders thereof. We are required to pay all fees and expenses incident to the registration of the shares of our Common Stock and Warrants to be offered and sold pursuant to this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Common Stock or Warrants.
We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.
The shares of Common Stock beneficially owned by the Selling Securityholders covered by this prospectus may be offered, sold, distributed, transferred or otherwise disposed of from time to time by the Selling Securityholders. The term “Selling Securityholders” includes assignees, distributees, donees, pledgees, transferees (including Permitted Transferees as defined in the A&R RRA) or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each disposition. Such dispositions may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or at negotiated prices. The Selling Securityholders may dispose of their shares of Common Stock or Warrants by one or more of, or a combination of, the following methods:
•purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•an over-the-counter distribution in accordance with the rules of Nasdaq;
•through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•an exchange distribution and/or secondary distribution in accordance with the rules of the applicable exchange;
•distributions to their shareholders, partners, members or other affiliates;
•to or through underwriters or broker-dealers;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•in privately negotiated transactions;
•in options transactions;

•through a combination of any of the above methods of sale; or
•any other method permitted pursuant to applicable law.
In addition, a Selling Securityholder (or its ultimate parent) that is an entity may elect to make a pro rata in-kind distribution of securities to its shareholders, partners, members or affiliates pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such shareholders, members, partners or affiliates would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.
The Selling Securityholders also may transfer the securities in other circumstances, in which case the pledgees, donees, transferees, assignees, successors and other permitted transferees will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholders that pledgees, donees, transferees, assignees, successors and other permitted transferees intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholders.
With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:
•the specific securities to be offered and sold;
•the names of the Selling Securityholders;
•the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;
•settlement of short sales entered into after the date of this prospectus;
•the names of any participating agents, broker-dealers or underwriters; and
•any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Securityholders.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Common Stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker- dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
The Selling Securityholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions at negotiated prices. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker- dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In offering the shares covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.
The Selling Securityholders party to the A&R RRA have agreed, and the other Selling Securityholders may agree, to indemnify the underwriters, their officers, directors and each person who controls such underwriters (within the meaning of the Securities Act), against certain liabilities related to the sale of the securities, including liabilities under the Securities Act.
Restrictions to Sell
Pursuant to the A&R RRA the restricted stockholders agreed not to dispose of or hedge any of their Common Stock or securities convertible into or exchangeable for shares of Common Stock during the period 180 days after the Closing Date.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a summary of material United States federal income tax consequences of the purchase, ownership and disposition of our common stock as of the date hereof. This discussion is limited to non-U.S. holders (as defined below) who purchase our common stock pursuant to this offering and who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment).
A “non-U.S. holder” means a beneficial owner of our common stock (other than an entity treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:
•an individual citizen or resident of the United States;
•a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate the income of which is subject to United States federal income taxation regardless of its source; or
•a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.
This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities are subject to different interpretations and may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all aspects of United States federal income taxes and does not deal with any estate or gift tax consequences or any foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a former citizen or long-term resident of the United States, foreign pension fund, tax qualified retirement plan, bank, financial institution, insurance company, investment fund, tax-exempt organization, governmental organization, trader, broker or dealer in securities “controlled foreign corporation,” “passive foreign investment company,” a partnership or other pass-through entity for United States federal income tax purposes (or an investor in such a pass-through entity), person subject to the alternative minimum tax, person that owns, or has owned, actually or constructively, more than 5% of our common stock, person who has elected to mark securities to market, person who acquired shares of our common stock as compensation or otherwise in connection with the performance of services, person who has acquired shares of our common stock as part of a straddle, hedge, conversion transaction or other integrated investment or an accrual-method taxpayer subject to special tax accounting rules under Section 451(b) of the Code). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.
If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership (or other entity treated as a partnership for United States federal income tax purposes) or partner of a partnership holding our common stock, you should consult your tax advisors.
If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of our common stock, as well as the consequences to you arising under other United States federal tax laws, the laws of any other taxing jurisdiction, OR AN APPLICABLE TAX TREATY. IN ADDITION, YOU SHOULD CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO POTENTIAL CHANGES IN UNITED STATES FEDERAL TAX LAW AS WELL AS POTENTIAL CHANGES IN STATE, LOCAL OR FOREIGN TAX LAWS.

Dividends
In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “— Gain on Disposition of Common Stock”).
Subject to the discussions below regarding effectively connected income, backup withholding and Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-BEN or Form W- 8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals. A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may be eligible to obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax. To claim the exemption, the non-U.S. holder must generally furnish a valid IRS Form W-8ECI (or applicable successor form) to the applicable withholding agent certifying eligibility for exemption. However, any such effectively connected dividends paid on our common stock generally will be subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
Gain on Disposition of Common Stock
Subject to the discussion of backup withholding and FATCA below, any gain realized by a non-U.S. holder on the sale or other disposition of our common stock generally will not be subject to United States federal income tax unless:
•the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);
•the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or
•we are or have been a “United States real property holding corporation” for United States federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our common stock, and our common stock is not regularly traded on an established securities market during the calendar year in which the sale or other disposition occurs.
A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States, provided that the non-U.S. holder has timely filed United States federal income tax returns with respect to such losses.
Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.
Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Annual reports are required to be filed with the IRS and provided to each non-U.S. holder indicating the amount of distributions on our common stock paid to such holder and the amount of any tax withheld with respect to such distributions. These information reporting requirements apply even if no withholding was required because the distributions were effectively connected with the non-U.S. holder’s conduct of a United States trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), including by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or such holder otherwise establishes an exemption.
Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of our common stock by a non-U.S. holder outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. holder sells or otherwise disposes of its shares of common stock through a United States broker or the United States offices of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the non-U.S. holder to the IRS and also backup withhold on that amount unless such non-U.S. holder provides appropriate certification to the broker of its status as a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person) or otherwise establishes an exemption. Information reporting will also apply if a non-U.S. holder sells its shares of common stock through a foreign broker deriving more than a specified percentage of its income from United States sources or having certain other connections to the United States, unless such broker has documentary evidence in its records that such non-U.S. holder is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person) and certain other conditions are met, or such non-U.S. holder otherwise establishes an exemption.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.
Additional Withholding Requirements
Under FATCA, a 30% United States federal withholding tax may apply to any dividends paid on our common stock paid to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. FATCA currently applies to dividends paid on our common stock. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to gross proceeds from a sale or other disposition of our common stock, which may be relied upon by taxpayers until final regulations are issued. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our Common Stock.

LEGAL MATTERS
The validity of the securities offered by this prospectus has been passed upon for us by DLA Piper LLP (US). If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements as of and for the years ended December 31, 2021 and 2020 of Katapult Holdings, Inc. included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website, free of charge, at www.katapult.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INDEX TO FINANCIAL STATEMENTS
Audited Financial Statements of Katapult Holdings, Inc. and Subsidiaries as of December 31, 2021 and 2020 and for the Years Ended December 31, 2021, 2020 and 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the stockholders and Board of Directors of Katapult Holdings, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Katapult Holdings, Inc. and subsidiaries (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity (deficit), and cash flows, for each of the three years in the period ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ DELOITTE & TOUCHE LLP
New York, NY
March 15, 2022
We have served as the Company’s auditor since 2018.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share and per share amounts)

	December 31,
	2021	2020
ASSETS
Current assets:
Cash	$92,494	$65,622
Restricted cash	3,937	3,975
Accounts receivable, net of allowance for doubtful accounts of $6,248 and $4,372 at December 31, 2021 and December 31, 2020, respectively	2,007	1,636
Property held for lease, net of accumulated depreciation and impairment	61,752	66,737
Prepaid expenses and other current assets	4,249	1,248
Total current assets	164,439	139,218
Property and equipment, net (Note 4)	576	330
Security deposits	91	91
Capitalized software and intangible assets, net (Note 5)	1,056	188
Total assets	$166,162	$139,827
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	2,029	1,688
Accrued liabilities	11,959	12,967
Unearned revenue	2,135	2,652
Total current liabilities	16,123	17,307
Revolving line of credit (Note 7)	61,238	74,316
Long term debt (Note 8)	40,661	36,413
Other liabilities	7,341	12,740
Total liabilities	125,363	140,776
STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $.0001 par value-- 250,000,000 shares authorized; 97,574,171 and 31,432,476 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	10	3
Additional paid-in capital	77,632	57,097
Accumulated deficit	(36,843)	(58,049)
Total stockholders' equity (deficit)	40,799	(949)
Total liabilities and stockholders' equity (deficit)	166,162	139,827
The accompanying notes are an integral part of these consolidated financial statements.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(amounts in thousands, except share and per share amounts)

	Years Ended December 31,
	2021	2020	2019
Revenue
Rental revenue	$302,794	$246,927	$90,996
Other revenue	319	200	368
Service fees	—	73	513
Total revenue	303,113	247,200	91,877
Cost of revenue	214,124	167,412	71,220
Gross profit	88,989	79,788	20,657
Operating expenses:
Servicing costs	4,737	4,077	2,934
Underwriting fees	1,876	2,344	2,562
Professional and consulting fees	5,987	2,949	1,347
Technology and data analytics	8,196	6,296	4,293
Bad debt expense	28,299	16,064	9,163
Compensation costs	26,943	6,874	5,514
General and administrative	11,294	4,278	4,236
Total operating expenses	87,332	42,882	30,049
Income (loss) from operations	1,657	36,906	(9,392)
Loss on extinguishment of debt	—	(402)	(823)
Interest expense and other fees	(16,485)	(13,588)	(8,577)
Change in fair value of warrant liability	36,573	102	—
Income (loss) before provision for income taxes	21,745	23,018	(18,792)
Provision for income taxes	(539)	(487)	—
Net income (loss) and comprehensive income (loss)	21,206	22,531	(18,792)
Net income (loss) per share:
Basic	0.31	0.73	(0.73)
Diluted	0.26	0.48	(0.73)
Weighted average shares used in computing net income (loss) per share:
Basic	68,502,092	30,855,778	25,663,488
Diluted	80,573,218	46,948,445	25,663,488
The accompanying notes are an integral part of these consolidated financial statements.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
(amounts in thousands, except share amounts)

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Deficit
	Shares	Amount	Shares	Amount
Balances at December 31, 2018	24,773,767	$34,326	8,680,353	$1	$3,316	$(59,308)	$(55,991)
Retroactive application of recapitalization	(24,773,767)	(34,326)	7,912,892	1	34,326	—	34,327
Adjusted beginning balance	—	—	16,593,245	2	37,642	(59,308)	(21,664)
Beneficial conversion feature	—	—	—	—	2,480	(2,480)	—
Convertible note conversion (1)	—	—	5,449,538	—	6,088	—	6,088
Redeemable convertible preferred stock (1)	—	—	8,545,606	1	9,546	—	9,547
Stock options exercised	—	—	6,125	—	2	—	2
Stock-based compensation expense	—	—	—	—	315	—	315
Stock warrant issuance	—	—	—	—	560	—	560
Net income (loss)	—	—	—	—	—	(18,792)	(18,792)
Balances at December 31, 2019	—	—	30,594,514	3	56,633	(80,580)	(23,944)
Warrant exercise	—	—	173,753	—	1	—	1
Stock options exercised	—	—	664,209	—	112	—	112
Stock-based compensation expense	—	—	—	—	351	—	351
Net income (loss)	—	—	—	—	—	22,531	22,531
Balances at December 31, 2020	—	—	31,432,476	3	57,097	(58,049)	(949)
PIPE proceeds	—	—	15,000,000	2	149,998	—	150,000
Merger financing	—	—	39,408,662	4	251,105	—	251,109
Consideration paid to selling stockholders	—	—	—	—	(329,560)	—	(329,560)
Transaction costs	—	—	—	—	(33,534)	—	(33,534)
Merger warrants liability	—	—	—	—	(44,272)	—	(44,272)
Stock options exercised	—	—	2,174,963	—	677	—	677
Stock-based compensation expense	—	—	2,850,000	—	13,020	—	13,020
Stock warrant exercise	—	—	6,708,070	1	13,101	—	13,102
Net income (loss)	—	—	—	—	—	21,206	21,206
Balances at December 31, 2021	—	$—	97,574,171	$10	$77,632	$(36,843)	$40,799
__________________
(1)Retroactively restated to give effect to the recapitalization transaction. Refer to Note 1 for additional information.
The accompanying notes are an integral part of these consolidated financial statements.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)

	Years ended December 31,
	2021	2020	2019
Cash flows from operating activities:
Net income (loss)	$21,206	$22,531	$(18,792)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	143,993	111,447	47,083
Net book value of property buyouts	45,589	31,140	11,737
Impairment expense	14,566	17,064	9,979
Bad debt expense	28,299	16,064	9,163
Change in fair value of warrant liability	(36,573)	(102)	—
Stock-based compensation	13,020	351	315
Amortization of debt discount	2,701	218	—
Amortization of debt issuance costs	357	431	740
Accrued PIK interest	1,547	—	—
Warrant expense	—	—	560
Loss on extinguishment of debt	—	402	823
Other	—	106	168
Change in operating assets and liabilities:
Accounts receivable	(28,670)	(16,776)	(8,975)
Property held for lease	(198,841)	(191,450)	(87,809)
Prepaid expenses and other current assets	(3,847)	(613)	36
Accounts payable	344	768	(150)
Accrued liabilities	(1,008)	4,993	3,043
Unearned revenues	(517)	1,284	495
Net cash provided by (used in) operating activities	2,166	(2,142)	(31,584)
Cash flows from investing activities:
Purchases of property and equipment	(384)	(234)	(82)
Additions to capitalized software	(1,052)	(202)	—
Other assets and security deposits	—	34	173
Net cash (used in) provided by investing activities	(1,436)	(402)	91
Cash flows from financing activities:
PIPE proceeds	150,000	—	—
Merger financing, net of redemptions	251,109	—	—
Consideration paid to selling shareholders	(329,560)	—	—
Transaction cost paid	(32,688)	—	—
Proceeds from convertible notes	—	—	2,500
Proceeds from revolving line of credit	7,036	39,913	22,845
Principal repayments of long term debt	—	(7,500)	—
Proceeds from non-revolving line of credit, related parties	—	—	8,937
Principal repayments on non-revolving line of credit, related parties	—	(16,000)	(2,846)
Proceeds from term loan	—	49,102	—

Payment of revolving line of credit debt issuance costs	—	(750)	—
Payment of term loan debt issuance costs	—	(182)	—
Proceeds from exercise of stock options	678	113	2
Principal repayments of revolving line of credit	(20,471)	(4,801)	—
Proceeds from redeemable convertible preferred stock issuance	—	—	9,339
Net cash provided by financing activities	26,104	59,895	40,777
Net increase in cash and restricted cash	26,834	57,351	9,284
Cash and restricted cash at beginning of period	69,597	12,246	2,962
Cash and restricted cash at end of period	$96,431	$69,597	$12,246

Supplemental disclosure of cash flow information:
Cash paid for interest	11,628	$12,607	$7,110
Cash paid for taxes	416	$625	$105
Supplemental disclosure of non-cash investing and financing activities:
Exchange of redeemable convertible preferred shares	$49,894	$—	$—
Assumed warrant liability in connection with Merger	$44,272	$—	$—
Exercise of common stock warrant accounted for as a liability	$13,102	$—	$—
Issuance of warrant to purchase redeemable convertible preferred stock	$—	$12,846	$—
Transaction costs included in other assets	$846	$—	$—
Conversion of preferred stock to common stock	$—	$—	$67
Principal repayments on non-revolving line of credit, related parties	$—	$—	$16,757
Convertible note conversion	$—	$—	$6,062
Fee payable exchanged for preferred shares	$—	$—	$167
The accompanying notes are an integral part of these consolidated financial statements.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts)
1.    DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION
Katapult Holdings, Inc. (“Katapult”), is an e-commerce focused financial technology company offering e-commerce point-of-sale (“POS”) lease-purchase options for non-prime US consumers. Katapult’s fully-digital technology platform provides non-prime consumers with a flexible lease purchase option to enable them to obtain durable goods from Katapult’s network of e-commerce retailers. Katapult's end-to-end technology platform provides seamless integration with merchants.
On June 9, 2021 (the "Closing Date"), Katapult (formerly known as FinServ Acquisition Corp. or "FinServ"), consummated the previously announced merger pursuant to that certain Agreement and Plan of Merger, dated December 18, 2020 (the "Merger Agreement"), by and among FinServ Keys Merger Sub 1, Inc. ("Merger Sub 1"), a wholly owned subsidiary of FinServ, Keys Merger Sub 2, LLC ("Merger Sub 2"), the entity formerly known as Katapult Holdings, Inc. (formerly known as Cognical Holdings, Inc.), a Delaware corporation (“Legacy Katapult”), and Orlando Zayas, in his capacity as the representative of all pre-closing stockholders. Pursuant to the terms of the Merger Agreement, a business combination between Legacy Katapult and FinServ was effected on June 9, 2021 through the merger of Merger Sub 1 with and into Legacy Katapult, with Legacy Katapult surviving the merger as a wholly owned subsidiary of FinServ (the “First Merger”), followed immediately by the merger of the resulting company with and into Merger Sub 2, with Merger Sub 2 surviving the merger as a wholly owned subsidiary of FinServ (the “Second Merger” and collectively with the First Merger and the other transactions contemplated by the Merger Agreement, the “Merger”). References to “the Company” are to Katapult following the Merger and Legacy Katapult prior to the Merger. On the Closing Date, a number of investors purchased from the Company an aggregate of 15,000,000 shares of Company common stock for a purchase price of $10.00 per share and an aggregate purchase price of $150,000 (the "PIPE Investment" or "PIPE"), pursuant to separate subscription agreements. The PIPE was consummated concurrently with the Merger.
On the Closing Date, and in connection with the closing of the Merger, FinServ changed its name to Katapult Holdings, Inc. Legacy Katapult was deemed the accounting acquirer in the Merger based on an analysis of the criteria outlined in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations. This determination was primarily based on Legacy Katapult’s stockholders prior to the Merger having had a majority of the voting rights in the combined company, Legacy Katapult’s operations represented the ongoing operations of the combined company, Legacy Katapult and its former owners had the right to appoint a majority of the directors in the combined company, and Legacy Katapult's senior management represented the senior management of the combined company. Accordingly, for accounting purposes, the Merger was treated as the equivalent of Legacy Katapult issuing stock for the net assets of FinServ, accompanied by a recapitalization. The net assets of FinServ are stated at historical cost, with no goodwill or other intangible assets recorded.
In accordance with guidance applicable to these circumstances, the equity structure has been restated in all comparative periods up to the Closing Date, to reflect the number of shares of the Company's common stock, $0.0001 par value per share, issued to Legacy Katapult's stockholders in connection with the recapitalization transaction. As such, the shares and corresponding capital amounts and earnings per share related to Legacy Katapult redeemable convertible preferred stock and Legacy Katapult common stock prior to the Merger have been retroactively restated as shares reflecting the exchange ratio established in the Merger Agreement.

Recapitalization
Cash - FinServ Trust	$251,059
Less: Redemptions	(64)
Cash - FinServ Operating	114
Cash - PIPE	150,000
Less: Consideration paid to selling stockholders	(329,560)
Less: Transaction Costs	(33,534)
Net contributions from Merger and PIPE	38,015
Less: Warrant liability	(44,272)
Total	$(6,257)
Merger Warrants
Warrants to purchase shares of the Company's common stock deemed acquired as part of the Merger and outstanding during the year ended December 31, 2021 consisted of the following:

December 31, 2021
Public warrants	12,500,000
Private warrants	332,500
Total	12,832,500
Earn out Shares
At the closing of the Merger, the Company issued 7,500,000 earn out shares to Legacy Katapult stockholders subject to an earn out period and vesting conditions. The earn out period concludes on the sixth anniversary of the Merger (June 9, 2027). One-half of the earn out shares will vest if the closing price of Katapult common stock is greater than or equal to $12.00 over any 20 trading days within any 30 consecutive trading day period and one-half will vest if the closing price of the Katapult common stock is greater than or equal to $14.00 over any 20 trading days within any 30 consecutive trading day period, in each case, during the earn out period. The earn out shares are classified as equity. As of December 31, 2021, none of the earn out shares have vested.
Subsidiaries
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries which are Katapult Intermediate Holdings, LLC (formerly known as Keys Merger Sub 2, LLC), Katapult Group, Inc. (formerly known as Cognical, Inc.) and Katapult SPV-1 LLC, and the Company's former subsidiaries, Cognical SPV-3 LLC, and Cognical SPV-4 LLC. Cognical SPV-3 LLC originated all of the Company’s lease agreements with its customers and owned all of the leased property through April 2019. Katapult SPV-1 LLC originates all of the Company’s lease agreements thereafter. Cognical SPV-4 LLC has halted the origination of new leases on behalf of a third-party merchant, however the Company serviced activity from existing leases of Cognical SPV-4 LLC through November 2020. Cognical SPV-3 LLC and Cognical SPV-4 LLC were liquidated in December 2020.
The Company was headquartered in New York, New York through December 31, 2020. Legacy Katapult was incorporated in Delaware in 2016 and changed its headquarters to Plano, Texas. Katapult Group, Inc. was incorporated in the state of Delaware in 2012. Katapult SPV-1 LLC is a Delaware limited liability company formed in Delaware in 2019, The Company's former subsidiaries, Cognical SPV-3 LLC, Cognical SPV-4 LLC were Delaware limited liability companies formed in 2016 and 2017, respectively.
Basis of Presentation—The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”). The consolidated financial statements include the accounts of Katapult Holdings, Inc. and its wholly owned subsidiaries. In the opinion of management, all adjustments, of a normal recurring nature, considered necessary for a fair presentation have been included in these consolidated financial statements.
All intercompany balances and transactions have been eliminated in consolidation. Certain prior year amounts have been reclassified for consistency with the current period presentation. These reclassifications had no effect on the reported results of operations.
Risks and Uncertainties—The Company is subject to a number of risks including, but not limited to, the need for successful development of our growth strategies, the need for additional capital (or financing) to fund operating losses, competition from substitute products and services from larger companies, protection of proprietary technology, patent litigation, dependence on key individuals, and risks associated with changes in information technology. Refer to Item 1A - Risk Factors.
2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Use of Estimates—The preparation of the consolidated financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of income and expense during the reporting period. The most significant estimates relate to the allowance for doubtful accounts, the selection of useful lives of property and equipment, the selection of useful lives for property held for lease and the related depreciation method, intangible assets and associated useful lives, determination of fair value of stock option grants, the fair value of the common stock warrants, and the valuation allowance associated with deferred tax assets. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and makes adjustments when facts and circumstances dictate. These estimates are based on information available as of the date of the consolidated financial statements; therefore, actual results could differ from those estimates.
Segment Information—Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is the chief executive officer. The Company has one business activity and there are no segment managers who are held accountable for operations, operating results and plans for levels or components below the consolidated unit level. Accordingly, the Company has one operating segment, and therefore, one reportable segment.
Cash— As of December 31, 2021 and 2020, cash consists primarily of checking and savings deposits. The Company does not hold any cash equivalents, which would consist of highly liquid investments with original maturities of three months or less at the time of purchase.
Restricted Cash—The Company classifies all cash whose use is limited by contractual provisions as restricted cash. Restricted cash as of December 31, 2021 and 2020 consists primarily of cash advanced from the lines of credit in Katapult SPV-1 LLC, which were established pursuant to various agreements for the purpose of funding and servicing originated leases. All of the Company’s restricted cash is classified as current due to its short-term nature.
The reconciliation of cash and restricted cash is as follows:

	December 31,
	2021	2020
Reconciliation of cash and restricted cash:
Cash	$92,494	$65,622
Restricted cash	3,937	3,975
Total cash and restricted cash	$96,431	$69,597
Accounts Receivable, Net of Allowance for Doubtful Accounts—Accounts receivable are recorded net of allowances for doubtful accounts. Accounts receivable consist primarily of lease receivables due from customers incurred during the normal course of business for lease payments earned but not yet received from the customer. On a periodic basis, management evaluates its accounts receivable and determines whether to provide an allowance for doubtful accounts or if any accounts should be written off based on past history of write-offs, collections, and current credit conditions. The Company maintains an allowance for doubtful accounts to provide for uncollected amounts based on historical collection experience and an analysis of the aging of receivables per the following categories: 1-30 days, 31-60 days, 61-90 days. This analysis results in the determination of loss rate percentages that are applied to outstanding receivables in each of these categories as of period end. The Company writes off accounts receivables that are over 90 days contractually past due. Bad debt expense is classified in operating expenses within the consolidated statements of operations and comprehensive income (loss). The Company does not require any security or collateral to support its receivables.
A rollforward of the allowance for doubtful accounts is as follows:

	Balance at beginning of period	Charged to cost and expenses, net of recoveries	Write-offs	Balance at end of period
Year ended December 31, 2019	$1,109	$9,163	$(8,417)	$1,855
Year ended December 31, 2020	$1,855	$16,064	$(13,547)	$4,372
Year ended December 31, 2021	$4,372	$28,299	$(26,423)	$6,248
Property Held for Lease, Net of Accumulated Depreciation and Impairment—Property held for lease consists of furniture, consumer electronics, appliances, and other durable goods offered for lease-purchase in the normal course of business. Such property is provided to consumers pursuant to a lease-purchase agreement with a minimum term; typically one week, two weeks, or one month. The renewal periods of the initial lease term of the agreement are typically 10, 12 or 18 months. Consumers may terminate a lease agreement at any time without penalty. The average consumer continues to lease the property for 7 months because the consumer either exercises the buyout (early purchase) options or terminates the lease purchase agreement prior to the end of the 10, 12 or 18 month renewal periods. As a result, property held for lease is classified as a current asset on the consolidated balance sheets.
Property held for lease is carried at net book value. Depreciation for property held for lease is determined using the income forecasting method and is included within cost of revenue. Under the income forecasting method, property held for lease is depreciated in the proportion of rents received to total expected rents received based on historical data, which is an activity-based method similar to the units of production method. The Company provides for impairment for the undepreciated balance of the property held for lease assuming no salvage value with a corresponding charge to cost of revenue. Impairment expense includes expense related to property identified as impaired based on historical data, including default trends, such that the recorded amount closely approximates actual impairment expense incurred during the period. The Company derecognizes the undepreciated net book value of property buyouts as buyouts occur with a corresponding charge to cost of revenue. The Company periodically evaluates fully depreciated property held for lease, net. When it is determined there is no future economic benefit, the cost of the assets are written off and the related accumulated depreciation reversed.
Property and Equipment, Net—Property and equipment other than property held for lease are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method and are recorded in general and administrative expense over the estimated useful lives of the assets. The estimated useful lives of property and equipment are described below:

Property and Equipment	Useful Life
Computer, office and other equipment	5 years
Computer software	3 years
Furniture and fixtures	7 years
Leasehold improvements	Shorter of estimated useful life or remaining lease term
Capitalized Software—Starting January 1, 2020 the Company began capitalizing certain development costs incurred in connection with its internal use software. Costs incurred in the preliminary stages of development are expensed as incurred. Capitalization of costs begins when the preliminary project stage is completed, and it is probable that the project will be completed and used for its intended function. Once an application has reached the development stage, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing. The Company also capitalizes costs related to specific upgrades and enhancements when it is probable the expenditures will result in additional features and functionality. Maintenance costs are expensed as incurred. Internal use software is amortized on a straight-line basis over its estimated useful life, generally three years. Capitalized software cost is included within the Capitalized software and intangible assets, net line item of the consolidated balance sheets. Amortization of capitalized software is included in general and administrative on the consolidated statements of operations and comprehensive income (loss).
Debt Issuance Costs—Costs incurred in connection with the issuance of the Company’s line of credit and long-term debt have been recorded as a direct reduction against the debt and amortized over the life of the associated debt as a component of interest expense. The amortization of the long-term debt issuance costs utilizes the effective interest method, and the amortization of the line of credit debt issuance costs utilizes the straight-line method, which is not materially different compared to the effective interest method.
Impairment of Long-Lived Assets—The Company assesses long-lived assets for impairment in accordance with the provisions of ASC 360, Property, Plant and Equipment. Long-lived assets, such as intangible assets and property and equipment, are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted future cash flows expected to result from the use and eventual disposition of the asset. The amount of impairment loss, if any, is measured as the difference between the carrying value of the asset and its estimated fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. No impairment charges have been recorded during the years ended December 31, 2021, 2020, or 2019.
Rental Revenue—Property held for lease is leased to customers pursuant to lease purchase agreements with an initial term: typically one week, two weeks, or one month, with non-refundable lease payments. Generally, the customer has the right to acquire title either through a 90-day promotional pricing option, an early purchase option (buyout) available prior to completion of the full agreement, or by completing all lease renewal payments, generally 10 to 18 months. On any current lease, customers have the option to terminate the agreement at any time without penalty in accordance with lease terms. Accordingly, lease purchase agreements are accounted for as operating leases with lease revenues recognized in the month they are earned. Amounts received from customers who elect early purchase options (buyouts) are included in rental revenue. Lease payments received prior to their due dates are deferred and recorded as unearned revenue and are recognized as rental revenue in the month in which the revenue is earned. Rental revenue also includes agreed-upon charges assessed to customer lease applications. Payments are received upon submission of the applications and execution of the lease purchase agreements. Services are considered to be rendered and revenue earned over the initial lease term. The Company also may assess fees for missed or late payments, which are recognized as revenue in the billing period in which they are assessed if collectability is reasonably assured. Revenues from leases are reported net of sales taxes.
Other Revenue—Other revenue consists of sub-lease revenue, revenue from merchant partnerships, and infrequent sales of property formerly on lease when customers terminate a lease and elect to return the property to the Company rather than the Company’s retail partners.
Service Fees—Cognical SPV-4 LLC executes leases in association with a third-party retailer and then services these leases for a contractually determined fee. Service fees are earned based upon application and origination volume, as well as rendering collection services over the life of the lease. These fees are accrued for in the month the services are rendered and are included in service fees if collectability is reasonably assured. This revenue is recognized at a point in time, which is the date the service is performed. Cost of acquisition is 1.5% of the leased good, payable to a third party, and is recorded in general and administrative expense.

Stock-Based Compensation—The Company measures and records compensation expense related to stock-based awards based on the fair value of those awards as determined on the date of the grant. The Company recognizes stock-based compensation expense over the requisite service period of the individual grant, generally equal to the vesting period and uses the straight-line method to recognize stock-based compensation. The Company uses the Black-Scholes-Merton (“Black-Scholes”) option-pricing model to determine the estimated fair value of stock option awards. The Black-Scholes option-pricing model requires estimates of highly subjective assumptions, which affect the fair value of each stock option. Forfeitures are accounted for as they are incurred.
The Company calculates the fair value of stock options granted to employees by using the following assumptions:
Expected Volatility—The Company estimates volatility for stock option grants by evaluating the average historical volatility of a peer group of companies for the period immediately preceding the stock option grant for a term that is approximately equal to the stock options’ expected term.
Expected Term—The expected term of the Company’s stock options represents the period that the stock-based awards are expected to be outstanding. The Company has elected to use the midpoint of the stock options vesting term and contractual expiration period to compute the expected term, as the Company does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior.
Risk-Free Interest Rate—The risk-free interest rate is based on the implied yield currently available on US Treasury zero-coupon issues with a term that is equal to the stock options’ expected term at the grant date.
Dividend Yield—The Company has not declared or paid dividends to date and does not anticipate declaring dividends. As such, the dividend yield has been estimated to be zero.
Income Taxes—The Company accounts for income taxes under the asset and liability method pursuant to ASC 740, Income Taxes. Under this method, the Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, the Company determines deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.
The Company recognizes deferred tax assets to the extent that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If the Company determines that the Company would be able to realize deferred tax assets in the future in excess of their net recorded amount, the Company would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.
The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) the Company determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.
The Company recognizes interest and penalties related to unrecognized tax benefits in the income tax expense line in the accompanying consolidated statement of operations and comprehensive income. As of December 31, 2021 and 2020, no accrued interest or penalties are included on the related tax liability line in the consolidated balance sheets.
Net Income (Loss) Per Share–The Company calculates basic and diluted net income (loss) per share attributable to common stockholders using the two-class method required for companies with participating securities.

Under the two-class method, basic net income (loss) per share available to stockholders is calculated by dividing the net income (loss) available to stockholders by the weighted-average number of shares of common stock outstanding during the period. Diluted net income per share available to stockholders is computed by giving effect to all potentially dilutive common stock equivalents outstanding for the period. In periods in which the Company reports a net loss available to stockholders, diluted net loss per share available to stockholders would be the same as basic net loss per share available to stockholders, since dilutive common shares are not assumed to have been issued if their effect is anti-dilutive. The Company reported net losses available to common shareholders for the fiscal year ended December 31, 2019.
Fair Value Measurements- Fair value accounting is applied for all assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis (at least annually). Fair value is defined as the exchange price that would be received for an asset or an exit price that would be paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company follows the established framework for measuring fair value.
Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:
Level 1—Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.
Level 2—Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.
Level 3—Inputs are unobservable inputs for the asset or liability.
The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest-level input that is significant to the fair value measurement in its entirety.
The Company’s financial instruments consist of accounts receivable, accounts payable, accrued expenses, warrant liability, revolving line of credit, and long-term debt. Accounts receivable, accounts payable and accrued expenses are stated at their carrying value, which approximates fair value due to the short time to the expected receipt or payment date. The consolidated financial statements also include fair value level 3 measurements of additional paid-in capital for stock warrants. The Company uses a third-party valuation firm to determine the fair value of certain of the Company's financial instruments. Refer to Note 10 for further discussion of stock warrants and Note 16 for discussion of fair value measurements.
Concentrations of Credit Risk—Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company’s cash balances exceed those that are federally insured. To date, the Company has not recognized any losses caused by uninsured balances.
Significant customers are those which represent more than 10% of the Company’s total revenue or gross accounts receivable balance at each balance sheet date. During the years ended December 31, 2021, 2020 and 2019 the Company did not have any customers that accounted for 10% or more of total revenue. As of December 31, 2021 and 2020, the Company also did not have any customers that accounted for 10% or more of outstanding gross accounts receivable.
A significant portion of the Company’s transaction volume is with a limited number of merchants, including most significantly, Wayfair Inc.

Recently Adopted Accounting Pronouncements—In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), as amended (“ASU 2014-09”). ASU 2014-09 establishes principles for recognizing revenue upon the transfer of promised goods or services to customers in an amount that reflects the expected consideration received in exchange for those goods or services. ASU 2014-09 requires entities to recognize revenue when control of the promised goods or services is transferred to customers at an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. The Company adopted the new standard on January 1, 2020. The adoption of ASU 2014-09 did not have a material impact on the consolidated financial statements as the majority of the Company’s revenue generating activities are leasing arrangements, which are outside the scope of this guidance.
In August 2018, the FASB issued ASU No. 2018-13, Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”), which eliminates, adds and modifies certain fair value measurement disclosure requirements of Accounting Standards Codification 820, Fair Value Measurement. On January 1, 2020, the Company adopted ASU 2018-13, which did not impact the consolidated financial statements and related disclosures.
In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. This ASU provides temporary optional expedients and exceptions to the U.S. GAAP guidance on contract modifications and hedge accounting to ease the financial reporting burdens related to the expected market transition from the London Interbank Offered Rate (“LIBOR”) and other interbank offered rates to alternative reference rates. This ASU is effective for all entities beginning as of its date of effectiveness, March 12, 2020. This ASU did not have a material impact on our consolidated financial statements.
In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740) - Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes by removing certain exceptions to the general principles of ASC 740, Income Taxes. The amendments also improve consistent application of and simplify U.S. GAAP for other areas of ASC 740 by clarifying and amending existing guidance. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020 and early adoption is permitted. Depending on the amendment, adoption may be applied on a retrospective, modified retrospective, or prospective basis. The Company adopted this standard on January 1, 2021, and the adoption did not have a material impact on the consolidated financial statements and related disclosures.
Recent Accounting Pronouncements Not Yet Adopted— In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), as amended (“ASU 2016-02”). Under ASU 2016-02, adoption requires the use of a modified retrospective transition method to measure leases at the beginning of the earliest period presented in the consolidated financial statements. In July 2018, the FASB issued ASU 2018-11 Leases, allowing companies to apply a transition method for adoption of the new standard as of the adoption date, with recognition of any cumulative-effects as adjustments to the opening balance of retained earnings in the period of adoption. We will elect the transition method under ASU 2018-11 upon adoption of the new standard. The Company's lease-to-own agreements which comprise the majority of our annual revenue will fall within the scope of ASU 2016-02 under lessor accounting. As a result, the Company will recognize revenue from customers when the revenue is earned and cash is collected. Upon adoption, the Company will no longer record accounts receivable arising from lease receivables due from customers incurred during the normal course of business for lease payments earned but not yet received from the customer or any corresponding allowance for doubtful accounts.
Under ASU 2016-02 lessees will be required to recognize a lease liability, which is a lessee’s obligation to make lease payments arising from a lease measured on a discounted basis, and a right-to-use asset, which is an asset that represents the lessee’s right to control the use of an identified asset for the lease term, at the commencement date for all leases with a term greater than one year. As a lessee, the Company will recognize a right-of-use asset and lease liability for these operating lease contracts within the consolidated balance sheet. The Company expects to record approximately $1.2 million for lease liabilities and approximately $1.2 million for right-of-use ("ROU") assets. The Company also expects to be affected by the requirement under the new standard to determine whether impairment indicators exist for the right-of-use asset at the asset or asset group level. If impairment indicators exist, a recoverability test is performed to determine whether an impairment loss exists. In accordance with the transition guidance for the new standard the Company is required to determine if an impairment loss exists immediately prior to the date of adoption. The Company does not believe any impairment indicators exist as it relates to our operating leases. In June 2020, the FASB issued ASU 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842) – Effective Dates for Certain Entities (“ASU 2020-05”), which defers the effective date of ASU 2016-02 for private entities to fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company adopted the new standard on January 1, 2022, in accordance with adoption dates provided by FASB applicable to us under our emerging growth company status.
3.    PROPERTY HELD FOR LEASE, NET
Property held for lease, net consists of the following:

	December 31,
	2021	2020
Property held for lease	$220,259	$213,838
Less: accumulated depreciation	(158,507)	(147,101)
Property held for lease, net	$61,752	$66,737
Net book value of property buyouts for the years ended December 31, 2021, 2020 and 2019 were $45,589, $31,140 and $11,737, respectively.
Total impairment charges related to property held for lease, net for the years ended December 31, 2021, 2020 and 2019 were $14,566, $17,064 and $9,979, respectively.
Total depreciation expense related to property held for lease, net for the years ended December 31, 2021, 2020 and 2019 were $143,671, $111,364 and $47,019, respectively.
Depreciation expense, net book value of property buyouts and impairment charges are included within cost of revenue in the consolidated statement of operations and comprehensive income (loss).
All property held for lease, net is on-lease as of December 31, 2021 and 2020.
4.    PROPERTY AND EQUIPMENT, NET
Property and equipment, net consists of the following:

	December 31,
	2021	2020
Computer, office and other equipment	$659	$407
Computer software	80	80
Furniture and fixtures	100	64
Leasehold improvements	238	142
	1,077	693
Less: accumulated depreciation	(501)	(363)
Property and equipment, net	$576	$330
Total depreciation expense related to property and equipment, net was $138, $83 and $59 for the years ended December 31, 2021, 2020 and 2019, respectively. The Company has not acquired any property and equipment under capital leases.

5.    CAPITALIZED SOFTWARE AND INTANGIBLE ASSETS, NET
Capitalized software and intangible assets, net consist of the following:

	December 31,
	2021	2020
Capitalized software	$1,254	$202
Domain name	16	16
	1,270	218
Less: accumulated amortization	(214)	(30)
Capitalized software and intangible assets, net	$1,056	$188
The following table summarizes estimated future amortization expense of capitalized software and intangible assets, net for the years ending December 31:

2022	$222
2023	347
2024	347
2025	114
Thereafter	—
$1,030
As of December 31, 2021, $10 of capitalized software was not yet placed into service, respectively.
6.    OTHER ACCRUED LIABILITIES
Accrued liabilities consist of the following:

	December 31,
	2021	2020
Bonus accrual	$1,807	$600
Sales tax payable	5,445	5,065
Unfunded lease payable	2,697	5,045
Interest payable	91	66
Other accrued liabilities	1,919	2,191
Total accrued liabilities	$11,959	$12,967
7.    REVOLVING LINE OF CREDIT
During 2019, the Company refinanced its revolving line of credit ("RLOC"), which resulted in an initial commitment amount of $50,000, with the lender having the right to increase to a maximum of $150,000 commitment over time. The RLOC is subject to certain covenants and originally had an 85% advance rate on eligible accounts receivable, which was increased to 90% in March 2020. At December 31, 2021, the total outstanding principal was $61,958 less issuance costs of $720, netting to a total of $61,238. At December 31, 2020, the total outstanding principal was $75,393 less issuance costs of $1,077, netting to a total of $74,316. The issuance costs are amortized over the life of the facility through interest expense. The annual interest rate on the principal was the LIBOR plus 11% per annum through July 2020. Beginning in August 2020, the interest rate stepped down to LIBOR plus 7.5% per annum. There is a 2% floor on the LIBOR. On September 28, 2020, the lenders increased the maximum commitment to a total of $125,000. On December 4, 2020, the Company entered into the ninth amendment to the RLOC. This amendment provided the lenders with the right to increase the revolving commitment amount from $125,000 to $250,000. This right has not yet been exercised by the lenders as of the date of these consolidated financial statements.

This facility is also subject to certain debt covenants as set forth in the loan agreement, which consists of maintaining lease performance metrics, financial ratios related to operating results, and lease delinquency ratios and is secured by all assets of the Company. The outstanding line of credit, including unpaid principal and interest, is due December 4, 2023 unless there is an earlier event of default such as bankruptcy, default on interest payments, or a change of control (excluding an acquisition by a special purpose acquisition company ("SPAC")), at which point the facility may become due earlier.
During the year ended December 31, 2021, the RLOC was amended to, among other things: (1) amend the trailing twelve month ("TTM") Adjusted EBITDA (as defined in the credit agreement) financial covenant (2) increase the minimum liquidity covenant to $50,000; (3) amend the definition of “Liquidity” to include Cash Equivalents (as defined in the credit agreement): and (4) amend the Total Advance Rate (as defined in the credit agreement) financial covenant No modifications were made to applicable funding costs or the maturity date of the RLOC.
As of December 31, 2021 and 2020, the Company was in compliance with the covenants set forth in the above agreements.
8.    LONG TERM DEBT
The ninth amendment to the RLOC provided the Company with a senior secured term loan facility commitment of up to $50,000. The Company drew down the full $50,000 of this term loan on December 4, 2020. The interest rate on the term loan is one-month LIBOR plus 8% per annum, and there is a 1% floor on the LIBOR Rate. An additional 3% interest per annum will accrue to the principal balance as paid-in-kind (“PIK”) interest. The term loan maturity date is December 4, 2023.
A reconciliation of the outstanding principal to the carrying amount of long term debt is as follows:

	December 31,
	2021	2020
Outstanding principal	$50,000	$50,000
PIK	1,664	117
Debt discount	(11,003)	(13,704)
Total carrying amount	$40,661	$36,413
9.    STOCK-BASED COMPENSATION
The Company has two stock incentive plans, the Cognical Holdings, Inc. 2014 Stock Incentive Plan, (the “2014 Plan”) and the Katapult Holdings, Inc. 2021 Equity Incentive Plan, (the "2021 Plan").
2014 Plan
In accordance with the 2014 Plan, the board of directors may issue stock options to officers, employees, directors and consultants to purchase common stock. There were no stock options granted to non-employees during 2021. The 2014 Plan has specific vesting for each stock option grant allowing vesting of the options over one to four years depending upon grantee. As of December 31, 2021, no additional options are being granted under the 2014 Plan. No awards have been granted under the 2014 since October 2020.

Stock Options
A summary of the status of the stock options under the 2014 Plan as of December 31, 2021, and changes during the year then ended is presented below:

	Number of Options	Weighted- Average Exercise Price	Weighted-Average Remaining Contractual Term (In Years)	Aggregate Intrinsic Value
Balance - December 31, 2020	11,180,731	$0.27	8.22	82,013
Recapitalization impact	(609,509)
Balance - December 31, 2020	10,571,222	0.29	8.22	82,013
Granted	—	—
Exercised	(2,174,963)	0.31
Forfeited	(25,162)	0.46
Balance - December 31, 2021	8,371,097	$0.29	7.33	25,773
Exercisable - December 31, 2021	8,341,982	$0.29	7.33	25,731
Unvested - December 31, 2021	29,115	$2.32	8.35	42
The total intrinsic value of stock options exercised during the year ended December 31, 2021 and 2020 was $6,642 and $2,061, respectively.
As of December 31, 2021, total compensation cost not yet recognized related to unvested stock options was $32, which is expected to be recognized over a period of 1.77 years.
2021 Plan
On June 9, 2021, the Company's board of directors approved the 2021 Plan, which was concurrently approved by the Company's shareholders.
In accordance with the 2021 Plan, directors may issue restricted stock awards and stock options to officers, employees, directors and consultants to purchase common stock. The awards granted are subject to either service-based or performance-based vesting conditions.
Stock Options
A summary of the status of the stock options under the 2021 Plan as of December 31, 2021, and changes during the year then ended is presented below:

	Number of Options	Weighted- Average Exercise Price	Weighted-Average Remaining Contractual Term (In Years)	Aggregate Intrinsic Value
Balance - December 31, 2020	—	$—	—	$—
Granted - service conditions	1,039,810	10.45
Granted - performance conditions	693,206	10.45
Exercised	—	—
Forfeited	(1,386,413)	10.45
Balance - December 31, 2020	346,603	$10.45	9.50	$—
Exercisable - December 31, 2021	93,872	—	9.50	$—
Unvested - December 31, 2021	252,731	$10.45	9.50	$—

The grant-date fair value of stock options granted under the 2021 Plan during the year ended December 31, 2021 was $6.18.
As of December 31, 2021, total compensation cost not yet recognized related to unvested stock options was $1,539, which is expected to be recognized over a period of 2.88 years.
Stock-Based Compensation Expense—Stock-based compensation expense was $13,020, $351 and $315 for the years ended December 31, 2021, 2020 and 2019, respectively. Stock-based compensation expense is included in compensation costs.
Shares available for future issuance—At December 31, 2021, there are 6,470,397 shares available for issuance by the Company under the 2021 Plan.
Stock Options Valuation—The weighted-average assumptions used to estimate the fair value of stock options granted during the years ended December 31, 2021 and 2020 are as follows:

	Years Ended December 31,
	2021	2020
Exercise price	$10.45	$3.28
Risk-free interest rate	1.02%	0.11%
Expected term (in years)	5.78	3.00
Expected volatility	66.9%	60.0%
Expected dividend yield	0%	0%
Restricted stock Units
Restricted stock units ("RSU") are equity awards granted to employees that entitle the holder to shares of common stock when the awards vest. RSU's are measured based on the fair value of the Company's common stock on the date of grant.
A summary of the status of RSU's under the 2021 Plan as of December 31, 2021, and changes during the year then ended is presented below:

	Number of RSUs	Weighted Average Grant Date Fair Value
Outstanding - December 31, 2020	—	$—
Granted	2,170,426	6.10
Vested	—	—
Forfeited	(55,264)	6.24
Outstanding - December 31, 2021	2,115,162	$6.10
On August 26, 2020, the Company granted a total of 19,000,000 restricted shares of the Company’s common stock to certain employees (the “Award Shares”). The Award Shares vest only upon a Liquidation Event, which is defined as any liquidation, dissolution, or winding up of the Company, including a consolidation, stock exchange, or merger with another Company. The number of Award Shares that will be forfeited or will vest will depend upon the achieved liquidation price per share of common stock. Vesting of the Award Shares is contingent upon the recipient’s continuous employment with the Company through a Liquidation Event. The Liquidation Event represented a performance condition that was satisfied as a result of the Merger discussed in Note 1. The Award Shares have a grant date fair value of $3.28 per share which resulted in the recognition of $9,348 of stock-based compensation expense during the year ended December 31, 2021. Based on the liquidation price per share of common stock, 15% of the total Award Shares vested as a result of the Merger.

10.    STOCK WARRANTS
At December 31, 2020, warrants to purchase 722,260 shares of Legacy Katapult common stock issued in 2014 had vested to a former lender and investor and remained exercisable. Such warrants were exercisable at a price of $0.49 per share and were exercisable through June of 2024. The warrants did not convey any voting privileges or claims on dividends declared until they were exercised into common stock by the holder. These warrants were exercised on June 9, 2021 in connection with the Merger discussed in Note 1.
At December 31, 2020, warrants to purchase 1,084,618 shares of Legacy Katapult common stock issued in 2017 to a new investor remained exercisable. Such warrants were exercisable at a price of $1.7084 per share and exercisable through April of 2022. The warrants did not convey any voting privileges or claims on dividends declared until they were exercised into common stock by the holder. These warrants were exercised on June 9, 2021 in connection with the Merger discussed in Note 1.
At December 31, 2020, warrants to purchase 36,417 shares of Legacy Katapult common stock that were issued in 2018 to current investors were outstanding and remained exercisable. Such warrants were exercisable at a price of $0.01 per share and were exercisable through April 2023. The warrants did not convey any voting privileges or claims on dividends declared until they were exercised into common stock by the holder. These warrants were exercised on June 9, 2021 in connection with the Merger discussed in Note 1.
At December 31, 2020, warrants to purchase 3,637,536 shares of Legacy Katapult common stock that were issued in 2019 to current investors were outstanding and remained exercisable. Such warrants were exercisable at a price of $0.01 per share and were exercisable through April 2024. The warrants did not convey any voting privileges or claims on dividends declared until they were exercised into common stock by the holder. These warrants were exercised on June 9, 2021 in connection with the Merger discussed in Note 1.
The warrants to purchase the remaining 1,241,675 shares of Legacy Katapult common share were issued in conjunction with the $2,500 of additional convertible notes payable issued in 2019. Due to these warrants being issued in connection with the convertible notes, a beneficial conversion feature was recognized on the issuance date of the instruments. The balance related to this feature was extinguished upon the conversion of the related convertible notes. In accordance with ASC 470-20, a beneficial conversion feature exists if the conversion price is less than the fair value of the shares into which the instrument is convertible at the commitment date. In February and March 2019, when the $2,500 of additional convertible notes were issued, the preferred stock price at fair value was $1.7084. This was greater than the conversion prices of $1.6051 and $1.6068 for the February and March issuances, respectively. This difference multiplied by the number of shares issued was calculated at $151 and recorded as additional paid in capital. Both groups of warrants were exercisable through May 2024. The warrants did not convey any voting privileges or claims on dividends declared until they are exercised into common stock by the holder. These warrants were exercised on June 9, 2021 in connection with the Merger discussed in Note 1.
On December 4, 2020, the Company issued warrants to purchase 4,988,719 Series C-1 Convertible Preferred Shares in conjunction with the issuance of the $50,000 term loan ("Term Loan Warrant") discussed om Note 8. The Term Loan Warrant had an exercise price of $0.01 per share and became exercisable upon the earlier of June 30, 2021 or one minute prior to the occurrence of a liquidation event, which includes a SPAC transaction. The Term Loan Warrant will terminate upon the earlier of December 4, 2027, or immediately prior to the occurrence of a liquidation event, which includes a SPAC transaction. The warrant was carried at its fair value because there were certain put rights that may obligate the Company to repurchase the warrant in the future, based on events that are outside of the control of the Company. The warrant is presented within the Other liabilities line item of the balance sheet. The Term Loan Warrant is presented within the Other Liabilities line item of the balance sheet. As of December 31, 2020, there were 4,988,719 Term Loan Warrants outstanding. Pursuant to the warrant agreement, 1,496,616 warrants were exercised on June 9, 2021 in connection with the Merger discussed in Note 1, with the remaining warrants forfeited in accordance with the warrant agreement.
In connection with the Merger, the Company has 12,832,500 warrants to purchase one share of Katapult common stock outstanding with an exercise price of $11.50 per warrant as of December 31, 2021. These warrants are accounted for as liabilities and recorded at fair value each reporting period and included in Other Liabilities on the consolidated balance sheet. These warrants can be exercised up to five years after the Merger. Of these warrants, 12,500,000 (the “public warrants”) were originally issued in the initial public offering of FinServ (“IPO”) and 332,500 warrants (the “private warrants”) were originally issued in a private placement in connection with the IPO.
11.    INCOME TAXES
The Company recorded a federal income tax loss fully related to its U.S.-based jurisdictions for the years ended December 31, 2021, 2020 and 2019, and since it maintains a full valuation allowance on all of its deferred tax assets, the Company recorded no federal provision for income tax or benefit during the years ended December 31, 2021, 2020 and 2019. The provision for income taxes for the years ended December 31, 2021 and 2020 relates primarily to state income taxes.
A reconciliation of the Company's statutory income tax rate to the Company's effective income tax rate is as follows:

	Years Ended December 31,
	2021	2020	2019
Federal statutory rate	21.0%	21.0%	21.0%
Effect of:
State taxes, net of federal tax benefit	(6.3%)	4.2%	5.8%
Change in valuation allowance	22.9%	(21.7%)	(25.5%)
Loss on extinguishment	—%	—%	(1.5%)
Warrant remeasurement	(35.3%)	(0.1%)	(0.5%)
Transaction costs	(5.2%)	—%	—%
Nondeductible officer compensation	20.9%	—%	—%
Stock compensation	(17.3%)	(1.0%)	—%
Other, net	1.8%	(0.3%)	0.7%
Effective tax rate	2.5%	2.1%	0.0%
The components of deferred tax assets and liabilities are as follows:

	December 31,
	2021	2020
Deferred tax assets:
Accruals and reserves	$1,950	$1,274
Federal, state and local net operating loss carryforwards	28,780	25,523
Stock options	776	91
Total deferred tax asset before valuation allowance	31,506	26,888
Valuation allowance	(19,325)	(14,006)
Deferred tax asset - net of valuation allowance	12,181	12,882
Deferred tax (liabilities):
Depreciation & amortization	(12,181)	(12,882)
Total deferred tax liabilities	(12,181)	(12,882)
Net deferred tax asset (liability)	$—	$—
As of December 31, 2021 and 2020, the Company had a U.S. federal net operating loss carryforward of $119.2 million and $113.7 million. As of December 31, 2021 and 2020, the Company has state net operating loss ("NOL") carryforwards of $71.9 million and $29.1 million. Of the $119.2 million of Federal NOL carryforwards, $35.7 million begins to expire in 2032 and $83.5 million may be carried forward indefinitely. The state net operating loss carryforwards begin to expire in 2023.

Future realization of the tax benefits of existing temporary differences and net operating loss carryforwards ultimately depends on the existence of sufficient taxable income within the carryforward period. As of December 31, 2021 and 2020, the Company performed an evaluation to determine whether a valuation allowance was needed. The Company considered all available evidence, both positive and negative, which included the results of operations for the current and preceding years. The Company determined that it was not possible to reasonably quantify future taxable income and determined that it is more likely than not that all of the deferred tax assets will not be realized. Accordingly, the Company maintained a full valuation allowance as of December 31, 2021 and 2020.
Under Internal Revenue Code Section 382, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change NOL carryforwards and other pre-change tax attributes to offset its post-change income may be limited. We have not completed a study to assess whether an “ownership change” has occurred or whether there have been multiple ownership changes since we became a “loss corporation” as defined in Section 382. Future changes in our stock ownership, which may be outside of our control, may trigger an “ownership change.” In addition, future equity offerings or acquisitions that have equity as a component of the purchase price could result in an “ownership change.” If an “ownership change” has occurred or does occur in the future, utilization of the NOL carryforwards or other tax attributes may be limited, which could potentially result in increased future tax liability to the Company.
The calculation of the Company's tax liabilities involves dealing with uncertainties in the application of complex tax laws and regulations for both federal taxes and the many states in which we operate or do business in. ASC 740 states that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, on the basis of the technical merits.
The Company records uncertain tax positions as liabilities in accordance with ASC 740 and adjust these liabilities when our judgment changes as a result of the evaluation of new information not previously available. Because of the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is materially different from the Company's current estimate of the unrecognized tax benefit liabilities. These differences will be reflected as increases or decreases to income tax expense in the period in which new information is available. As of December 31, 2021 and 2020 the Company has not recorded any uncertain tax positions in our financial statements.
The Company recognizes interest and penalties related to unrecognized tax benefits on the income tax expense line in the accompanying consolidated statement of operations. As of December 31, 2021 and 2020, no accrued interest or penalties are included on the related tax liability line in the consolidated balance sheet.
The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal and state jurisdictions, where applicable. There are currently no pending tax examinations. The Company's tax years are still open under statute from December 31, 2018, to the present. The resolution of tax matters is not expected to have a material effect on the Company's consolidated financial statements.
12.    REDEEMABLE CONVERTIBLE PREFERRED STOCK
During 2019, the Company converted all shares outstanding of Series A, Series A-1, Series A-2, Series B, Series B-1, and Series B-2 redeemable convertible preferred stock to shares of Series C redeemable convertible preferred stock (the "Series C Preferred Shares") by issuing on a 1:1 ratio 24,773,767 Series C Preferred Shares. Additionally, the Company issued 17,061,472 Series C Preferred Shares valued at $6,062 to execute the conversion feature of the outstanding convertible notes. Lastly, the Company raised additional equity of $9,506 by issuing 26,754,674 of Series C Preferred Shares.
Upon issuance of the Series C Preferred Shares, the Company determined that the down round financing triggered a contingent beneficial conversion feature for certain previously issued share classes. In accordance with ASC 470, the Company recorded the beneficial conversion feature as an increase to additional paid-in-capital. Given that the preferred shares were readily convertible at the discretion of the investors, the Company immediately amortized the beneficial conversion feature through accumulated deficit.

Redeemable convertible preferred stock as of December 31, 2020 consist of the following:

	December 31, 2020
	Preferred Shares Authorized	Preferred Shares Issued and Outstanding	Average Issuance Price Per Share	Liquidation Preference	Carrying Value
Series C	95,415,981	68,589,913	$0.753892	$51,709	$49,894
The holders of redeemable convertible preferred stock had various rights and preferences as follows:
Voting – Each Series C Preferred share entitled the holder to the number of votes equal to the number of whole shares of common stock into which each share is convertible at the time of the vote.
The holders of record of the Series C Preferred Shares, voting as a separate class, were entitled to elect three (3) members of the Company’s board of directors. The holders of record of Series C Preferred Shares, voting as a separate class, were entitled to elect two (2) members of the Company’s board of directors.
Dividends – The holders of Series C Preferred Shares, in preference to the holders of Legacy Katapult common stock, were entitled to receive, as and if declared by the Board of Directors, but only out of funds that were legally available therefore, non-cumulative cash dividends at the rate of 8% of the original issue price of each outstanding share of Series C Preferred Shares.
Liquidation Preference – In the event of any liquidation, dissolution, or winding-up of the Company, the holders of Series C Preferred Shares were entitled to receive, ratably, prior and in preference to any distribution of the assets or funds of the Company to the holders of common stock, an amount equal to the original issuance price per share plus any accrued and unpaid dividends. If the Company has insufficient assets to permit payment of the Liquidation Preference in full to the holders of the Series C Preferred Shares, then the assets of the Company shall be distributed ratably to the Series C Preferred Shares in proportion to the Liquidation Preference that such holders would otherwise be entitled to receive.
After payment of the Liquidation Preference to the holders of Series C Preferred Shares, the remaining assets of the Company would be distributed ratably to the holders of common stock.
Redemption – The Series C Preferred Shares did not contain any mandatory redemption provisions. In accordance with ASC Topic 480-10-S99-3A, SEC Staff Announcement: Classification and Measurement of Redeemable Securities, preferred stock issued with redemption provisions that are outside of the control of the Company or that contain certain redemption rights in a deemed liquidation event is required to be classified as temporary equity in the mezzanine section of the balance sheets. The Series C Preferred Shares were redeemable upon the occurrence of a deemed liquidation event, which is outside of the control of the Company. Therefore, these shares were classified as temporary equity at December 31, 2020, before accounting for the effects of the Merger.
Conversion – Each share of Series C Preferred Shares was convertible at the option of the holder, at any time after the date of issuance of each share, into shares of common stock as is determined by dividing the original purchase price of preferred stock by the conversion price in effect at the time of conversion. As of December 31, 2020, the 68,589,913 shares of Series C preferred stock were convertible into 69,389,530 shares of Common stock. In connection with the Merger discussed in Note 1, all convertible redeemable preferred stock was converted to Katapult common stock.

13.    NET INCOME (LOSS) PER SHARE
The following table sets forth the computation of net income (loss) per common share:

	Year ended December 31,
	2021	2020	2019
Net income (loss) per share
Numerator
Net Income (loss)	$21,206	$22,531	$(18,792)

Denominator
Denominator for basic net income (loss) per weighted average common shares	68,502,092	30,855,778	25,663,488
Effect of dilutive securities
Warrants	2,805,302	—	—
Unvested RSUs	265,692	—	—
Common stock warrants	—	5,004,062	—
Convertible preferred warrants	—	368,020	—
Stock options	9,000,132	10,720,585	—
Denominator for diluted net income (loss) per weighted average common shares	80,573,218	46,948,445	25,663,488

Net income (loss) per common share
Basic	$0.31	$0.73	$(0.73)
Diluted	$0.26	$0.48	$(0.73)
The Company’s potentially dilutive securities, which include unvested RSUs, stock options to purchase common stock and warrants to purchase common stock, have been excluded from the computation of diluted net income (loss) per share for certain periods, as the effect would be antidilutive. Therefore, the weighted-average number of common shares outstanding used to calculate both basic and diluted net income (loss) per share is the same in periods of a net loss. The Company excluded the following potential common shares, presented based on amounts outstanding at each period end, from the computation of diluted net income (loss) per share for the periods indicated because including them would have had an anti-dilutive effect:

	Year Ended December 31,
	2021	2020	2019
Public warrants	12,500,000	—	—
Private warrants	332,500	—	—
Options to purchase common stock	346,603	—	11,982,429
Unvested restricted stock units	—	19,000,000	—
Warrants to purchase common stock	—	—	5,654,584
Total common stock equivalents	13,179,103	19,000,000	17,637,013
Warrants and options to purchase common stock that were outstanding during the year ended December 31, 2021 were not included in the computation of diluted EPS because the warrants exercise price was greater than the average market price of the common stock. Unvested restricted stock units that were outstanding during the year ended December 31, 2020 were not included in the computation of diluted EPS because the Merger had not occurred as of the reporting date. Options and warrants to purchase common stock outstanding during the year ended December 31, 2019 were not included in the computation of diluted EPS as there were no earnings attributable to common stock.

14.    COMMITMENTS AND CONTINGENCIES
Leases—The Company leases office space in Plano, TX and New York, NY under operating leases with non-cancelable lease terms that end in August 2023 and June 2025, respectively. These amounts are included in general and administrative expenses. The following is a schedule of future minimum lease payments required under the non-cancelable leases as of December 31, 2021:

Years Ending December 31,
2022	$511
2023	407
2024	334
2025	170
Thereafter	—
Total future minimum lease payments	$1,422
Rent expense for operating leases for the years ended December 31, 2021, 2020 and 2019 were $654, $709, $779 respectively.
Litigation risk— From time to time, the Company may become involved in various legal actions arising in the ordinary course of business. Management is of the opinion that the ultimate liability, if any, from these actions will not have a material effect on its financial condition or results of operations. The Company is not currently aware of any indemnification or other claims, except as discussed below and has not accrued any liabilities related to such obligations in the consolidated financial statements as of December 31, 2021 and 2020.
Except as set forth below, the Company and its subsidiaries are not a party to, and their properties are not the subject of, any material pending legal proceedings.
DCA Litigation
On April 9, 2021, Daiwa Corporate Advisory LLC (formerly known as DCS Advisory LLC) (“DCA”), a financial advisory firm, served the Company with a summons and a complaint filed in the Supreme Court of the State of New York, New York County, in a matter bearing the index number 652164/2021. The complaint relates to a March 22, 2018 letter agreement (the “Letter Agreement”) entered into by DCA and Legacy Katapult. Among other things, DCA alleges that the Letter Agreement confers upon DCA (i) a right to act as the “exclusive financial advisor” with respect to certain transactions defined in the Letter Agreement, (ii) a right to a “Placement Fee” and/or “mutually-agreed upon fees” in connection with such advisory roles, and (iii) a right to a $100 termination fee payable in certain circumstances by the Company in the event that the Company terminated the Letter Agreement. For its first cause of action, DCA alleges that the Company “breached the Letter Agreement by failing and/or refusing to extend to DCA the opportunity to exercise its right of first refusal in connection with” certain transactions and the PIPE Investment. DCA seeks “damages in an amount to be determined at trial” with respect to this first cause of action. For its second cause of action, DCA alleges that, assuming the Company properly terminated the Letter Agreement in April 2019 (which DCA disputes), the Company, Inc. “also breached the Letter Agreement by failing to pay DCA a termination fee when it terminated the Letter Agreement.” DCA seeks “damages in an amount to be determined at trial, but no less than $100” with respect to this second cause of action. With respect to both causes of action, DCA also seeks attorneys’ fees and costs pursuant to the Letter Agreement, an award of pre- and- post -judgment interest, and such other and further relief as the Court deems just and proper.
On May 24, 2021, the Company filed its answer to the complaint and also asserted counterclaims against DCA for breach of contract and for breach of the duty of good faith and fair dealing. In connection with its counterclaims, the Company is seeking damages in the amount of approximately $10,600 as well as attorneys’ fees and costs. The Company disputes the allegations in DCA’s complaint and intends to vigorously defend against the claims.
On July 29, 2021, the court entered a Preliminary Conference Order, which was subsequently amended on September 13, 2021 and October 25, 2021. The Amended Scheduling Order dated October 25, 2021 provides that:

the parties must complete fact discovery on or before May 13, 2022; they must serve any expert disclosures by June 10, 2022; they must complete all discovery no later than June 24, 2022; and any motions for summary judgment must be filed by July 29, 2022. The parties are currently engaged in discovery.
The Company has not recorded any loss or gain contingencies associated with this matter as it is not probable or reasonably estimable at December 31, 2021.
Shareholder Litigation
On August 27, 2021, a putative class action lawsuit was filed in the U.S. District Court for the Southern District of New York against Katapult Holdings, Inc., two officers of FinServ, one of whom is a current Company director, and two officers of Legacy Katapult, both of whom are current Company officers. The lawsuit is captioned McIntosh v. Katapult Holdings, Inc., et al. The complaint alleges violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and seeks an unspecified amount of damages on behalf of persons and entities that purchased or otherwise acquired Katapult securities between December 18, 2020 and August 10, 2021, inclusive (the “Putative Class”). The complaint alleges that defendants misled the Putative Class by failing to disclose that the Company was experiencing declining e-commerce retail sales and consumer spending, lacked visibility into its consumers’ future buying behavior, and had no reasonable basis for positive statements about its business, operations, and prospects. On October 26, 2021, seven investors filed motions to be appointed lead plaintiff of the Putative Class. The Company and the other defendants intend to vigorously defend against the claims in this action.
The Company has not recorded any loss or gain contingencies associated with this matter as it is not probable or reasonably estimable at December 31, 2021.
15.    RELATED-PARTY TRANSACTIONS
Certain debt facilities of the Company were with related parties. No interest was paid to related parties during the year ended December 31, 2021. Total interest paid to related parties was $4,381 and $4,782 for the years ended December 31, 2020 and 2019, respectively.
16.    FAIR VALUE MEASUREMENTS
The Company’s financial instruments consist of its warrant liability, revolving line of credit, and long-term debt.
The estimated fair value of the Company’s revolving line of credit, and long-term debt were as follows:

	December 31, 2021			December 31, 2020
	Principal amount	Carrying amount	Fair value	Principal amount	Carrying amount	Fair value
Revolving line of credit	$61,958	$61,238	$70,688	$75,393	$74,316	$83,014
Long term debt	51,664	40,661	58,143	50,117	36,413	55,378
	$113,622	$101,899	$128,831	$125,510	$110,729	$138,392
The estimated fair values of the Company’s revolving line of credit, and long-term debt were determined using Level 2 inputs based on an estimated credit rating for the Company and the trading value of debt for similar debt instruments with similar credit ratings.

There were no assets measured at fair value on a recurring basis as of December 31, 2021 and 2020, respectively. Liabilities measured at fair value on a recurring basis as of December 31, 2021 and 2020 were as follows:

	December 31, 2021
	Total	Level 1	Level 2	Level 3
Liabilities:
Warrant Liability - Public & Private Warrants	$7,341	$7,125	$—	$216
Total Other Liabilities	$7,341	$7,125	$—	$216

	December 31, 2020
	Total	Level 1	Level 2	Level 3
Liabilities:
Term Loan Warrant	$12,744	$—	$—	$12,744
Total Other Liabilities	$12,744	$—	$—	$12,744
Term Loan Warrants
Term Loan Warrants classified as Level 3 liabilities are valued using the probability weighted average of their value if a special purpose acquisition company (“SPAC”) transaction occurs and their value if a SPAC transaction does not occur. The value under the SPAC transaction scenario utilized the current value method, which estimates the total equity value of the Company. The value under the no-SPAC scenario was calculated using the Black-Scholes model.
During the year ended December 31, 2021, there were no transfers between Level 1 and Level 2, nor into and out of Level 3.
The following table summarizes the activity for the Company’s Level 3 liabilities measured at fair value on a recurring basis:

	Term Loan Warrant	Warrant Liability
Balance as of December 31, 2020	$12,744	$—
Exercised	(13,102)	—
Assumed from Merger	—	44,272
Changes in fair value	358	(36,931)
Balance as of December 31, 2021	$—	$7,341
17.    SUBSEQUENT EVENTS
The Company evaluated subsequent events from December 31, 2021, the date of these consolidated financial statements, through March 15, 2022, which represents the date the consolidated financial statements were issued, for events requiring adjustment to or disclosure in these consolidated financial statements. Except as discussed below, there are no events that require adjustment to or disclosure in these consolidated financial statements.
Credit Facility Amendment
On March 14, 2022, the Company entered into the Thirteenth Amendment to the credit agreement, which amended and restated Section 6.19(c) Total Advance Rate. This section provides that the Total Advance Rate shall not exceed (i) from the period on or after October 1, 2021 to and including December 31, 2022, 140%, (ii) from January 1, 2023 to and including December 31, 2023, 130%, and (iii) at all times thereafter, 120%. The borrower may cure such Total Advance Rate by depositing funds into a reserve bank account in an amount necessary to reduce the Total Advance Rate to the maximum permitted rate for such period. The Thirteenth Amendment increases the ability of the borrower to exercise this cure from two (2) to five (5) times.

PART II
Information Not Required in Prospectus
Item 13. Other Expenses of Issuance and Distribution.
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee	$81,147
Legal fees and expenses	250,000
Accounting fees and expenses	50,000
Miscellaneous	25,000
Total	$406,147
__________________
*These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.
We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders, however, will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities. All amounts are estimates except the SEC registration fee and the FINRA filing fee.
Item 14. Indemnification of Directors and Officers.
Our Amended and Restated Charter provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the DGCL. Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.
Section 145. Indemnification of officers, directors, employees and agents; insurance.
(a)A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
(b)A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
(c)To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
(d)Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
(e)Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
(f)The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.
(g)A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
(h)For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
(i)For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
(j)The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
(k)The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation, provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our amended and restated certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.
If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.
Our amended and restated certificate of incorporation provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding.
Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.
The right to indemnification which is conferred by our amended and restated certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated certificate of incorporation or otherwise.
The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
Any repeal or amendment of provisions of our amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated certificate of incorporation also permits us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated certificate of incorporation.
Our bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those which will be set forth in our amended and restated certificate of incorporation. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
We have entered into indemnification agreements with each of our officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Item 15. Recent Sales of Unregistered Securities.
Simultaneously with the closing of the initial public offering of FinServ, pursuant to the unit subscription agreement, between FinServ and FinServ Holdings LLC, FinServ completed the private sale of an aggregate of

665,500 units (the “Private Placement Units”) to the Sponsor at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds to the Company of $6,650,000. The Private Placement Units (and the underlying securities) consisted of one share of Class A common stock of FinServ, par value $0.0001 per share (“FinServ Class A Common Stock”), and one-half of one redeemable warrant to purchase FinServ Class A Common Stock.
On June 9, 2021, a number of purchasers (each, a “Subscriber”) purchased from the Company an aggregate of 15,000,000 shares of FinServ Class A common stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $150,000,000, pursuant to separate subscription agreements entered into effective as of December 18, 2020 (each a “Subscription Agreement”). Pursuant to the Subscription Agreements, the Company gave certain registration rights to the Subscribers with respect to the PIPE Shares. The sale of the PIPE Shares was consummated concurrently with the Closing.
None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. Unless otherwise stated, the sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder) as transactions by an issuer not involving any public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were placed upon the stock certificates issued in these transactions.
Item 16. Exhibits.

Exhibit No.	Description
2.1†
Agreement and Plan of Merger, dated as of December 18, 2020, by and among FinServ Acquisition Corp., a Delaware corporation, Keys Merger Sub 1, Inc., a Delaware corporation, Keys Merger Sub 2, LLC, a Delaware limited liability company, Katapult Holdings, Inc., a Delaware corporation, and Orlando Zayas, in his capacity as the representative of all Pre-Closing Holders (incorporated by reference to Exhibit 2.1 of the Company’s Registration Statement on Form 8-K, filed with the SEC on December 21, 2020).

3.1
Second Amended and Restated Certificate of Incorporation of the Company, dated June 9, 2021 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on June 15, 2021).

3.2	Amended and Restated By-Laws of the Company, dated June 9, 2021 (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed with the SEC on June 15, 2021).
4.1	Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the SEC on June 15, 2021).
4.2	Form of Warrant Certificate of the Company (incorporated by reference to Exhibit 4.2 of the Company’s Form 8-K, filed with the SEC on June 15, 2021).
4.3
Warrant Agreement, dated October 31, 2019, by and between FinServ Acquisition Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K of FinServ Acquisition Corp. filed on November 6, 2019).

5.1	Opinion of DLA Piper LLP (US) (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-1 (File No. 333-257583) filed with the SEC on June 30, 2021).
10.1
Amended and Restated Registration Rights Agreement, dated June 9, 2021, by and among the Company and certain stockholders of the Company (incorporated by reference to Exhibit 4.4 of the Company’s Form 8-K, filed with the SEC on June 15, 2021).

10.2
Form of Subscription Agreement, dated as of December 18, 2020, by and between the Company and the Subscriber party thereto (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K, filed with the SEC on December 21, 2020).

10.3
Form of Support Agreement, dated as of December 18, 2020, by and between the Company and the stockholder party thereto (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K, filed with the SEC on December 21, 2020).

10.4
Sponsor Agreement, dated as of December 18, 2020, by and among FinServ Holdings LLC, FinServ Acquisition Corp. and Legacy Katapult (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K, filed with the SEC on December 21, 2020).

Exhibit No.	Description
10.5†
Provider Agreement, dated November 24, 2020, by and between Wayfair LLC and Katapult Group, Inc. (incorporated by reference to Exhibit 10.11 to Amendment No. 2 to the Registration Statement on Form S-4 of FinServ Acquisition Corp. filed with the SEC on May 5, 2021).

10.6#
Amended and Restated Executive Employment Agreement, dated May 4, 2021, by and between Katapult Holdings, Inc. and Orlando Zayas (incorporated by reference to Exhibit 10.12 to Amendment No. 2 to the Registration Statement on Form S-4 of FinServ Acquisition Corp. filed with the SEC on May 5, 2021).

10.7#
Amended and Restated Executive Employment Agreement, dated May 4, 2021, by and between Katapult Holdings, Inc. and Karissa Cupito (incorporated by reference to Exhibit 10.13 to Amendment No. 2 to the Registration Statement on Form S-4 of FinServ Acquisition Corp. filed with the SEC on May 5, 2021).

10.8#
Amended and Restated Executive Employment Agreement, dated May 4, 2021, by and between Katapult Holdings, Inc. and Derek Medlin (incorporated by reference to Exhibit 10.14 to Amendment No. 2 to the Registration Statement on Form S-4 of FinServ Acquisition Corp. filed with the SEC on May 5, 2021).

10.9#
Amended and Restated Employment Agreement, by and between the Company and Chandra Chopra dated as of September 3, 2021 (incorporated by reference to Exhibit 10.7 to Annual Report on Form 10-K of Katapult Holdings, Inc. filed with the SEC on March 15, 2022).

10.10#
Amended and Restated Employment Agreement, by and between the Company and Fangqui Sun dated as of September 3, 2021 (incorporated by reference to Exhibit 10.8 to Annual Report on Form 10-K of Katapult Holdings, Inc. filed with the SEC on March 15, 2022).

10.11#
Amended and Restated Employment Agreement, by and between the Company and Tahmineh Maloney dated as of September 13, 2021 (incorporated by reference to Exhibit 10.9 to Annual Report on Form 10-K of Katapult Holdings, Inc. filed with the SEC on March 15, 2022).

10.12#	Form of Indemnification Agreement by and between the Company and its directors and officers (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed with the SEC on June 15, 2021).
10.13#	Katapult Holdings, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 filed with the SEC on August 16, 2021).
10.14#
Forms of Stock Option Grant Notice and Stock Option Agreement under the Katapult Holdings, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 99.2 to the Registration Statement on Form S-8 filed with the SEC on August 16, 2021).

10.15#	Cognical, Inc. 2014 Stock Incentive Plan (incorporated by reference to Exhibit 99.3 to the Registration Statement on Form S-8 filed with the SEC on August 16, 2021).
10.16#
Forms of Stock Option Grant Notice and Stock Option Agreement under 2014 Stock Incentive Plan (incorporated by reference to Exhibit 99.4 to the Registration Statement on Form S-8 filed with the SEC on August 16, 2021).

10.17#
Form of Executive Officer Restricted Stock Unit Grant Notice and Unit Award Agreement under the Katapult Holdings, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.13 to Annual Report on Form 10-K of Katapult Holdings, Inc. filed with the SEC on March 15, 2022).

10.18#
Form of Non-Employee Director Restricted Stock Unit Grant Notice (Initial Award) under the Katapult Holdings, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.14 to Annual Report on Form 10-K of Katapult Holdings, Inc. filed with the SEC on March 15, 2022).

10.19#
Form of Non-Employee Director Restricted Stock Unit Grant Notice (Annual Award) under the Katapult Holdings, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.15 to Annual Report on Form 10-K of Katapult Holdings, Inc. filed with the SEC on March 15, 2022).

10.20#
Form of Non-Employee Director Restricted Stock Unit Award Agreement under the Katapult Holdings, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.16 to Annual Report on Form 10-K of Katapult Holdings, Inc. filed with the SEC on March 15, 2022).

10.21#	Non-Employee Director Compensation Policy (incorporated by reference to Exhibit 10.19 to Annual Report on Form 10-K of Katapult Holdings, Inc. filed with the SEC on March 15, 2022).
10.22#**	Deferred Compensation Plan for Non-Employee Directors.
10.23
Loan and Security Agreement, dated as of May 14, 2019, by and among Katapult SPV-1 LLC, Cognical, Inc., Midtown Madison Management LLC and the lenders party thereto (incorporated by reference to Exhibit 10.20 to Annual Report on Form 10-K of Katapult Holdings, Inc. filed with the SEC on March 15, 2022).

Exhibit No.	Description
10.24
First Amendment to Loan and Security Agreement, dated as of June 14, 2019, by and among Katapult SPV-1 LLC, Cognical, Inc., Midtown Madison Management LLC and the lenders party thereto (incorporated by reference to Exhibit 10.21 to Annual Report on Form 10-K of Katapult Holdings, Inc. filed with the SEC on March 15, 2022).

10.25
Second Amendment to Loan and Security Agreement, dated as of November 8, 2019, by and among Katapult SPV-1 LLC, Cognical, Inc., and Midtown Madison Management LLC and the lenders party thereto (incorporated by reference to Exhibit 10.22 to Annual Report on Form 10-K of Katapult Holdings, Inc. filed with the SEC on March 15, 2022).

10.26
Third Amendment to Loan and Security Agreement, dated as of November 20, 2019, by and among Katapult SPV-1 LLC, Cognical, Inc., Midtown Madison Management LLC and the lenders party thereto (incorporated by reference to Exhibit 10.23 to Annual Report on Form 10-K of Katapult Holdings, Inc. filed with the SEC on March 15, 2022).

10.27
Fourth Amendment to Loan and Security Agreement, dated as of December 16, 2019, by and among Katapult SPV-1 LLC, Cognical, Inc., Midtown Madison Management LLC and the lenders party thereto (incorporated by reference to Exhibit 10.24 to Annual Report on Form 10-K of Katapult Holdings, Inc. filed with the SEC on March 15, 2022).

10.28
Fifth Amendment to Loan and Security Agreement, dated as of March 31, 2020, by and among Katapult SPV-1 LLC, Katapult Group, Inc., Midtown Madison Management LLC and the lenders party thereto (incorporated by reference to Exhibit 10.25 to Annual Report on Form 10-K of Katapult Holdings, Inc. filed with the SEC on March 15, 2022).

10.29
Sixth Amendment to Loan and Security Agreement, dated April 29, 2020, by and among Katapult SPV-1 LLC, Katapult Group, Inc., Midtown Madison Management LLC and the lenders party thereto (incorporated by reference to Exhibit 10.26 to Annual Report on Form 10-K of Katapult Holdings, Inc. filed with the SEC on March 15, 2022).

10.30
Seventh Amendment to Loan and Security Agreement, dated as of May 6, 2020, by and among Katapult SPV-1 LLC, Katapult Group, Inc., Midtown Madison Management LLC and the lenders party thereto (incorporated by reference to Exhibit 10.27 to Annual Report on Form 10-K of Katapult Holdings, Inc. filed with the SEC on March 15, 2022).

10.31
Eighth Amendment to Loan and Security Agreement, dated as of September 28, 2020, by and among Katapult SPV-1 LLC, Katapult Group, Inc., Midtown Madison Management LLC and the lenders party thereto (incorporated by reference to Exhibit 10.28 to Annual Report on Form 10-K of Katapult Holdings, Inc. filed with the SEC on March 15, 2022).

10.32
Ninth Amendment and Joinder to Loan and Security Agreement and Consent, dated as of December 4, 2020, by and among Katapult SPV-1 LLC, Katapult Group, Inc., Katapult Holdings, Inc., Midtown Madison Management LLC and the lenders party thereto (incorporated by reference to Exhibit 10.9 to Amendment No. 1 to the Registration Statement on Form S-4 of FinServ Acquisition Corp filed with the SEC on April 2, 2021).

10.33
Tenth Amendment and Joinder to Loan and Security Agreement and Consent, dated as of January 13, 2021, by and among Katapult SPV-1 LLC, Katapult Group, Inc., Katapult Holdings, Inc., Midtown Madison Management LLC and the lenders party thereto (incorporated by reference to Exhibit 10.10 to Amendment No. 1 to the Registration Statement on Form S-4 of FinServ Acquisition Corp. filed with the SEC on April 2, 2021).

10.34
Eleventh Amendment and Joinder to Loan and Security Agreement and Consent, dated as of July 1, 2021, by and among Katapult SPV-1 LLC, Katapult Group, Inc., Katapult Holdings, Inc., Midtown Madison Management LLC and the lenders party thereto.

10.35
Twelfth Amendment to Loan and Security Agreement, dated as of December 15, 2021, by and among Katapult SPV-1 LLC, Katapult Group, Inc., Katapult Holdings, Inc., Midtown Madison Management LLC and the lenders party thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Katapult Holdings, Inc. filed with the SEC on December 17, 2021).

10.36
Thirteenth Amendment to Loan and Security Agreement, dated as of March 14, 2022, by and among Katapult SPV-1 LLC, Katapult Group, Inc., Katapult Holdings, Inc., Midtown Madison Management LLC and the lenders party thereto (incorporated by reference to Exhibit 10.33 to Annual Report on Form 10-K of Katapult Holdings, Inc. filed with the SEC on March 15, 2022).

10.37
Pledge Agreement, dated as of May 14, 2019, by and between Cognical, Inc. and Midtown Madison Management LLC.Pledge Agreement, dated as of May 14, 2019, by and between Cognical, Inc. and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.34 to Annual Report on Form 10-K of Katapult Holdings, Inc. filed with the SEC on March 15, 2022).

Exhibit No.	Description
10.38
Indemnity Guaranty, dated as of May 14, 2019, by and among Cognical, Inc., Cognical Holdings, Inc. and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.35 to Annual Report on Form 10-K of Katapult Holdings, Inc. filed with the SEC on March 15, 2022).

10.39
Corporate Guaranty and Security Agreement, dated as of December 4, 2020, by and among Katapult Group, Inc., Katapult Holdings, Inc. and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.36 to Annual Report on Form 10-K of Katapult Holdings, Inc. filed with the SEC on March 15, 2022).

21.1	Subsidiaries of Registrant (incorporated herein by reference to Exhibit 21.1 to the Registration Statement on Form S-1 of Katapult Holdings, Inc. filed with the SEC on June 30, 2021).
23.1**	Consent of Deloitte & Touche LLP.
23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibit 101).
__________________
**     Filed herewith.
#       Indicates management contract or compensatory plan or arrangement.
†Certain of the exhibits and schedules to these exhibits have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.
Item 17. Undertakings.
The undersigned registrant hereby undertakes:
A.To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
B.That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
E.That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
F.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on April 6, 2022.

KATAPULT HOLDINGS, INC.

By:	/s/ Orlando Zayas
Orlando Zayas
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Orlando Zayas	Chief Executive Officer and Director (Principal Executive Officer)	April 6, 2022
Orlando Zayas

/s/ Karissa Cupito	Chief Financial Officer (Principal Financial Officer)	April 6, 2022
Karissa Cupito

/s/ Christopher Towers	Chief Accounting Officer (Principal Accounting Officer)	April 6, 2022
Christopher Towers

/s/ Bruce Taragin	Director	April 6, 2022
Bruce Taragin

/s/ Chris Masto	Director	April 6, 2022
Chris Masto

/s/ Lee Einbinder	Director	April 6, 2022
Lee Einbinder

/s/ Brian Hirsch	Director	April 6, 2022
Brian Hirsch

/s/ Don Gayhardt	Director	April 6, 2022
Don Gayhardt

/s/ Joyce Phillips	Director	April 6, 2022
Joyce Phillips

/s/ Jane J. Thompson	Director	April 6, 2022
Jane J. Thompson